Exhibit 10.35

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “XXX” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

AMENDMENT NUMBER 4

TO THE NSS-8 SPACECRAFT AND ASSOCIATED EQUIPMENT AND SERVICES

CONTRACT (NSS-20-03-01)

BETWEEN

NEW SKIES SATELLITES B.V.

and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

This Amendment Number 4 to the NSS-8 Spacecraft and Associated Equipment and Services Contract Number NSS-20-03-01 dated and signed on 21 March 2001, as amended by Amendment Number 1 dated 15 January 2002, by Amendment Number 2 dated 12 February 2003, by Amendment Number 3 dated 6 May 2003 and by a letter agreement dated 21 January 2004 (as so amended, hereinafter referred to as the “Original Contract”) is made on this 22nd day of February, 2005 by and between:

NEW SKIES SATELLITES B.V. (successor to New Skies Satellites N.V.), a Dutch corporation, with its principal place of business located at Rooseveltplantsoen #4, 2517KR The Hague, The Netherlands (hereinafter referred to as “NSS”); and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC., a Delaware corporation, with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A. (hereinafter referred to as “Contractor”).

WHEREAS:  NSS and Contractor have previously entered into the Original Contract for provision of the NSS-8 communications satellite and other items, and

WHEREAS:  NSS and Contractor entered into a Binding Memorandum of Understanding dated 21 January 2005 (“MOU”) to modify certain additional Original Contract Articles and Original Contract Exhibits, and

WHEREAS:  NSS and Contractor have agreed to substitute for the Original Contract the attached Composite Compiled Satellite Contract incorporating therein all previous amendments as well as the terms of the MOU,

NOW THEREFORE, in consideration of the agreement between the Parties, the Parties agree as follows:

1.              The Original Contract is amended, replaced and superseded in its entirety by the Composite Compiled Satellite Contract attached hereto and the Exhibits to the Original Contract are hereby amended as follows:

•         Exhibit A, Spacecraft Performance Specifications:  No Change

•         Exhibit B, Statement of Work:  Amended and attached hereto

•         Exhibit C, Product Assurance Plan:  No Change

•         Exhibit D, Test Plan:  Amended to include Annex 1, attached hereto

•         Exhibit E, Milestone Payment Plan:  Deleted and replaced in its entirety with a new Exhibit E, Escrow Agreement, dated February 22, 2005 and attached hereto

•         Exhibit F, Criteria for Conditional Acceptance:  Replaced in its entirety with the revised Exhibit F, Method of Adjustment to Total Price, dated February 2005 and attached hereto

•         Exhibit G, Export Laws Compliance Program:  No Change

•         Exhibit H, Maximum Termination Liability:  Deleted and replaced in its entirety with a new Exhibit H, Agreement of Non-Possessory Pledge of Assets, dated February 22, 2005 and attached hereto

•         Exhibit I, Reserved:  Deleted and replaced in its entirety with a new Exhibit I, Agreement of Undisclosed Pledge, dated February 22, 2005 and attached hereto

2

•         Exhibit J, Bill of Sale:  No Change

•         Exhibit K, Certificate of Performance:   Deleted

•         Exhibit L, Launch Services Special Terms:   No Change (except as may be made pursuant to Paragraph 3 below)

•         Exhibit M, XXX Spacecraft Baseline Specifications:  Deleted and replaced in its entirety with a new Exhibit M, Pending RDWs, dated February 22, 2005 and attached hereto

For clarity and continuity, the Contract pages have been marked “Amendment 4” and “February 2005” in the upper right hand corner.

                 2.              The Parties’ rights and obligations shall henceforth be governed by the Composite Compiled Satellite Contract.  The Parties’ performance under the terms of the Composite Compiled Satellite Contract shall fully satisfy and discharge their respective rights, claims and obligations under the Original Contract relating to the anticipated delay in NSS-8's delivery, and all legal and equitable rights, obligations and claims arising or existing prior to the date of execution of this Amendment Number 4 shall be relinquished and discharged, as follows:  (i) XXX and (ii) upon the occurrence of (i), Contractor shall be deemed to have relinquished any claims by Contractor that XXX (as set forth in the Composite Compiled Satellite Contract) or any other terms of the Original Contract or of the Composite Compiled Satellite Contract have been modified by any waiver, agreement or otherwise prior to the date of this Amendment Number 4 (unless otherwise specified in Paragraph 3 below).  Unless and until the events described in (i) and (ii) occur, the

3

rights, claims and obligations of the Parties shall be as currently specified in the Original Contract.

                 3.              The Parties shall use reasonable commercial efforts to conclude the following additional matters within the thirty (30) days following the execution date of this Amendment to do the following:

a.     To update Exhibit D, Test Plan, to incorporate the items included in Annex 1 thereto;

b.     To review and, as appropriate in light of the amended terms regarding Launch in the Composite Compiled Satellite Contract, delete or integrate into the Composite Compiled Satellite Contract the terms and conditions currently set forth in Exhibit L, Launch Services Special Terms.

c.     To resolve the Parties' dispute regarding whether the Warranty for the Spacecraft as set forth in Article 15 of the Original Contract shall apply to the Spacecraft until Acceptance, until Launch, or until Acceptance but under conditions that limit or alter the post-Launch application of the Warranty, in each case in light of the terms and intent of the Original Contract and the MOU. In executing the composite Compiled Satellite Contract, Contractor expressly disputes the inclusion of a post-Launch warranty for the Spacecraft, and Contractor's execution of the Composite Compiled Satellite Contract shall not be deemed a waiver of Contractor's rights or remedies under the Original Contract or the MOU to claim that, in light of the terms and intent of the MOU or otherwise, the warranty for the Spacecraft shall not apply following Launch.

                 4.              This Amendment Number 4 may be signed in separate counterparts, each of which, together, will constitute one agreement between the Parties.

4

IN WITNESS WHEREOF, this Amendment Number 4 has been duly executed by the Parties on the date stated above.

NEW SKIES SATELLITES B.V.

By:	/s/ Daniel Goldberg
(signed)

Daniel Goldberg
(printed)

Title:	CEO

NEW SKIES SATELLITES B.V.

By:
(signed)

(printed)

Title:

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

By:	/s/ Dennis Beeson
(signed)

Dennis Beeson
(printed)

Title:	Manager

5

COMPOSITE COMPILED SATELLITE CONTRACT

between

NEW SKIES SATELLITES B.V.

Rooseveltplantsoen # 4

2517KR The Hague

The Netherlands

and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

2260 East Imperial Highway

El Segundo, CA

U.S.A.

for

NSS-8 Spacecraft

and Associated Equipment and Services

Contract No.  NSS-20-03-01

Date:  March 21, 2001

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS

ARTICLE 2. SCOPE OF WORK/ORDER OF PRECEDENCE
A.	Scope of Work
B.	Order of Precedence

ARTICLE 3. ITEMS TO BE DELIVERED AND DELIVERY SCHEDULE
A.	Items/Promised Delivery Dates
B.	Time of Essence
C.	Contractor Responsibility

ARTICLE 4. PRICES
A.	Total Price
B.	Taxes
C.	Adjustments

ARTICLE 5. METHOD OF PAYMENT
A.	Milestone Payment Refund
B.	Escrow
C.	Payment of Total Price
D.	Interest
E.	Disputed Payments
F.	Currency/Place of Payment

ARTICLE 6. DELIVERY, TITLE AND RISK OF LOSS OR DAMAGE
A.	Spacecraft Delivery
B.	Delivery of Other Items
C.	Title

ARTICLE 7. CERTIFICATION, INSPECTION, ACCEPTANCE, WAIVERS
A.	General Requirements
B.	Waivers
C.	Inspections
D.	Spacecraft Acceptance Procedure
E.	Acceptance Procedures for Other Items
F.	Remedy of Defects
G.	Post Acceptance Remedies

ARTICLE 8. LAUNCH SERVICES PROCUREMENT

i

ARTICLE 9. INSURANCE

ARTICLE 10. SUBCONTRACTS
A.	Subcontracts
B.	Key Subcontracts

ARTICLE 11. PROPERTY ACCOUNTING
A.	Identification and Control
B.	Subcontractors
C.	Inventory

ARTICLE 12. CHANGES REQUESTED BY CONTRACTOR OR NSS
A.	Contract Change Notice
B.	Acceptance of Change
C.	Non Refusal
D.	Price of Changes
E.	Compressed Time Periods
F.	Changes To Meet Specifications
G.	Pending RDWs

ARTICLE 13. CONTRACT TECHNOLOGY
A.	Disclosure of Contract Technology
B.	Rights Granted in Contract Technology
C.	Limitations

ARTICLE 14. RIGHT OF ACCESS, REPORTS, TESTING, MONITORING
A.	Access
B.	Reports
C.	Performance Testing
D.	Monitoring
E.	Export Laws Compliance

ARTICLE 15. WARRANTY
A.	Warranty
B.	Remedies
C.	Warranty Period
D.	Disclaimer
E.	Not Exclusive Rights

ARTICLE 16. DEFICIENCIES NOTED IN OTHER SPACECRAFT
A.	Qualification Heritage
B.	Notice

ARTICLE 17. TERMINATION FOR CONVENIENCE
A.	Termination

B.	Termination Expense
C.	Termination Charges
D.	Subcontractor Settlements
E.	Inventory

ARTICLE 18. TERMINATION FOR OTHER REASONS
A.	Termination by NSS for Cause
B.	Improper Termination

ARTICLE 19. SECURITY
A.	Grant of Security Interest
B.	Representations and Warranties; Covenants
C.	Events of Default; Cure
D.	Contractor’s Remedies Following an Event of Default
E.	Termination of Security Interest and Substitution of Collateral
F.	Taxes
G.	Remedies Cumulative

ARTICLE 20. KEY PERSONNEL

ARTICLE 21. DISPUTES
A.	Disputes
B.	Disagreements Regarding Technical Matters

ARTICLE 22. INDEMNIFICATION
A.	General Indemnification
B.	Intellectual Property Indemnification
C.	Indemnification for Taxes
D.	Procedures

ARTICLE 23. LIMITATION OF LIABILITY

ARTICLE 24. DAMAGE TO PERSONS OR PROPERTY, ASSOCIATED WITH LAUNCH, INTERPARTY WAIVER

ARTICLE 25. REPRESENTATIONS AND WARRANTIES
A.	Mutual Representations and Warranties
B.	Contractor’s Special Representations and Warranties

ARTICLE 26. ASSIGNMENT

ARTICLE 27. CONFIDENTIALITY
A.	Identification of Proprietary Information
B.	Restrictions on Use, Disclosure

C.	Company Restricted Information
D.	Standard of Care
E.	Property of Disclosing Party
F.	Confidential Treatment of MOU Terms

ARTICLE 28. PUBLIC RELEASE OF INFORMATION

ARTICLE 29. NOTICES AND REPORTS, AUTHORIZED REPRESENTATIVES

ARTICLE 30. OPTIONS
A.	Technical Support
B.	Replacement Spacecraft
C.	Optional Storage And Retest
D.	Intentionally Omitted
E.	In-Orbit Test Location

ARTICLE 31. NSS FURNISHED INFORMATION AND PROPERTY
A.	Title
B.	Risk of Loss
C.	Use
D.	Taxes
E.	Encumbrances
F.	Return
G.	Damages

ARTICLE 32. HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA

ARTICLE 33. APPLICABLE LAWS

ARTICLE 34. RESERVED

ARTICLE 35. RESERVED

ARTICLE 36. GENERAL
A.	Severability
B.	Cumulative Rights/Waivers
C.	Gender/Captions
D.	Relationship of the Parties
E.	Construction
F.	Including/Time
G.	Survival
H.	Entire Agreement

Exhibit A	-	Spacecraft Performance Specifications (Rev B., dated January 2003)

Exhibit B	-	Statement of Work (Rev B., dated February 2005)

Exhibit C	-	Product Assurance Plan (dated March 2001)

Exhibit D	-	Test Plan (Rev B, dated February 2005) (including Annex 1 thereto)

Exhibit E	-	Escrow Agreement (dated February 21, 2005)

Exhibit F	-	Method of Adjustment to Total Price (Rev B dated February 2005)

Exhibit G	-	Export Laws Compliance Program

Exhibit H	-	Agreement of Non-Possessory Pledge of Assets (NSS-8) (dated February 22, 2005)

Exhibit I	-	Agreement of Undisclosed Pledge (NSS-8 Customer Accounts Receivable) (dated February 22, 2005)

Exhibit J	-	Bill of Sale

Exhibit K	-	Intentionally Omitted

Exhibit L	-	Launch Services Special Terms

Exhibit M	-	Pending RDWs (dated February 2005)

v

COMPOSITE COMPILED CONTRACT FOR NSS-8 SPACECRAFT

AND ASSOCIATED EQUIPMENT AND SERVICES

THIS COMPOSITE COMPILED CONTRACT (the “Contract”), entered into as of this 22nd day of February, 2005, by and between Boeing Satellite Systems International, Inc., a Delaware corporation, with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A., (“Contractor”), and New Skies Satellites B.V., a Dutch corporation, with its principal place of business located at Rooseveltplantsoen # 4, 2517KR The Hague, The Netherlands (“NSS”), supersedes and replaces the Contract for NSS-8 Spacecraft and Associated Equipment and Services between Contractor and New Skies Satellites N.V. (predecessor of NSS) dated 21 March 2001, as amended by Amendment Number 1 dated 15 January 2002, by Amendment Number 2 dated 12 February 2003, by Amendment Number 3 dated 6 May 2003 and by a letter agreement dated 21 January 2004 (as so amended, hereinafter referred to as “the Original Contract”).

W I T N E S S E T H T H A T:

The Parties hereto mutually agree as follows:

ARTICLE 1.  DEFINITIONS

As used in this Contract:

A.            “Acceptance” with respect to any Item other than the Spacecraft shall be as defined in Paragraph 7.E.  “Acceptance” with respect to the Spacecraft shall be as defined in Paragraph 7.D.

B.            “Accounts Receivable” shall have the meaning provided in the Receivables Pledge Agreement.

C.            “Alternative Launch Services Provider” means either Arianespace, Boeing Delta Launch Services or International Launch Services, which may be selected by Contractor pursuant to Article 8 to Launch the Spacecraft.

D.            “Alternative Launch Vehicle” means either the Ariane 5, the Atlas V, the Delta IV or the Proton/Breeze M launch vehicle, which may be procured and provided by Contractor pursuant to Article 8.

E.             “Authorized Representative” shall have the meaning set forth in Article 29.

F.             “Business Day” means any day that that is not a Saturday or a Sunday or any other day on which commercial banks in New York City, California, Illinois or The Netherlands are authorized or required by law to remain closed.

G.            “Company Restricted Information” shall have the meaning set forth in Paragraph 27.A.

H.            “Contract” shall have the meaning set forth in the preamble.

I.              “Contract Change Notice” means a notice proposing a change in any requirement of this Contract as described in the Statement of Work and in accordance with Article 12.

J.             “Contract Data” means all Information, including Deliverable Data, generated, developed, utilized, referenced, and/or referred to in the performance of Work and/or relating to any Items.

K.            “Contract Intellectual Property” means all Patents, U.S. and foreign patent applications and patent disclosures; all patentable or unpatentable inventions, discoveries, improvements, and innovations; all U.S. and foreign trademarks, trademark applications, and all registrations and recordings thereof; all U.S. and foreign service marks, service mark applications, and all registrations and recordings thereof; trade names; all U.S. and foreign copyrights, copyright registrations, and applications to register copyrights; confidential or proprietary technical and business information and trade secrets; know-how; show-how; licenses (including in the form of an immunity from suit) to use the intellectual property of third parties (to the extent that the licensee can sublicense); software; technical manuals and documentation used in connection with the foregoing; and other intellectual property and proprietary information generated, developed, utilized, referenced, and/or referred to in the performance of Work and/or relating to any Items.

L.            “Contract Technology” means any and all Contract Data and Contract Intellectual Property.

M.           “Contracted Orbital Maneuver Life” means an Orbital Maneuver Life as set forth in Section 1.1.5 of the Spacecraft Performance Specifications.

N.            “Contractor” shall have the meaning set forth in the preamble.

O.            “Customer Contract” shall have the meaning provided in the Receivables Pledge Agreement.

P.            “Customer Contract Coverage Maintenance” shall have the meaning set forth in Paragraph 19.B.3(a).

Q.            “Deliverable Data” means all Information required to be delivered to NSS under this Contract, including data and information contained in reports, documents, computer programs, drawings and graphs.

R.            “Deliverable Hardware” means all property other than Deliverable Data required to be delivered to NSS under this Contract, including Spacecraft, equipment, models, devices and the tangible media on which Deliverable Data is delivered.

S.            “Delivery” for Items other than the Spacecraft shall occur upon Acceptance as confirmed in writing by NSS as described in Paragraph 6.B.  “Delivery” for the Spacecraft shall be as described in Paragraph 6.A.

T.            “Disbursement Request” shall have the meaning set forth in the Escrow Agreement.

U.            “Effective Date of Contract” or “EDC” means 21 March 2001.

V.            “Escrow Account” shall have the meaning set forth in the Escrow Agreement.

W.           “Escrow Agent” means LaSalle Bank National Association.

X.            “Escrow Agreement” means the escrow agreement among Contractor, NSS and LaSalle Bank National Association attached hereto as Exhibit E.

Y.            “Escrow Amount” shall have the meaning set forth in Paragraph 5.A.

Z.            “Event of Default” shall have the meaning set forth in Paragraph 19.C.1.

AA.         “Excluded Judgments” means any judgments (i) which are not final, (ii) which are covered by insurance, (iii) which have been discharged or stayed or (iv) which aggregate less than $20,000,000.

BB.         “Export Laws” shall have the meaning set forth in Paragraph 3.C.

CC.         “Export Laws Compliance Program” means the program described in Exhibit G that Contractor will implement to ensure that Contractor obtains all governmental authorizations and approvals necessary to permit NSS to have access to all Work, facilities, data, information, documentation, books, records, testing and test results, and to take Delivery of all Items, as required by this Contract.

DD.         “Failure” shall have the meaning set forth in Exhibit F.

EE.          “Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

FF.          “Information” means all data and information, including data and information of a technical, business or financial nature which has been documented on any tangible media, Including writings, drawings, sound recordings, computer programs, pictorial representations and graphs.

GG.         “In Service Date” means the date of Acceptance of the Spacecraft.

HH.         “Intentional Ignition” means, with respect to the Spacecraft, the time in the ignition process for the purpose of Launch that coincides with the opening of the fuel valve to gas generator, occurring at approximately L-3.4 seconds (i.e., 3.4 seconds prior to intended Launch), for ignition of the Launch Vehicle first stage main engine. Intentional Ignition is not deemed to have occurred in the event of a Terminated Ignition.

II.            “IOT” means in-orbit tests as specified in the Test Plan, including Annex A thereto.

JJ.          “Items” means any and all Deliverable Hardware and Deliverable Data.

KK.         “Key Subcontract” shall have the meaning set forth in Paragraph 10.B.

LL.          “Key Subcontractor(s)” shall have the meaning sot forth in Paragraph 10.B.

MM.        “Launch” means, with respect to the Spacecraft, Intentional Ignition of the first stage engine of the Launch Vehicle followed by either: 1.) release of the hold-down restraints and breaking of the break wire indicating that the Launch Vehicle has left the launch pad, or 2.) the subsequent intentional or unintentional destruction of the Launch Vehicle after release of the hold down restraints, but prior to the break wire breaking. A Launch is deemed not to have occurred in the event of a Terminated Ignition.

NN.         “Launch Services Provider” means Sea Launch, an Alternative Launch Services Provider selected by Contractor in accordance with Article 8, or another launch services provider selected by Contractor and approved by NSS in accordance with Article 8, which will Launch the Spacecraft.

OO.        “Launch Services” means those services to be provided by the Launch Services Provider pursuant to the Launch Services Agreement.

PP.          “Launch Services Agreement” means the agreement between Contractor and the Launch Services Provider as described in Article 8.

QQ.        “Launch Site” means the location from which the Launch of the Spacecraft will occur, as specified in the Launch Services Agreement.

RR.         “Launch Vehicle” means the Sea Launch launch vehicle, an Alternative Launch Vehicle or another launch vehicle approved by NSS, which launch vehicle will be procured and provided by Contractor pursuant to Article 8.

SS.          “License to Practice” means a right to disclose, make, use, lease, offer for sale, market, advertise, promote, sell, dispose of and otherwise practice.

TT.          “Liens” shall have the meaning set forth in Paragraph 19.B.2(d).

UU.          “Lock-Box Account” shall have the meaning set forth in Paragraph 19.B.3(a).

VV.         “Material Adverse Effect” means the existence of events or conditions that have had or are reasonably likely to have a material adverse effect on (i) the validity or enforceability of, or of the material rights, remedies or benefits (including the aggregate value to Contractor of the collateral secured by the Pledge Agreements) available to Contractor under Article 19 or the Pledge Agreements or (ii) the ability of NSS to perform and comply with its material obligations under Article 19 or the Pledge Agreements in accordance with their terms (including, where applicable, the timetable within which such performance or compliance is required), in each case taking into consideration the amount of the Remaining Payments.

WW.      “MOU” means that certain Binding Memorandum of Understanding Regarding the NSS-8 Spacecraft and Associated Equipment and Services Contract (NSS-20-03-01) between NSS and Contractor dated January 21, 2005.

XX.         “Nominal Launch Plan” shall have the meaning set forth in Article 8.

YY.          “NPV Discount Rate” means the London Interbank Offered Rate (London Quote) for three (3) months plus XXX percent XXX per annum net present value interest factor.

ZZ.          “NSS” shall have the meaning set forth in the preamble.

AAA.      “NSS Credit Agreement” means the Credit Agreement, dated as of November 2, 2004, among New Skies Holding B.V., NSS, the subsidiary revolving borrowers from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG, New York Branch, as administrative agent, ABN Amro Bank N.V., as syndication agent, Deutsche Bank Securities Inc. and ABN Amro Incorporated, as joint lead arrangers and joint book running managers and BNP Paribas SA and ING Bank N.V., as co-documentation agents, as the same may be amended, supplemented or otherwise modified from time to time.

BBB.      “NSS Credit Agreement Acceleration” shall have the meaning set forth in Paragraph 19.B.3.b.

CCC.      “NSS Credit Agreement Amendment” means the First Amendment, dated as of February 22, 2004, to the NSS Credit Agreement.

DDD.      “NSS-8 Customer” shall have the meaning provided in the Receivables Pledge Agreement.

EEE.        “Orbital Design Life” means the orbital design life of the Spacecraft as specified in Section 1.1.4. of the Spacecraft Performance Specifications.

FFF.        “Orbital Maneuver Life” means the period of time following the In Service Date for which the Spacecraft has sufficient fuel to be operated at the Orbital Station, in accordance with stationkeeping requirements set forth in the Spacecraft Performance Specifications, and allowing sufficient fuel to deorbit the Spacecraft at the end of its life, also in accordance with the standards set forth in the Spacecraft Performance Specifications.

GGG.      “Orbital Station” means the orbital location at which the Spacecraft is to be placed in geosynchronous orbit for Delivery to be specified by NSS pursuant to the Statement of Work.

HHH.      “Original Contract” shall have the meaning set forth in the preamble.

III.           “Patent” means a U.S. or foreign patent for an invention or a similar form of statutory protection such as a utility model or registered design.

JJJ.        “Party” or “Parties” means NSS and/or Contractor, who are the principals to this Contract.

KKK.      “Payment Default” shall have the meaning set forth in Paragraph 19.B.3(a).

LLL.       “Payment Start Date” means the date that is five (5) days before the In Service Date.

MMM.    “Permitted Liens” means any future (i) Liens that are subordinated to Contractor’s interests under the Pledge Agreements on terms that are reasonably satisfactory to Contractor (taking into consideration the amount of the Remaining Payments), including reasonably satisfactory inter-creditor arrangements between Contractor and the holder of such other Lien, (ii) Liens arising by operation of law, (iii) Liens for taxes, assessments, governmental charges or levies not yet delinquent or that are being contested in good faith, provided that NSS will give Contractor notice of any such Lien of which it has knowledge and which secures the payment of taxes or charges in excess of $20 million, (iv) Liens securing judgments which are not Excluded Judgments, provided that NSS will give Contractor notice of any such Lien of which it has knowledge and which secures any judgment which is not an Excluded Judgment in excess of $10 million, (v) other than with respect to sale-leaseback transactions, interest of a lessor or lessee under any leases, subleases, service agreements or other capacity agreements entered into in the ordinary course of business of NSS and (vi) Liens which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

NNN.      “Permitted Receivables Disposals” means (i) any compromise, settlement, discount, waiver, extension of payment or other disposition of Accounts Receivable in the ordinary course of business and in a manner consistent with NSS’s general business practices, (ii) any compromise, settlement, discount, waiver, extension of payment or other disposition of Accounts Receivable which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) disposals which are consented to by Contractor, which consent shall not be unreasonably withheld, conditioned or delayed if NSS provides alternative collateral acceptable to Contractor in its reasonable discretion (taking into consideration the amount of the Remaining Payments).

OOO.     “Permitted Spacecraft Disposals” means (i) any sale, lease, sublease, license, assignment or other disposal (other than a disposal constituting a beschikking under Dutch law) of transponder capacity of the Spacecraft (other than as part of a sale-leaseback transaction) in the ordinary course of business, (ii) so long as not resulting in a Lien which is not a Permitted Lien, sale-leaseback transaction(s) or any other disposals (including disposals constituting a beschikking under Dutch law) with respect to a portion of the Spacecraft, any transponder capacity of the Spacecraft or any payload for the Spacecraft in the ordinary course of business, (iii) sales, leases, subleases, licenses, assignments or other disposals of the Spacecraft (in one or a series of related transactions) or any payload for the Spacecraft, so long as, contemporaneously with such disposal, NSS makes a Prepayment under Paragraph 5.C.3 of all future payments owing to Contractor pursuant to this Contract, and (iv) sales, leases, subleases, licenses or other disposals which are consented to by Contractor, which consent shall not be unreasonably withheld, conditioned or delayed if NSS provides alternative collateral acceptable to Contractor in its reasonable discretion (taking into consideration the amount of the Remaining Payments).

PPP.       “Pledge Agreements” means the Receivables Pledge Agreement and the Spacecraft Pledge Agreement.

QQQ.     “Prepayments” shall have the meaning set forth in Paragraph 5.D.

RRR.      “Price Adjustment” shall have the meaning set forth in Paragraph 4.C.

SSS.       “PROCS” shall have the meaning set forth in Paragraph 19.D.2(b).

TTT.       “Product Assurance Plan” means the product assurance plan attached hereto as Exhibit C.

UUU.       “Promised Delivery Date” means the date promised for Delivery of an applicable Item pursuant to Article 3.

VVV.      “Proprietary Information” shall have the meaning set forth in Paragraph 27.A.

WWW.  “Receivables Pledge Agreement” means the Agreement of Undisclosed Pledge to be executed by NSS and Contractor on the date of this Contract, substantially in the form attached hereto as Exhibit H.

XXX.      “Remaining Payments” means the incentive payments and interest remaining to be paid to Contractor under Paragraphs 5.C and 5.D of this Contract through the term of the Contract.

YYY.       “Replacement Spacecraft” means the replacement spacecraft that Contractor is obligated to deliver to NSS, if the Spacecraft fails after Intentional Ignition and before Delivery and if NSS exercises its option for such replacement spacecraft pursuant to Paragraph 30.B.

ZZZ.       “Right to Publish” means a right to make public through any means and media whatsoever.

AAAA.   “Right to Use” means a right to disclose, copy, duplicate, reproduce, modify and otherwise use.

BBBB.   “Services” means all services and labor required to be provided or arranged for under this Contract by Contractor, including studies, development, research, design, analysis, manufacture, product assurance, product integration, transportation, launch and testing.

CCCC.   “Spacecraft” means the satellite to be constructed by Contractor and launched and delivered to NSS.

DDDD.   “Spacecraft Performance Specifications” means the performance specifications attached hereto as Exhibit A.

EEEE.      “Spacecraft Pledge Agreement” means the Agreement of Non-Possessory Pledge of Assets to be executed by NSS and Contractor on the date of this Contract, substantially in the form attached here to as Exhibit I.

FFFF.      “Statement of Work” means the statement of work attached hereto as Exhibit B.

GGGG.   “Subcontract” means a subcontract including purchase orders, memoranda of understanding and all similar forms of agreement at any tier under this Contract.

HHHH.   “Subcontractor” means a contractor under any Subcontract.

IIII.          “Terminated Ignition” means when, following Intentional Ignition, the first stage engine of the Launch Vehicle has been shut down for any reason before release of the hold down restraints and after Sea Launch officially declares the launch platform safe.

JJJJ.      “Test Plan” means the on-ground and in-orbit test plan attached hereto as Exhibit D.

KKKK.   “The Spacecraft Absolute Latest STOP” means, with respect to the Spacecraft, the moment in time in the Launch sequence, meaning L-60 seconds (i.e., 60 seconds prior to intended Launch), when the Spacecraft mission manager (SMM) can no longer effect an abort to the Launch.

LLLL.    “Total Loss” shall have the meaning set forth in Exhibit F.

MMMM.  “Total Price” shall have the meaning set forth in Paragraph 4.A.

NNNN.   “Total Verified Termination Expense” shall have the meaning set forth in Paragraph 17.B.

OOOO.  “TTC&M” shall have the meaning set forth in Paragraph 19.D.2(b).

PPPP.    “Work” means the production and Delivery of all Items and the provision of all Services under this Contract by Contractor.

ARTICLE 2.  SCOPE OF WORK/ORDER OF PRECEDENCE

A.                                    Scope of Work

Contractor (i) shall provide the necessary personnel, material, equipment, services and facilities to perform the Work specified under the provisions of this Contract, including the Exhibits listed below, (ii) shall perform such work and (iii) shall deliver to NSS those Items listed under Article 3, in accordance with the Promised Delivery Dates specified therein.  The Exhibits to this Contract, which are attached hereto and hereby made a part of this Contract, are as follows:

Exhibit A	-	Spacecraft Performance Specifications
Exhibit B	-	Statement of Work
Exhibit C	-	Product Assurance Plan
Exhibit D	-	Test Plan
Exhibit E	-	Escrow Agreement
Exhibit F	-	Method of Adjustment to Total Price
Exhibit G	-	Export Laws Compliance Program
Exhibit H	-	Agreement of Non-Possessory Pledge of Assets
Exhibit I	-	Agreement of Undisclosed Pledge
Exhibit J	-	Bill of Sale
Exhibit K	-	Intentionally Omitted
Exhibit L	-	Launch Services Special Terms
Exhibit M	-	Pending RDWs

B.                                    Order of Precedence

In the event of conflict among the terms of this Contract and the Exhibits, or in the event of conflicts among the terms of the Exhibits, the following order of decreasing precedence shall apply:

• This Contract (Preamble and Articles 1 through 36)
• Exhibit M	Pending RDWs
• Exhibit B	Statement of Work
• Exhibit A	Spacecraft Performance Specifications
• Exhibit E	Escrow Agreement
• Exhibit F	Method of Adjustment to Total Price

• Exhibit H	Agreement of Non-Possessory Pledge of Assets
• Exhibit I	Agreement of Undisclosed Pledge
• Exhibit C	Product Assurance Plan
• Exhibit D	Test Plan
• Exhibit L	Launch Services Special Terms
• Exhibit G	Export Laws Compliance Program
• Exhibit J	Bill of Sale

ARTICLE 3.  ITEMS TO BE DELIVERED AND DELIVERY SCHEDULE

A.                                    Items/Promised Delivery Dates

All Items and Services to be delivered and the corresponding Promised Delivery Dates and points of Delivery are set forth below:

Item No.	Quantity	Description	Promised Delivery Date	Point of Delivery

1.	1	Spacecraft as specified in Exhibit A and Exhibit B	XXX	Orbital Station

2.	1 lot	All Software Models, Databases, Analysis Tools or any other Data required to operate the Spacecraft	Per Exhibit B	NSS Headquarters

3.	1 lot	All other documentation, Software and Data as specified in Exhibit B	Per Exhibit B	Per Exhibit B

4.	1 lot

Launch Operations Support, Launch Services, Insurance (subject to Article 9), IOT, Mission Operations Support, Anomaly Investigation Support, and Visibility Services as specified in Exhibit B and all other Services as specified in Exhibit B (no Deliverable Hardware will be delivered under this category (Paragraph 3.A, Item 4))

			Per Exhibit B	Per Exhibit B

5.	1	Spacecraft Simulator as specified in Exhibit B	Per Exhibit B	NSS Headquarters

Any optional Items ordered by NSS hereunder are specified in Article 30 and would be delivered, if ordered, pursuant to the terms of Article 30.

B.                                    Time of Essence

The Parties understand and agree that the time for the Promised Delivery Date of the Spacecraft set forth above is of the essence to this Contract.  Each Party shall use its reasonable commercial efforts to promote the Delivery of the Spacecraft by XXX and in no event later than XXX days following a Launch on or before XXX.  Contractor shall immediately notify NSS of any circumstance that will cause or threaten to cause a delay in Delivery beyond the Promised Delivery Date.  Contractor shall provide NSS, no less frequently than quarterly, with Contractor’s best estimate of when Delivery will occur.  Contractor acknowledges and agrees that its failure to keep NSS informed of reasonably predictable delays in Delivery may cause damages to NSS for which NSS may seek recovery in accordance with the terms of this Contract.

C.                                    Contractor Responsibility

Delivery of all Items under this Contract shall be at Contractor’s expense.  As provided in Paragraph 14.E, Contractor shall be responsible for securing all necessary export and import authorizations in a timely manner, including, as necessary to deliver to NSS and its representatives and contractors, technical data under all applicable laws, rules, and regulations, including the U.S. International Traffic in Arms Regulations, as the same may be amended (collectively, “Export Laws”).  Notwithstanding the foregoing, Contractor shall not be responsible for the payment of any import duties related to Items delivered to NSS, or Services performed for NSS, in The Netherlands.

ARTICLE 4.  PRICES

A.                                    Total Price

The Total Price for the Spacecraft and all other Items, including all software, documentation, and Services described in items numbered 1 through 5 in Paragraph 3.A., the IOT Option described in Paragraph 30.E, XXX, and the letter from NSS to Contractor dated May 4, 2004, CTO/S2/04/04/012, for the scope of the Work detailed in the Statement of Work, is XXX Dollars ($XXX) (the “Total Price”).

B.                                    Taxes

The Total Price and the prices for all other deliverables (including optional deliverables) under this Contract include all taxes, duties (except for import duties related to Items delivered to NSS, or Services performed for NSS, in The Netherlands), transportation, insurance and all other costs and charges associated with the performance of all Work.  Contractor shall be responsible for payment of all taxes and duties (except for import duties related to Items delivered to NSS or Services performed for NSS in The Netherlands) which may be required under any present or future laws and which become due by reason of performance of the Work, and shall comply with all requirements of said laws, including payment of any interest or penalties related to or arising from such taxes and duties.  For the purposes of this Contract, the price of the Spacecraft authorized by NSS to be delivered shall be FOB on station at the Orbital Station and the prices of all other Items authorized by NSS to be shipped shall be FOB NSS headquarters in The Netherlands, unless otherwise specified in writing by NSS.

C.                                    Adjustments

If, on or after the In Service Date, the Spacecraft experiences one or more failures, degradations or anomalies as detailed in Exhibit F, the Total Price (including the Escrow Amount and any Prepayments) shall be adjusted in the manner and in an amount calculated in accordance with this Paragraph 4.C and Exhibit F (a “Price Adjustment”).  NSS shall determine against which future payment(s) due to Contractor pursuant to the term of this Contract each Price Adjustment will be offset.  If the sum of all future payments due to Contractor is less than a Price Adjustment, Contractor shall promptly (and in any event within thirty (30) days) refund to NSS the difference between the Price Adjustment and the sum of all future payments due to Contractor.  The total amount of any refunds and/or adjustments due to NSS under this Paragraph 4.C and Exhibit F shall not exceed the Total Price.

ARTICLE 5.  METHOD OF PAYMENT

A.                                    Milestone Payment Refund

Subject to the provisions of Paragraph 5.B, on or before February 22, 2005 Contractor shall refund to NSS the One Hundred Sixty-Eight Million Dollars ($168,000,000) that NSS had paid toward the Spacecraft under the terms of the Original Contract.

B.                                    Escrow

On or before February 22, 2005, NSS shall place Thirty Million Dollars ($30,000,000)) (“Escrow Amount”) into escrow in NSS’ name pursuant to the Escrow Agreement attached hereto as Exhibit E, and shall provide documentation to Contractor demonstrating that the Escrow Amount has been deposited into the Escrow Account.  If NSS fails to deposit the Escrow Amount into the Escrow Account, Contractor shall either (as instructed by NSS) (i) refund to NSS One Hundred Thirty-Eight Million Dollars pursuant to Paragraph 5.A ($138,000,000) and deposit the remaining Thirty Million Dollars ($30,000,000) into the Escrow Account or (ii) refund to NSS One Hundred Thirty-Eight Million Dollars ($138,000,000) pursuant to Paragraph 5.A and refund the remaining Thirty Million Dollars ($30,000,000) to NSS as soon as NSS has provided documentation to Contractor demonstrating that the Escrow Amount has been deposited into the Escrow Account. In accordance with the Escrow Agreement, interest accruing on the Escrow Amount until the XXX shall be paid to NSS and interest accruing thereafter shall be paid to Contractor.  Contractor may notify the Escrow Agent that Delivery has occurred pursuant to Section 2.3 of the Escrow Agreement only when Delivery has actually occurred pursuant to and in accordance with this Agreement.  NSS shall pay the Acceptance Fee and the Annual Administration Fee (each as defined in the Escrow Agreement) for the first year of the Escrow Agreement.  Contractor shall pay the Annual Administration Fee for the second year of the Escrow Agreement.  The Parties shall pay an equal portion of all other fees relating to the Escrow Account (including any Annual Administration Fees for any subsequent period). The Escrow Amount shall be paid to Contractor, or refunded to NSS, as applicable, in accordance with the Escrow Agreement, as follows:

1.             Contract Termination.  If at any point prior to the In Service Date this Contract is terminated pursuant to Paragraph 18.A, Contractor shall within five (5) Business Days submit a Disbursement Request (as defined in the Escrow Agreement) instructing the Escrow Agent to pay the Escrow Amount and any accrued interest or other investment earnings to NSS;

2.             Adjustment to Total Price.  If at any point prior to the XXX anniversary of the Payment Start Date the Total Price is adjusted pursuant to Paragraph 4.C and Exhibit F to an amount that is less than Thirty Million Dollars ($30,000,000) (or the remaining amount in escrow if distributions have been made previously pursuant to this Paragraph 5.B(b)), Contractor shall within five (5) Business Days submit a Disbursement Request instructing the Escrow Agent to pay the difference between the amount then in escrow and the adjusted Total Price (together with accrued interest or other investment earnings on the amount of the disbursement calculated from the Payment Start Date to the date of the distribution) to NSS;

3.             Disbursement to Contractor.  At any time after the first XXX of the Payment Start Date, Contractor may submit a Disbursement Request instructing the Escrow Agent to pay XXX together with any accrued interest or other investment earnings on the amount of the disbursement, to Contractor. NSS shall not protest any Disbursement Request submitted by Contractor in accordance with this Paragraph 5.B.2;

4.             Disputes.  Any disputes between the Parties regarding distributions from the Escrow Account shall be resolved in accordance with Paragraph 5.E and Article 21 hereof.  Before filing a dispute with the Escrow Agent regarding any Disbursement Request by Contractor, NSS shall use reasonable commercial efforts to provide Contractor with prior notice of such dispute and the reason NSS believes that the Disbursement Request was not submitted in accordance with this Contract.  In the event that NSS disputes any Disbursement Request by Contractor, then Contractor shall submit a Disbursement Request instructing the Escrow Agent to pay one-half (1/2) of the disputed amount (together with any accrued interest or other investment earnings on such amount) into an escrow account established in accordance with Paragraph 5.E and to pay the remainder of the Escrow Amount (less any amounts previously paid or payable to NSS under Paragraph 5.B.2) to Contractor.

C.                                    Payment of Total Price

1.             Nature of Payments.  The entire Total Price shall be payable as at risk performance incentives and shall be subject to adjustment based on the performance of the Spacecraft in accordance with Paragraph 4.C and Exhibit F.

2.             Timing of Payments.  The first XXX Dollars ($XXX) of the Total Price shall be paid to Contractor on the XXX of the Payment Start Date XXX to Contractor in accordance with XXX and Paragraph 5.B. Payment of the balance of the Total Price (XXX Dollars ($XXX)), as may be adjusted pursuant to Paragraph 4.C and Exhibit F, shall be made in XXX quarterly payments commencing on the XXX anniversary of the Payment Start Date. Such quarterly payments shall be made within thirty (30) days after receipt by NSS of Contractor’s invoices therefore, the first of which may be issued by Contractor no earlier than sixty (60) days after the XXX anniversary of the Payment Start Date and subsequently in ninety (90)-day intervals.  In the event of a Price Adjustment pursuant to Paragraph 4.C and Exhibit F, the amount of such Price Adjustment shall be applied to future payments or refunded to NSS as set forth in Paragraph 4.C.

3.             Prepayments.  NSS may prepay the Total Price at any time, in whole or in part (“Prepayments”).  The initial XXX payment provided for by Paragraph 4.C.2 shall be deemed to be a Prepayment to the extent that it exceeds the amount then no longer at risk to Contractor pursuant to Paragraph 4.C and Exhibit F.  Prepayments shall be refundable by Contractor to NSS (in the amount specified below) if, after such Prepayment is made and prior to the end of the Orbital Design Life, the performance of the Spacecraft has degraded such that Price Adjustments are appropriate pursuant to Paragraph 4.C and Exhibit F.  Any such refund shall be due within thirty (30) days after Contractor’s receipt of an invoice from NSS in an amount equal to the sum of (x) the amount of any Prepayments that, if not prepaid, would have become due after the date on which the Spacecraft's performance has degraded such that Price Adjustments are appropriate pursuant to Paragraph 4.C and Exhibit F, plus (y) interest on each such amount at the NPV Discount Rate from the date prepaid to the date of payment.

D.                                    Interest

Commencing on the XXX, NSS shall pay interest to Contractor on a quarterly basis at the NPV Discount Rate on XXX.  Interest payments shall be made within thirty (30) days after receipt by NSS of Contractor’s invoices therefore, the first of which may be issued by Contractor no earlier than sixty (60) days after the XXX anniversary of the Payment Start Date and subsequently in ninety (90)-day intervals.  Interest shall be paid by NSS until the entire Total Price (as may be adjusted) has been paid in full.

E.                                      Disputed Payments

In the event of a dispute with respect to the payment of any amount under this Contract (including as a result of a dispute regarding the calculation of a Price Adjustment under Paragraph 4.C and Exhibit F or a refund, in whole or in part, of the Escrow Amount), unless otherwise specified in the Contract, NSS or Contractor (as applicable) shall pay the undisputed amount as and when due and, on or before the payment due date, shall deposit XXX percent (XXX%) of the disputed amount into an interest-bearing escrow account to be established jointly by Contractor and NSS promptly upon notice that a dispute exists at Bank of America, Concord, California.  After the dispute is settled, the Party entitled to the amount or part thereof in escrow shall receive such amount together with all interest thereon and the costs and fees associated with such escrow account shall be paid by each Party in inverse proportion to the amounts received by each Party.  In the event that, after the dispute is settled, a Party owes the other Party more than the amount placed in escrow, then (i) such Party shall pay interest at the NPV Discount Rate on such amount from the date the amount was due and (ii) such Party shall pay the entire amount due to the other Party (including interest) within thirty (30) days of the date on which the dispute is settled.

F.                                      Currency/Place of Payment

All payments and/or refunds due from either Party to the other shall be made in United States Dollars.  Payments and/or refunds to a Party shall be made by wire transfer of funds to such place for payments and/or refunds as the receiving Party’s Authorized Representative may designate from time to time in writing.  Unless NSS otherwise notifies Contractor, all invoices for payments to be made by NSS shall be addressed as follows:

New Skies Satellites B.V.

Rooseveltplantsoen # 4

2517KR The Hague

The Netherlands

Attn:  Accounts Payable / Mr. Adrien Bull

with a separate                                                                New Skies Satellites B.V.

copy to:                                                                                                    Rooseveltplantsoen # 4

2517KR The Hague

The Netherlands

Attention:  Vice President, Space Segment Technology

Facsimile No.:  +31 70 306 4285

NSS-8 Program Office

Building S01, M/S D381

c/o Boeing Satellite Systems, Inc.

P.O.  Box 92919

Los Angeles, CA 90009-2919

Attention: NSS-8 Program Manager

Facsimile No.:  1-310-426-1443

Unless Contractor otherwise notifies NSS, all payments to be made by NSS to Contractor shall be made by wire transfer to the following account:

Bank of America

Los Angeles Main Office

Los Angeles, CA.  USA

For deposit to the account of Boeing Satellite Systems International, Inc.

Account No. XXX

ARTICLE 6.  DELIVERY, TITLE AND RISK OF LOSS OR DAMAGE

A.                                    Spacecraft Delivery

Risk of loss or damage, and title, to the Spacecraft shall transfer from Contractor to NSS upon Delivery.  Delivery of the Spacecraft shall occur upon Acceptance in writing by NSS pursuant to Paragraph 7.D., and delivery of a bill of sale for the Spacecraft in the form of Exhibit J.

B.                                    Delivery of Other Items

Risk of loss or damage and title to all Items other than the Spacecraft shall transfer from Contractor to NSS upon Delivery.  Delivery of such Items shall occur upon Acceptance in writing by NSS pursuant to Paragraph 7.E., and delivery of a bill of sale in the form of Exhibit J, except as otherwise provided in the Statement of Work.

C.                                    Title

Contractor warrants that title to all Items delivered hereunder shall be good, marketable and rightfully conveyed, and shall be delivered free and clear of all liens, encumbrances, pledges and other interests whatsoever, except for the security interest in favor of Contractor created pursuant to the Pledge Agreement and any other interests created by NSS.

Furthermore, Contractor agrees to execute and deliver all instruments reasonably required to perfect or evidence such title in NSS.

ARTICLE 7.  CERTIFICATION, INSPECTION, ACCEPTANCE, WAIVERS

A.                                    General Requirements

Contractor is responsible for testing, demonstrating, delivering, XXX the Spacecraft and all other Deliverable Hardware and Deliverable Data meet all of the requirements of this Contract, including the Spacecraft Performance Specifications.  NSS’ right of inspection or acceptance shall not be deemed a waiver of any defect, except as may be expressly agreed in writing by NSS in accordance with Paragraph 7.B. below.  Prior to asking NSS to accept any Items and prior to Delivery, XXX.

B.                                    Waivers

Contractor shall immediately notify NSS at such time that Contractor determines that it will not be able to meet a particular Contract requirement or specification and seek a waiver from NSS.  Nothing herein shall be deemed to require NSS to grant a waiver, but, if it is willing to consider doing so, and except for adjustments which are addressed in other Articles of this Contract, NSS and Contractor shall negotiate in good faith reasonable consideration (in the form of a reduction in the Total Price of the Spacecraft) for any requested waiver that represents a material deviation from Contract requirements or specifications.  If the Parties cannot agree on an appropriate amount, XXX subject to a determination by binding arbitration under Article 21 of an appropriate price adjustment.

C.                                    Inspections

Preliminary inspections of Items may be made by NSS or its designated representatives at either Contractor’s or, subject to any Subcontractor’s consent, a Subcontractor’s plant, as the case may be.  Contractor shall use reasonable efforts to accommodate NSS’ inspection requests and to further request such inspections at a Subcontractor’s plant when reasonable and appropriate.  All such inspections shall be in the company of a Contractor’s representative; provided that, it after reasonable notice (orally or in writing) of NSS’ inspection plans at a Subcontractor’s facility, Contractor shall have failed to furnish such a representative, NSS may conduct an unaccompanied inspection, subject to Subcontractor’s consent.  Without limiting Contractor’s own responsibilities in this respect, Contractor shall also remedy any and all defects identified by NSS in the course of such inspections.

D.                                    Spacecraft Acceptance Procedure

Following a successful completion of the pre-shipment inspection of the Spacecraft, Contractor shall ship the Spacecraft to the Launch Site and proceed with the further testing and Launch of the Spacecraft in accordance with the Statement of Work and the Test Plan.  Contractor shall notify NSS of the lOT schedule at least thirty (30) days prior to the Launch of the Spacecraft.  The lOT shall be conducted In accordance with the Statement of Work and the Test Plan, and NSS’ representatives shall be permitted to observe all phases of the lOT.  When the IOT is completed, Contractor shall submit to NSS the test results and shall hold an acceptance review with NSS in accordance with the requirements of the Statement of Work and the Test Plan.  At the conclusion of the acceptance review and upon arrival of the Spacecraft at the Orbital Station, XXX NSS shall accept the Spacecraft, or, if the Spacecraft is a Total Loss, NSS may, at its option, reject the Spacecraft and terminate this Contract in accordance with Paragraph 18.A.1.  For the avoidance of doubt, the Spacecraft shall be deemed not to meet XXX the requirements of the Spacecraft Performance Specifications if, based on the IOT results and any other information known to Contractor XXX, Contractor determines in good faith, using sound technical judgment, that the Spacecraft has suffered a Failure and will not meet the requirements of the Spacecraft Performance Specifications throughout the Orbital Design Life.

E.                                      Acceptance Procedures for Other Items

Except as specified in the Statement of Work, Acceptance of Items to be Delivered under the Contract other than the Spacecraft shall occur in accordance with the requirements of this Paragraph 7.E.  Contractor shall certify to NSS the results of its inspection and tests of all such Items in a form acceptable to NSS.  Based upon this certification, upon which NSS shall be entitled to rely, and any inspection or testing that NSS may conduct, NSS shall either accept the same in writing or notify Contractor in writing of those defects in which the Items are unacceptable.  Upon receipt of a notice that any Item is unacceptable to NSS, Contractor shall remedy such item.  Upon remedy of such defects XXX, the Item shall be accepted by NSS in writing.

F.                                      Remedy of Defects

Except as set forth in Paragraph 7.G. below with respect to a Spacecraft after Delivery, remedy of any defects in an Item shall be accomplished by Contractor at its expense, promptly upon receipt of notice thereof.  Any Items found to be non-conforming during or after testing required under this Contract, XXX and without charge to NSS, shall be promptly re-tested (together with any other potentially affected parts or systems) by Contractor both at the unit level, and, if NSS requests in its sole discretion exercised in good faith, at a system level or of the entire Spacecraft (XXX) after Contractor has remedied such non-conformance.

G.                                    Post Acceptance Remedies

After Acceptance by NSS of the Spacecraft, Contractor shall fully cooperate with NSS and Contractor, at NSS’ request, shall investigate and assist NSS in remedying, to the extent reasonably practicable, any defects that are identified on the Spacecraft (including, without limitation, through changes in operational procedures, software, or, where possible, Spacecraft configurations) until the end of the Orbital Maneuver Life.

ARTICLE 8.  LAUNCH SERVICES PROCUREMENT

Contractor’s current intention is to Launch the Spacecraft on a Sea Launch Launch Vehicle with a minimum performance capability of XXX, within a launch window of XXX (the “Nominal Launch Plan”).  Contractor may (at its sole cost, without any adjustment to the Promised Delivery Date or the deadlines set forth in Paragraph 18.A.1, and subject to its obligations under Paragraph 3.B) change the Launch Vehicle to be used to Launch the Spacecraft, provided that Contractor’s selection shall be subject to NSS’ prior written consent if the selected Launch Vehicle is not a Sea Launch Launch Vehicle or an Alternate Launch Vehicle.  Contractor shall be required to obtain NSS's prior written consent, not to be unreasonably withheld, conditioned or delayed, if the Launch Vehicle mission to be used to Launch the Spacecraft will be the first mission by such Launch Vehicle following a launch failure or material malfunction or anomaly. In considering whether to grant its consent under the previous sentence, NSS shall be entitled to make its own independent assessment of the risk of the failure of the Launch of the Spacecraft but shall also take into consideration the extent to which Contractor is assuming, if at all, an uninsured risk of a failure or malfunction of the Launch Vehicle selected by Contractor. Contractor shall promptly notify NSS of any changes to the

Nominal Launch Plan and of any other circumstance that would give rise to NSS’ approval rights hereunder.  Contractor shall be responsible for entering into a Launch Services Agreement with the Launch Services Provider (which shall comply with the requirements of Exhibit L) and shall be responsible for all payments, launch campaign support and all other requirements of and obligations to the Launch Services Provider arising under the Launch Services Agreement and for any licenses or other authorizations that may be required under the Export Laws in connection with the Launch.  Contractor shall be responsible for ensuring that the performance capability of the selected Launch Vehicle and the design and conduct of the launch campaign will enable Contractor to meet all of its obligations to NSS under this Contract, including the Delivery of the Spacecraft so that it will meet the Contracted Orbital Maneuver Life.  Contractor shall provide NSS and its consultants with all reports, data and documentation generated by Contractor or provided to Contractor by the Launch Services Provider with respect to the Launch of the Spacecraft and provide NSS and its consultants complete access to all meetings, reviews, Spacecraft/Launch Vehicle integration activities at the Spacecraft factory and at the Launch Site, and Launch Vehicle anomaly or failure investigation activities related to the Launch of the Spacecraft to the same extent as Contractor has access thereto.  Contractor shall use reasonable commercial efforts, acting on a non-discriminatory basis vis-à-vis itself and its other customers, to protect NSS’ interests in the conduct of the Launch by the Launch Services Provider, including in maintaining the current launch window and, in the event that the launch window must be changed due to a launch failure, in obtaining a prompt replacement window.  In the event that Contractor changes the Launch Vehicle to be used to Launch the Spacecraft in accordance with this Article 8, the Parties shall agree on amended definitions for Intentional Ignition, Launch, Terminated Ignition, and The Spacecraft Absolute Latest STOP to the extent necessary to conform to the new Launch Services Agreement.  During construction, prior to and during Launch and IOT, Contractor shall not intentionally take any action (or omit to take any action) without NSS’ prior written consent where such action (or omission) would reasonably be expected to reduce the Spacecraft’s anticipated Orbital Maneuver Life.

ARTICLE 9.  INSURANCE

Contractor may procure, at its expense, insurance to cover its risk of a Total Loss of the Spacecraft or a malfunction of the Launch Vehicle and/or the Spacecraft such that Price Adjustments would be required under Paragraph 4.C and Exhibit F. NSS may procure, at its expense, insurance to cover its risks of any loss arising from any action or omission by NSS.

In the event that either Party procures insurance in accordance with this Article 9, such Party shall consult with the other Party before disclosing or characterizing to insurance brokers or underwriters any information related to the health or performance of the Spacecraft, whether during a procurement, renewal, investigation or settlement of a failure or potential failure, or otherwise.  Each Party shall consult with the other Party before seeking to procure or authorizing another party to procure insurance relating to the performance, or operation of the Spacecraft.  Neither Party shall be required to procure any insurance or to reimburse or otherwise compensate the other Party for the cost of any insurance obtained by such other Party or to consult with such other Party regarding the terms of any insurance that it elects to procure.  Each Party shall use reasonable commercial efforts, at the request of the other Party, to assist the other Party in obtaining and maintaining any insurance and in investigating, preparing, filing, administering and otherwise pursuing any claims or potential claims thereunder, subject to reimbursement by the requesting Party of any material costs and expenses incurred by such Party in providing such assistance.

ARTICLE 10.  SUBCONTRACTS

A.                                    Subcontracts

Within ninety (90) days after the Effective Date of Contract, Contractor shall provide a list of all Subcontracts with a value in excess of Five Hundred Thousand Dollars ($500,000) and shall identify the work to be provided in each such Subcontract.  Changes to this list shall be detailed in each quarterly report, to be provided by Contractor pursuant to the Statement of Work.

B.                                    Key Subcontracts

Contractor agrees to enter into major Subcontracts (hereinafter referred to as “Key Subcontracts”) for the Work specified below with the persons or entities (hereinafter referred to as “Key Subcontractors”) listed below.  Contractor further agrees that the Key Subcontractors are necessary for the successful completion of the Work to be performed hereunder.  Contractor shall not change its key Subcontractors without NSS’ prior written consent.

Key Subcontractor	Work
1. Sea Launch	Launch
2. Thales	C/Ku TWTs
3. Spectrolab	Triple Junction GaAs Solar Cells
4. Swales	Loop Heat Pipes
5. AASC/CHI	Structure Assemblies
6. Reserved
7. NEC	C/Ku Quad LNAs
8. Saab	C Downconv/Ku Upconv
9. EDO	Ku Downconv
10. L3 Com	XIPS Thrusters/Passive Microwave
11. Pilkington	Reflector Mirrors
12. ATK	45” DGS Reflector
13. Custom Microwave, Inc.	C-band T/R CP Feed

ARTICLE 11.  PROPERTY ACCOUNTING

A.                                    Identification and Control

Contractor shall be directly responsible for and accountable for all supplies, parts, materials, components, subsystems or systems (whether in its possession or, where feasible, the possession of any of its Subcontractors) which are designated to become the property of NSS pursuant to the terms of this Contract, and which are part of the Items to be Delivered under this Contract.  For this purpose, Contractor shall establish and maintain a system to control, protect, preserve and identify, at all times and until the Delivery and Acceptance of the last Item to be delivered hereunder, all of the aforementioned property in its possession or, where feasible, the possession of its Subcontractors. Once supplies, parts, materials, components, subsystems or systems have been installed on or designated for the Spacecraft, such supplies, parts, materials, components, subsystems or systems shall not be redeployed to another of Contractor's programs without notice to, and consent from, NSS, and in no event if such redeployment would jeopardize the schedule for Delivery of any Item hereunder.

B.                                    Subcontractors

Contractor shall, where feasible, require Subcontractors who are responsible for developing or manufacturing any of the Items to be delivered under the terms of this Contract to comply with provisions similar to the provisions of this Article.

C.                                    Inventory

Contractor shall maintain an inventory of all NSS designated property in its possession that has been incorporated into the Spacecraft.  Contractor shall retain and shall use its reasonable efforts to cause Subcontractors to retain, inventory records of property incorporated into the Spacecraft, until the end of the Orbital Maneuver Life or until the Spacecraft has been rendered inactive, or for so long as NSS instructs Contractor or Subcontractors to maintain records of such property.  Contractor and Subcontractors shall have inventory records covering the property incorporated into the Spacecraft available for NSS review and inspection, upon reasonable notice.  If there are no property inventories in Contractor’s or Subcontractors’ possession, notification shall also be provided to that effect to NSS.

ARTICLE 12.  CHANGES REQUESTED BY CONTRACTOR OR NSS

A.                                    Contract Change Notice

Any changes requested during the performance of this Contract which will add or delete Work, affect the design of the Spacecraft, change the method of shipment or packing, or place or time of any Delivery, or will affect any other requirement of this Contract, whether proposed by Contractor or NSS, shall be reflected by Contractor in writing as a contract change notice in accordance with the Statement of Work (“Contract Change Notice”) issued at least thirty (30) days prior to the proposed date of the change.

B.                                    Acceptance of Change

1.             Changes in the Ordinary Course.  For all Contract Change Notices other than those described in Paragraph 12.B.2, NSS shall notify Contractor within ten (10) Business Days after receipt of a Contract Change Notice whether or not it agrees with and accepts such change.  If NSS agrees with and accepts the change, Contractor shall proceed with the performance of the Contract as changed, and an amendment to the Contract reflecting such change, and price and/or schedule adjustments, if any, shall be issued.  If NSS does not agree to implement the change, and the Parties are unable to reach any other agreement regarding such change, Contractor shall proceed with the performance of the Contract, as unchanged.  NSS shall be permitted to refer any dispute as to the price of a change to arbitration and/or authorize the change, subject to binding arbitration under Article 21 as to the change order price.  In circumstances where NSS authorizes Contractor to go forward pending arbitration, Contractor shall proceed with the change, with the price effect to be so determined by arbitration; provided that, pending conclusion of such arbitration, Contractor shall be entitled to receive partial payment from NSS in the amount of the undisputed portion of the price of the change, within thirty (30) days after Contractor issues an invoice for such amount.  NSS shall deposit the disputed amount of the change price into an interest-bearing escrow account to be allocated and distributed between the Parties at the conclusion of, and in accordance with, the arbitration.

2.             Changes Resulting from a Technical Disagreement.  If, as a result of a technical disagreement, Contractor has issued a Contract Change Notice pursuant to Paragraph 21.B, NSS shall notify Contractor within five (5) Business Days after receipt of such Contract Change Notice whether or not it agrees with and accepts such change.  If NSS agrees with and accepts the change, Contractor shall proceed with the performance of the Contract as changed, and an amendment to the Contract reflecting such change, and price and/or schedule adjustments, it any, shall be issued.  If NSS disputes the change, it shall either (i) instruct Contractor to proceed without making the change or (ii) instruct Contractor to proceed with the change.  If NSS instructs Contractor to proceed with the change, NSS shall deposit XXX of the proposed change price into an interest-bearing escrow account to be allocated and distributed between the Parties at the conclusion of, and in accordance with, the resolution of the dispute under Article 21.  NSS’ instruction to Contractor (whether to proceed with Work under a Contract Change Notice or not to perform such Work), shall not be deemed a waiver of NSS’ rights or remedies under the Contract, or of NSS’ right to challenge Contractor’s proposed price for a Contract Change Notice.  Contractor's acceptance of the XXX partial payment of the price of a Contract Change Notice pending arbitration shall not be deemed a waiver of Contractor's rights or remedies under the Contract or of Contractor's right to claim that the work covered by a Contract Change Notice was not required to be performed pursuant to the Contract.

C.                                    Non Refusal

Contractor may not refuse any change that may be requested by NSS during the performance of this Contract as long as the NSS-requested change is within the general scope of this Contract and is technically feasible.

D.            Price of Changes

All pricing determinations for changes shall be based on the materials and efforts involved in implementing the change (which shall be described to NSS in reasonable detail) and such materials and efforts previously required that will no longer be required.  XXX Calculation of expense savings for Work that is not required, regardless of who requested the change, shall include a deduction for the applicable profit margin.  In addition, if certain supplies or materials already acquired for the Work are made obsolete or excess as a result of a change, NSS shall have the right to prescribe the manner of disposition of such supplies or materials.

E.             Compressed Time Periods

The time periods specified in this Article and in the Statement of Work for proposing and approving changes may be shortened as necessary to accommodate exigent circumstances.

F.             Changes To Meet Specifications

For the avoidance of doubt, in no event shall NSS be required to pay for any change, accept any deviation in performances or specifications, or allow any delay to the extent that Contractor is required to remedy any defects, including those that may become apparent through the testing or operation of other spacecraft, all such Work to be performed by Contractor at its sole cost and expense.

G.            Pending RDWs

NSS hereby agrees to disposition the requests for deviation and waiver set forth in Exhibit M on a no-cost basis.

ARTICLE 13.  CONTRACT TECHNOLOGY

A.            Disclosure of Contract Technology

From the Effective Date of Contract, and for a period of twenty-four (24) months after the Delivery of the Spacecraft, Contractor shall maintain copies of all Contract Technology (including Contract Data previously delivered to NSS hereunder).  During such period, and thereafter to the extent such Contract Technology is retained by Contractor, NSS may have access to and/or request copies of such Contract

Technology to the extent reasonably required for preparing, launching, testing, maintaining, operating, using or marketing capacity on or services that employ the Spacecraft.  Within seven (7) days after receipt of such request, Contractor shall furnish copies of the requested Contract Technology.  The cost of furnishing copies of such Contract Technology shall be borne by the requester and shall include the cost of collecting, editing, duplicating, assembling and shipping, to the extent not included in the Contract price, but shall not include any amount associated with the value of such Contract Technology.  The Contractor may, by appropriate marking on Contract Technology, indicate that such shall be used only in accordance with the terms of this Contract.

B.            Rights Granted in Contract Technology

1.             Contract Data.  Contractor hereby grants to NSS an irrevocable, non- exclusive, royalty free, worldwide Right to Use and Right to Publish Contract Data in connection with XXX, launching, testing, maintaining, operating, XXX and XXX the Spacecraft.

2.             Contract Intellectual Property.  For all Contract Intellectual Property owned by Contractor or under which Contractor has rights, Contractor hereby grants to NSS an irrevocable, non-exclusive, royalty free, worldwide License to Practice under such Contract Intellectual Property in connection with preparing, launching, testing, maintaining, operating, using, and marketing capacity on or services that employ the Spacecraft.

C.            Limitations

NSS’ rights to receive and/or, disclose Contract Technology shall be subject to the Export Laws and Article 27 of this Contract.

ARTICLE 14.  RIGHT OF ACCESS, REPORTS, TESTING, MONITORING

A.            Access

Subject to compliance with the Export Laws Compliance Program, NSS shall have the access rights specified below and as described in the Statement of Work.

1.             Work.  NSS shall be allowed reasonable access to Contractors facilities and to all Work and Work in progress, and all data and information related to this Contract, for purposes of observation, inspection, examination and evaluation, at any reasonable time prior to Acceptance of the relevant Item or termination of this Contract and thereafter to the extent such data and information are of the type customarily retained in the ordinary course of business.

2.             Subcontracts.  Contractor shall provide access rights to NSS to the subject matter of the Key Subcontract with Spectrolab to the same extent as access is provided to Contractor.  For all other Key Subcontracts, Contractor will use best efforts to negotiate terms that will provide access rights to NSS to the subject matter of the Key Subcontracts to the same extent as access is provided to Contractor.  For all other Subcontracts, Contractor shall use reasonable efforts to negotiate terms that will provide access rights to NSS to the subject matter of the Subcontracts to the same extent as access is provided to Contractor.  Such NSS access shall be coordinated through Contractor’s product assurance program interface.

B.            Reports

Subject to compliance with the Export Laws Compliance Program, Contractor shall deliver to NSS written progress and status reports, test data, and any final reports, in accordance with the requirements of the Statement of Work.  All reports furnished pursuant to this Paragraph may be used and distributed by NSS in accordance with the provisions of this Contract.

C.            Performance Testing

Subject to compliance with the Export Laws Compliance Program, NSS shall have the rights with respect to testing set forth below and in the Statement of Work.

1.             Witness of Tests.  All developmental, qualification and acceptance testing of Items required by this Contract may be witnessed by NSS’ representatives at Contractor’s or Subcontractor’s plant (subject to Subcontractor’s consent which Contractor shall use reasonable efforts to obtain) or at such other place as the tests are conducted or test results are monitored, and NSS shall be provided with access to and copies of same to the extent specified in the Statement of Work or requested by NSS.

2.             Acceptance Tests.  NSS shall have the right reasonably to specify the times and places for the undertaking of final acceptance testing of any Deliverable Hardware to be delivered in accordance with the requirements of this Contract.

3.             Notice of Tests.  If Contractor or any Subcontractor establishes the time, date, or location of any testing required under this Contract, Contractor shall provide, or cause the Subcontractor to provide, NSS with the advance notice specified in this Contract, or if not specified, with reasonable advance notice.  Contractor reserves the right to perform any testing under this Contract without NSS’ participation where such prior written notice was provided to NSS.

4.             Test Plan.  All testing under this Contract shall be undertaken in accordance with the Test Plan and the Statement of Work.

D.            Monitoring

Subject to compliance with the Export Laws Compliance Program, approximately four (4) of NSS’ personnel and consultants shall be located at the manufacturing site of the Spacecraft for the purpose of monitoring the progress of the Work as specified in the Statement of Work.  Contractor shall provide office and other facilities to such personnel and consultants as described in the Statement of Work.  In addition, Contractor shall provide adequate parking spaces for NSS on-site personnel and consultants.  NSS personnel and consultants shall have twenty-four (24)-hour access to the office space provided hereunder.  The witnessing of tests and the monitoring of progress of Work under this Article 14 shall be subject to Contractor’s personnel accompanying NSS personnel during such activities.  Contractor shall obtain from the Key Subcontractors the rights for Contractor’s personnel and for NSS’ personnel and consultants to access the Work in progress related to the Spacecraft at the Key Subcontractors’ plants.  To the extent Contractor has similar rights of access to the plants of other Subcontractors, it shall permit NSS’ personnel and consultants to accompany Contractor’s personnel to such plants, subject to the consent of the Subcontractor, if required.

E.             Export Laws Compliance

The export of any Items under this Contract is subject to the approval of the United States government through its relevant agencies and bodies.  Contractor shall promptly implement the Export Laws Compliance Program described in Exhibit G to obtain and maintain all authorizations and consents under the Export Laws necessary to permit NSS to take Delivery of all Items and to permit NSS, the Launch Services Provider, the insurance underwriters or other third parties with a need to access to information supplied by Contractor or Subcontractors under any of the provisions of the Contract, and their respective personnel and consultants, to have full access to the Work, reports, testing and monitoring and all information, documents and data related thereto, as specified in this Contract.  Contractor shall use best efforts to obtain such authorizations and consents prior to the Spacecraft system-level preliminary design review as set forth in the Statement of Work.  Pending receipt of such authorizations and consents, Contractor shall employ Satellite Consulting, Inc. as an independent auditor who will provide a minimum of two (2) equivalent man - months per month of auditor support.  Individuals provided by Satellite Consulting, Inc. for this effort shall have access to all Items and all Work, reports, testing and monitoring and all information, documents and data related thereto, to which NSS’ and any necessary third parties’ access is precluded by the Export Laws.  The independent auditor will have full authority to exercise any and all access and related rights under the Contract, with respect to the material and information to which it is given access under the foregoing.  At the time of receipt of the authorizations under the Export Laws Compliance Program, the independent auditor will transition its access rights to NSS as permitted by the Export Laws, and NSS shall assume full access rights with respect thereto.  For clarification purposes, the cost of Satellite Consulting, Inc.’s services shall be borne by Contractor until 5 August 2001; after which, and until such time as Satellite Consulting, Inc. obtains the proper export authorizations, NSS will reimburse Contractor for any Satellite Consulting, Inc. costs incurred by Contractor under the NSS-8 program.  Contractor may invoice NSS for these Satellite Consulting, Inc. costs on a monthly basis (with net 30 days payment terms) commencing the month of December 2001.  Upon receipt by Satellite Consulting, Inc. of proper export authorization, Contractor shall terminate its NSS-8 program purchase order with Satellite Consulting, Inc. and invoice NSS for any remaining amounts due.  NSS shall then assume any future procurement responsibility for Satellite Consulting, Inc.’s services under the NSS-8 program.  To the extent any access by NSS specified in this Contract is not permitted by the Export Laws, the independent auditor specified above shall continue to have access and the authority to exercise access-related rights on behalf of NSS.  Nothing in this Article 14 shall preclude NSS and any necessary third parties, during the period when the Export Laws Compliance Program is pending, from having access to any Items and all Work, reports, testing and monitoring and all information, documents and data related thereto, to the extent such access is not precluded by the Export Laws.

ARTICLE 15.  WARRANTY

A.            Warranty

Contractor warrants that, notwithstanding prior inspection or Acceptance by NSS:

1.             All Deliverable Hardware shall be in good working order and free from all defects in workmanship and materials and shall conform with the requirements of this Contract;

2.             All Deliverable Data shall conform with the requirements of this Contract; and

3.             All Services shall be performed in a skillful and workmanlike manner and shall conform with the requirements of this Contract.

Contractor shall pass through to NSS any warranties regarding Launch Services that Contractor obtains from the Launch Services Provider.

B.            Remedies

Promptly after receipt of written notification from NSS that Work is defective or non-conforming, Contractor shall, XXX, either (i) correct, repair or replace, at Contractor’s sole expense, any defective or non-conforming Work so as to comply with the above warranties, or (ii) reimburse NSS for such portion of the price as is equitable.  The remedies stated herein shall not apply to the extent a defect results from willful misconduct or gross negligence on the part of NSS, its employees, agents, consultants or representatives.

C.            Warranty Period

Except as provided in the following sentence, the above warranties shall continue for a period of XXX years from the date of Acceptance of each Item, except, however, all corrections, repairs and replacements made pursuant to this Article by Contractor after Acceptance shall be so warranted for a period of XXX years from the date of Acceptance of such corrections, repairs or replacements.  The warranties in Article 15 shall apply to a Spacecraft after Launch as follows:

(i)            NSS acknowledges that it may not be commercially feasible for Contractor to correct, repair or replace certain defective or non-conforming Work following Launch and agrees that, in such cases, its sole remedy under Paragraph 15.B shall be as stated in Paragraph 15.B(ii);

(ii)           To the extent NSS obtains a reduction in the Total Price pursuant to Paragraph 4.C and Exhibit F, NSS shall not be entitled to also receive a warranty reimbursement for such defect under Paragraph 15.B(ii);

(iii)          Neither of the foregoing provisions shall be construed to relieve Contractor of any obligation to correct, repair or replace defective or non-conforming Work on the Spacecraft prior to Launch;

(iv)         The warranties in this Article shall not apply to the Spacecraft after Acceptance; provided that the foregoing shall not be construed to relieve Contractor of any liability that may arise out of any willful, knowing or reckless misrepresentation to NSS by Contractor hereunder.

D.            Disclaimer

Except as otherwise set forth herein and in other articles of this Contract, Contractor expressly disclaims any express or implied warranties, including without limitation, warranties of fitness for a particular purpose and merchantability.

E.             Not Exclusive Rights

Subject to Article 23 the rights and remedies of NSS provided in this Article are in addition to any other rights and remedies provided by law or under this Contract.

ARTICLE 16.  DEFICIENCIES NOTED IN OTHER SPACECRAFT

A.            Qualification Heritage

XXX

B.            Notice

Whether before or after Acceptance of the Spacecraft, Contractor shall immediately notify NSS of any circumstance, known to or suspected by Contractor that would make any statement set forth in Paragraph 16.A., if made at the time, no longer the case, and of any other data available to it that indicates (i) that conditions exist which affect or may affect adversely the Spacecraft operation, or (ii) that the Spacecraft performance and/or operation depart or may depart from that expected from the program documentation at any time during the period of the Spacecraft’s Orbital Maneuver Life, or (iii) that the Spacecraft does not meet all the requirements of the Spacecraft Performance Specifications, or can not be reasonably predicted to be able to meet the requirements of the Spacecraft Performance Specifications for the full Orbital Maneuver Life.  Contractor shall take prompt appropriate corrective measures at its sole cost in any Spacecraft that has not been Launched so as to eliminate all the deficiencies so noted or suspected, to NSS’ satisfaction.  NSS shall have the right to reject, until Intentional Ignition any Spacecraft that does not meet the requirements of this Article 16.  Thereafter, NSS’ obligations to complete Delivery and Acceptance of the Spacecraft shall be governed by other provisions of this Contract.

ARTICLE 17.  TERMINATION FOR CONVENIENCE

A.            Termination

NSS may, prior to Contractor’s completion of all Work, by written notice issued by NSS’ Authorized Representative, terminate this Contract (except for any Items for which Delivery and Acceptance have been completed) for its convenience, whereupon Contractor shall cease Work in accordance with the terms of said notice.

B.            Termination Expense

Contractor shall promptly submit to NSS a detailed written statement of Contractor’s total out of pocket expense incurred in the performance of Work and total out of pocket expenses resulting from such termination as determined in accordance with Contractor’s standard accounting practices and, at NSS’ request and expense, verified to NSS by Contractor’s or other reputable independent certified public accountants (hereinafter referred to as “Total Verified Termination Expense”).

C.            Termination Charges

Termination charges shall be negotiated by NSS and Contractor based upon the Total Verified Termination Expense plus a profit margin of XXX percent (XXX%).

1.             Maximum Charge.  In no event shall termination charges exceed the lesser of (i) the Total Verified Termination Expense plus the profit margin specified above or (ii) the Total Price.

2.             Payment.  Termination charges, as negotiated, less (I) amounts previously paid by NSS pursuant to this Contract after the date of this Composite Compiled Satellite Contract, if any, and (ii) amounts representing termination charges attributable to Deliverable Hardware and the Launch Services Agreement and other rights associated therewith (to the extent NSS does not elect to retain same) which Contractor or any of its Subcontractors elects to retain (which election Contractor shall make as to each item for which it has another reasonably compatible use), shall be paid by NSS (or, if a net refund is due, by Contractor) within sixty (60) days after receipt of Contractor’s (or, if applicable, NSS’) invoice therefor.

D.            Subcontractor Settlements

Contractor shall advise NSS of all proposed settlements with vendors and Subcontractors in the event of termination, and Contractor further shall not enter into any binding settlement until NSS has approved the proposed settlement or until thirty (30) days have elapsed from the date when NSS was advised of the proposed settlement, without approval or objection by NSS.

E.             Inventory

In the event of such a termination, all inventory generated under this Contract, except that retained by Contractor or Subcontractors pursuant to Paragraph 17.C.2, shall become the property of NSS.

ARTICLE 18.  TERMINATION FOR OTHER REASONS

A.            Termination by NSS for Cause

NSS may, by written notice issued by NSS’ Authorized Representative, terminate this Contract, in whole or in part (except for any Items for which Delivery and Acceptance have been completed) if:

1.             (A) the Spacecraft is a Total Loss prior to Acceptance, or (B) the Spacecraft has not been Launched by XXX, or (C) the Spacecraft is not approved and authorized for shipment to the Launch Site (with no liens thereon) by XXX, or (D) Contractor determines in good faith that the Launch date in clause (B) or the authorization to ship date in clause (C) will not be met (in which case Contractor shall promptly notify NSS);

2.             XXX;

3.             Contractor commits a material breach of this Contract or otherwise fails to perform any other material provisions of this Contract, and such breach or failure is not cured within thirty (30) days from the date of such notice; or

4.             Contractor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or substantially all of its assets; (ii) file a voluntary petition in bankruptcy, admitting, in writing, that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or arrangement with creditors to take advantage of any bankruptcy or insolvency laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding where such action or failure to act will result in a determination of bankruptcy or insolvency; or (vi) downsize or discontinue its commercial communications spacecraft manufacturing business such that Contractor’s ability to perform its obligations under this Contract is impaired.

Contractor acknowledges and agrees that the deadlines contained in Paragraph 18.A.1 are firm, fixed deadlines and are not subject to adjustment for any reason, at law or in equity, regardless of the reason for the delay, including but not limited for delays beyond the control of Contractor, Launch delays (including Launch delays caused by a launch failure of the Spacecraft or another satellite), delays caused by force majeure events, and otherwise, and may be adjusted only by a written amendment signed by NSS.  Upon termination pursuant to this Paragraph 18.A., NSS shall receive, within thirty (30) days of termination, a full refund of the Escrow Amount and all accrued interest thereon that has not previously been paid to NSS and, upon such refund, NSS shall be relieved of all further obligations under this Contract and NSS shall relinquish all of its rights to Items for which Delivery and Acceptance have not been completed, and return or destroy all Deliverable Data not related to Items for which Delivery and Acceptance have been completed previously that is in tangible form.

B.            Improper Termination

If, after termination under the provisions of Paragraph 18.A, it is determined for any reason that the Contract was terminated improperly under the provisions of this Article, the rights and obligations of the Parties shall be the same as if termination had been effected pursuant to Article 17.

ARTICLE 19.  SECURITY

A.            Grant of Security Interest

As security for payment by NSS to Contractor of incentive payments and interest due to Contractor under Paragraphs 5.C and 5.D (as may be adjusted pursuant to Paragraph 4.C and Exhibit F), NSS and Contractor shall, on the date of this Contract, execute the Pledge Agreements.

B.            Representations and Warranties; Covenants

1.             Representations and Warranties.  NSS represents and warrants to Contractor that:

a.             the performance by NSS of its obligations under this Article 19 and the execution, delivery and performance by NSS of the Pledge Agreements and the Escrow Agreement have been authorized by all necessary corporate and shareholder action;

b.             upon the effectiveness of the NSS Credit Agreement Amendment (which effectiveness is conditioned only upon the application of a portion of the milestone payment refund referred to in Paragraph 5.A of this Contract in prepayment of outstanding term loans under the NSS Credit Agreement), the performance by NSS of its obligations under this Article 19 and the execution, delivery and performance by NSS of the Pledge Agreements and the Escrow Agreement will not be in conflict with, result in a breach under or constitute a default under the NSS Credit Agreement;

c.             the Pledge Agreements and the Escrow Agreement, when executed and delivered by NSS and Contractor (and, in the case of the Escrow Agreement, the other parties thereto), will constitute legal, valid and binding obligations of NSS, enforceable against NSS in accordance with their terms (subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing);

d.             no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required to give effect to this Article 19 or to the Pledge Agreements, other than (i) recordation of the Pledge Agreements (which, if required, NSS shall do within ten (10) Business Days after execution of the Pledge Agreements), (ii) such consents, approvals, registrations, and filings as may be required in connection with Contractor’s exercise of its rights under the Pledge Agreements following an Event of Default and (iii) such actions, consents or approvals the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect;

e.             except for any consents or approvals (i) required under the NSS Credit Agreement (all of which consents and approvals shall have been obtained upon the effectiveness of the NSS Credit Agreement Amendment (as described in clause (b) above) and (ii) by any Governmental Authority, as referred to in clause (d) above, no consents or approvals of any other person are required in connection with the performance by NSS of its obligations under Article 19 and the execution, delivery, performance, validity or enforceability of the Pledge Agreements and the Escrow Agreement, other than consents or approvals the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect; and

f.              upon the effectiveness of the NSS Credit Agreement Amendment (as described in clause (b) above), the performance by NSS of its obligations under this Article 19 and the execution, delivery and performance by NSS of the Pledge Agreements and the Escrow Agreement will not be in conflict with, result in a breach under or constitute a default under any agreement to which NSS is a party, where any such conflict, breach or default could reasonably be expected to have a Material Adverse Effect.

2.             General Covenants.  NSS covenants and agrees with Contractor that, from the date of this Contract and throughout the Security Period (as defined in each Pledge Agreement), NSS will:

a.             not sell, transfer, lease or otherwise dispose of the Spacecraft, except that this provision shall not prohibit Permitted Spacecraft Disposals;

b.             not voluntarily sell, lease, transfer, assign or otherwise dispose of the Orbital Station without the prior written consent of Contractor, unless NSS has rights to use (and will use) an alternative orbital location for the Spacecraft and the operation of the Spacecraft from such other orbital location will not constitute a Material Adverse Effect.

c.             not sell, transfer, lease or otherwise dispose of, and not settle, compromise, discount, waive or extend the payment dates in relation to, any Accounts Receivable, except that this provision shall not prohibit Permitted Receivables Disposals, subject to compliance with Paragraph 19.B.3;

d.             not permit to exist any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge of security interest (collectively, “Liens”) on the Spacecraft or the Accounts Receivable other than Permitted Liens, subject to compliance with Paragraph 19.B.3;

e.             use reasonable commercial efforts to comply in all material respects with any authorization necessary for the operation of the Spacecraft;

f.              use reasonable commercial efforts to maintain and preserve the Spacecraft and any property (including, but not limited to, data and software) required for the operation of the Spacecraft in good repair, working order and condition and furnish written notice to Contractor of any material loss of or damage to the Spacecraft within one (1) Business Day following such material loss or damage;

g.             pay and discharge promptly when due all material obligations that, if unpaid, could reasonably be expected to give rise to a Lien upon the Spacecraft, other than Liens permitted under clause (d) above;

h.             upon request from Contractor, execute such further documents and take all such further actions as may reasonably be required to perfect Contractor’s rights under the Pledge Agreements;

i.              notify Contractor (x) promptly of any events or circumstances which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) within one (1) Business Day of receipt, of any notice received by NSS from the administrative agent under the NSS Credit Agreement following an event of default under the NSS Credit Agreement of the administrative agent’s intention to exercise any acceleration or enforcement remedies available to it under the NSS Credit Agreement; and

j.              not take any corporate action with a view to its being voluntarily resolved or entering into a merger (fusie), de-merger (splitsing) or division (afsplitsing), except where such action (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is consented to by Contractor (which consent shall not be unreasonably withheld, conditioned or delayed), taking into consideration the amount of the Remaining Payments.

3.             Covenants Relating to “Lock-Box” Account; Direction of Accounts Receivable.

a.             Payments.  To the extent that NSS fails to make one (1) or more payments as and when due under Paragraph 5.C.2 or 5.D which are undisputedly due and payable or in dispute but due and payable into an escrow account under Paragraph 5.E for an aggregate amount in excess of XXX Dollars ($XXX) within thirty (30) days following the date on which any such payment or payments become due under this Contract (any such failure, a “Payment Default”), Contractor may by written notice, at any time following the occurrence and during the continuance of such Payment Default, instruct NSS to, at Contractor’s option, either direct a sufficient number of NSS-8 Customers to (i) make payments as and when due under one (1) or more Customer Contracts directly into a bank account that is encumbered by a first right of pledge in favor of Contractor (any such account, a “Lock-Box Account”) to the extent necessary to cause the aggregate amount standing to the credit of such bank account (plus any minimum balance required by the relevant banking institution) to equal the amount of the Payment Default and from which Contractor can directly deduct amounts necessary to cure such Payment Default or (ii) make payments as and when due under one (1) or more Customer Contracts directly to Contractor in an aggregate amount equal to the amount of the Payment Default.  NSS may revoke such directions with respect to any particular Customer Contract so long as it has given equivalent directions with respect to other Customer Contracts as necessary to maintain compliance with its obligations under this clause (a) (such maintenance of compliance, “Customer Contract Coverage Maintenance”).  Following receipt of any such written notice, and to the extent necessary for Customer Contract Coverage Maintenance, NSS shall promptly so instruct sufficient NSS-8 Customers.

b.             In the event that NSS defaults under the NSS Credit Agreement and such default results in the acceleration of the maturity of the loans under the NSS Credit Agreement (an “NSS Credit Agreement Acceleration”), Contractor may by written notice instruct NSS to direct all NSS-8 Customers to make payments as and when due under the Customer Contracts into a Lock-Box Account, from which Contractor can directly deduct amounts that are undisputedly due and payable as and when due and payable under Paragraph 5.C.2 or 5.D, or transfer amounts that are in dispute into an escrow account under Paragraph 5.E as and when due under Paragraph 5.E.  Following receipt of any such written notice, NSS shall promptly so instruct NSS-8 Customers.

4.             Enforcement of Customer Contracts.  Following the exercise by Contractor of its rights under Paragraph 19.B.3.a (and without prejudice to NSS’s obligations thereunder), and, in the case of the exercise by Contractor of its rights under Paragraph 19.B.3.a(i), for so long as any Payment Default remains outstanding and, following a cure of such Payment Default, until such time as four (4) quarterly payment dates have passed without there occurring another Payment Default, NSS shall enforce each Customer Contract required for Customer Contract Coverage Maintenance (or, in the case of the exercise by Contractor of its rights under Paragraph 19.B.3.a(ii), all Customer Contracts) in a manner that is consistent with its general business practices and shall not amend any Customer Contract required for Customer Contract Coverage Maintenance (or, in the case of the exercise by Contractor of its rights under Paragraph 19.B.3(a)(ii), any Customer Contracts) or relieve any affected NSS-8 Customer of its obligations thereunder in a manner that inequitably impairs Contractor’s right to receive payments under Paragraph 19.B.3(a), Paragraph 5.C.2 and Paragraph 5.D, as applicable.

5.             Rights and Obligations Following a Cure.  For the avoidance of doubt, when a Payment Default is no longer outstanding and four (4) quarterly payment dates have passed without there occurring another Payment Default, NSS’s obligations under this Paragraph 19.B.3 (other than its obligations under Paragraph 19.B.3.a(ii) and its obligations under Paragraph 19.B.3.b, to the extent they relate to an exercise by Contractor of its rights under Paragraph 19.B.3.a(ii)) shall cease to exist and NSS may withdraw or otherwise use, in its sole discretion, any amounts remaining in a Lock-Box Account; shall no longer be required to maintain a Lock-Box Account; and, subject to compliance with the provisions of this Article 19 and the Pledge Agreements, may deal with all NSS-8 Customers in such manner as it determines in its sole discretion.  Nothing in this clause (c) shall prejudice Contractor’s rights under Paragraph 19.B.3(a) with respect to any subsequently occurring Payment Default.

6.             Covenant Relating to Prepayment of Term Loans Under the NSS Credit Agreement.  NSS undertakes that, as soon as practicable following its receipt from Contractor of the refunded amounts of the Milestone Payment Plan referenced in Section 2.3(a) of the MOU, it shall apply such portion thereof towards prepayment of outstanding term loans under the NSS Credit Agreement as is required so as to ensure that the NSS Credit Agreement Amendment becomes effective within twenty-four (24) hours of receipt by NSS of such refunded amounts.

C.            Events of Default; Cure

1.             Events of Default.  Each of the following shall constitute an Event of Default under this Article 19 and the Pledge Agreements: NSS shall (i) fail to observe or perform in any material respect its obligations under any covenant contained in Paragraph 19.B.3(a), Paragraph 19.B.3(b) or Paragraph 19.B.4 or (ii) fail to cure any Payment Default within XXX (XXX) days by providing sufficient Customer Contract Coverage Maintenance;

b.             At any time following the occurrence and during the continuance of a Payment Default, there occurs an NSS Credit Agreement Acceleration;

c.             Any representation or warranty made by NSS in Paragraph 19.B.1, in Paragraph 25.A or in Clause 4.1 of either Pledge Agreement shall prove to have been false or misleading in any material respect when so made by NSS and, in the case of the representation and warranty set forth in Paragraph 19.B.1.(d), NSS shall fail promptly to make or obtain any required action, consent, approval, registration or filing upon becoming aware of the need therefore and such failure shall have a Material Adverse Effect;

d.             NSS shall fail to observe or perform in any material respect its obligations under any covenant contained in Paragraph 19.B.2 or Article 5 of either Pledge Agreement or any of its other material obligations under this Article 19 (other than any obligation referred to in clause (a) above) and the Pledge Agreements and such failure, if capable of remedy, shall continue unremedied for a period of thirty (30) days; provided that, in the case of a failure to observe or perform in any material respect its obligations under Paragraph 19.B.2(f) after the occurrence of an NSS Credit Agreement Acceleration, NSS shall provide reasonable assurances that such failure is capable of remedy;

e.             an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of NSS or of a substantial part of the property or assets of NSS, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for NSS or for a substantial part of the property or assets of NSS, (iii) the winding-up or liquidation of NSS or (iv) the commencement of any proceedings in The Netherlands regarding the bankruptcy (faillissement), suspension of payments (surséance van betaling) or dissolution (ontbinding) of NSS; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

f.              NSS shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) seek, or consent to, the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for NSS or for a substantial part of the property or assets of NSS, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due.

; provided, with respect to (i) the events and circumstances described in clauses XXX (other than as provided in clause (ii) of this proviso) above, that within XXX (XXX) days and (ii) the events and circumstances described in clause (XXX) above, XXX, that within XXX (XXX) days, in each case after receiving written notice from Contractor stating the nature and extent of the claimed default and Contractor’s intent to exercise one or more of its remedies hereunder as a result of the default (which notice may be given by Contractor at any time following the occurrence of any of the events described in clauses (a) through (f) above and shall specify which remedies Contractor intends to exercise) NSS shall have failed to either (x) cure the default, (y) dispute the existence of a default under Article 21 or (z) provide other comparable security that is acceptable to Contractor in its reasonable discretion, taking into consideration the amount of the Remaining Payments.  Notwithstanding any prior allocation by NSS of Prepayments and Price Adjustments under Paragraph 4.C, NSS may cure an Event of Default by re-allocating any Prepayments and/or Price Adjustments which haven’t been previously effected to the past due amount.

D.            Contractor’s Remedies Following an Event of Default

1.             Payment and Exercise of Pledges.  At any time following the occurrence and during the continuance of an Event of Default (other than an event of default with respect to the events and circumstances described in Paragraph 19.C.1(e) or Paragraph 19.C.1(f)), Contractor may declare the sum of all future payments due to Contractor under Article 4 to be forthwith due and payable in whole or in part (subject to refunds in the event of a future Price Adjustment) and may, subject to Paragraph 19.D.4, exercise any or all rights and remedies available under the Pledge Agreements and under this Article 19.  Upon the occurrence of an Event of Default under Paragraph 19.C.1(e) or Paragraph 19.C.1(f), the sum of all future payments due to Contractor under Article 4 shall immediately become due and payable in whole (subject to refunds in the event of a future Price Adjustment) and Contractor may, subject to Paragraph 19.D.4, exercise any or all rights and remedies under the Pledge Agreements and under this Article 19.

2.             Additional Rights of Contractor following Enforcement of the Spacecraft Pledge Agreement.  At any time following the exercise by Contractor of its rights and remedies under the Spacecraft Pledge Agreement, Contractor may by written notice instruct NSS to do, and NSS shall use commercially reasonable efforts to do, any one or more of the following in accordance with the instructions of Contractor:

a.             Continue performing TT&C operations for the Spacecraft at the Orbital Station for a fixed monthly fee based on the material and efforts involved in providing such services plus a profit component of XXX percent (XXX%).  NSS shall perform TT&C operations on commercially reasonable terms and conditions;

b.             Subject to the requirements set forth in Article 21 of the Spacecraft Pledge Agreement, effect the transfer of operational control over the Spacecraft to Contractor or to a qualified third-party designated by Contractor and transfer to Contractor or such third party: (i) any access codes, command codes, command encryption keys and related manuals and documentation reasonably necessary to establish access to and perform tracking, telemetry, control and monitoring (“TTC&M”) of the Spacecraft, including activation and control of any spacecraft subsystems and payload components and the transponders thereon, taking into consideration NSS’s then-current procedures and practices for performing TTC&M (and including, without limitation NSS’s procedures for performing TTC&M of the Spacecraft, or “PROCS”); and (ii) such Spacecraft’s configuration, loading and other information as may be reasonably required by Contractor in order to continue providing services to NSS-8 Customers, taking into consideration NSS’s then-current procedures and practices for providing services to NSS-8 Customers.  NSS shall also grant to Contractor an irrevocable (subject to the limitations provided for herein), non-exclusive, royalty free, worldwide license (which Contractor may sublicense to any qualified third party) to use the NSS codes, documentation, procedures and information provided under this clause (b) solely for the purpose of performing TTC&M of the Spacecraft and continuing to provide services to NSS-8 Customers.  For the avoidance of doubt, this provision shall apply only to codes, documentation, procedures and information generated and maintained by NSS and shall not apply to any hardware or to any third-party data, software or documentation, XXX.  Any codes, documentation, procedures and information provided pursuant to this clause (b) shall be treated as NSS Proprietary Information under Article 27; Contractor agrees to accept such codes, documentation, procedures and information on an “as is” basis and NSS expressly disclaims any express or implied warranties, including without limitation warranties of fitness for any particular purpose and merchantability; and shall be subject to the provisions of Article 31 hereof.  Notwithstanding anything in the foregoing to the contrary, Contractor shall not be allowed to take any action, and NSS shall not be required to take any action, that, in NSS’s sole opinion, would impair or threaten to impair the continued operation of any other satellite owned or operated by NSS or otherwise materially and adversely affect any asset of NSS other than the Spacecraft.  As used herein, a “qualified third party” shall mean any third party who (x) is qualified, in Contractor’s reasonable discretion, to perform TTC&M for the Spacecraft and provide services to the NSS-8 Customers and (y) is not an owner and operator of a fixed satellite services (FSS);

c.             At Contractor’s request, either (i) make available to Contractor through a sublicense or other lawful arrangement NSS’s rights to make use of the orbital location and associated radio frequencies at which the Spacecraft is then operating for the shorter of the Spacecraft’s then-remaining Orbital Design Life or until all incentive payments and interest due to Contractor under this Contract have been paid in full, for an annual fee of no more than XXX ($XXX) or (ii) assist Contractor in obtaining a license or other authorization from the Government of The Netherlands pursuant to which Contractor would be able to make use of the orbital location and associated radio frequencies at which the Spacecraft is then operating during period set forth in clause (i).

3.             Additional Rights of Contractor following Enforcement of the Receivables Pledge Agreement.  At any time following the exercise by Contractor of its rights and remedies under the Receivables Pledge Agreement by sending a Default Notice (as defined in the Receivables Pledge Agreement) (so long as Contractor has not exercised its rights and remedies under the Spacecraft Pledge Agreement), NSS shall, at Contractor’s written request, use commercially reasonable efforts to, provide sales, marketing, billing, collection and related services for NSS-8 Customers and prospective customers at the orbital location.  Pricing for such services shall be based on the material and efforts involved in providing the services plus a profit component of XXX percent (XXX%).

4.             Obligations of Contractor.  Prior to exercising the Spacecraft Pledge Agreement, Contractor must exercise the Receivables Pledge Agreement by sending a Default Notice (as defined in the Receivables Pledge Agreement).  Contractor shall have the right to control the Spacecraft, including the right to relocate the Spacecraft from the orbital location, only after Contractor has exercised its enforcement rights under the Receivables Pledge Agreement and the Spacecraft Pledge Agreement.

After exercising the Spacecraft Pledge Agreement, (1) Contractor shall be solely responsible for the command and control of the Spacecraft unless Contractor elects, pursuant to Paragraph 19.D.2(a), to have NSS continue to operate the Spacecraft, in which case NSS shall continue to operate the Spacecraft pursuant to Paragraph 19.D.2(a) and comply with its obligations under Customer Contracts; and (2) Contractor shall be solely responsible for any decision to relocate the Spacecraft from the orbital location; provided, that Contractor shall not be so responsible if (x) NSS has not complied with its obligations under Paragraph 19.D.2(c) or (y) such relocation is required pursuant to an order issued by the government of The Netherlands or another Governmental Authority with jurisdiction over the Spacecraft or the orbital location.

E.             Termination of Security Interest and Substitution of Collateral

1.             Termination of Security Interest.  The provisions of this Article 19 and the Pledge Agreements each shall terminate in their entirety, and NSS shall have no further obligations hereunder or thereunder, when NSS has unconditionally and irrevocably (other than as provided in Paragraph 5.C.3) paid all but the last XXX Dollars ($XXX) in incentive payments hereunder.

2.             Substitution of Collateral.  At any time when XXX Dollars ($XXX) or less in incentive payments remains due to Contractor under this Contract, NSS may seek Contractor’s consent to provide alternative security, which consent may not be unreasonably withheld, conditioned or delayed taking into consideration the amount of the Remaining Payments, the adequacy of the alternative security offered to secure the remaining incentive payments and interest, NSS’s general creditworthiness, and other commercially reasonable factors.

F.             Taxes

Contractor shall be solely responsible for any and all taxes, duties, spectrum use, regulatory, licensing and other fees arising from its exercise of its rights under this Article 19 or under the Pledge Agreements, including without limitation import duties.

G.            Remedies Cumulative

The rights, powers and remedies of Contractor under this Article 19 are cumulative and shall be in addition to, and without prejudice to, all rights, powers and remedies available to Contractor pursuant to the Pledge Agreements and at law, in equity or by statute.  All such rights, powers and remedies may be exercised successively or concurrently without impairing the rights of Contractor hereunder.

ARTICLE 20.  KEY PERSONNEL

It is agreed that the following Contractor employees and positions are necessary for the successful performance of this Contract:

Key Personnel	Position
Mike Neuman	Chief Engineer
Ron Dukat	Program Manager
Douglas Anders	Deputy Program Manager
David Grey	Lead Payload Engineer
Michelle Parker	Systems Lead
Alain Sanchez	Lead Bus Engineer
Dennis Beeson	Contracts Manager
Jeanine Hoffmann	Ground Systems Lead
Mickey Diesman	PA Manager
Charles Park	Antenna Lead

In the event one (1) or more of the above-named personnel are no longer available for the performance of this Contract, Contractor agrees to replace such personnel with personnel of a comparable level of experience, qualifications and ability, and such replacement shall be subject to NSS’ approval.

ARTICLE 21.  DISPUTES

A.            Disputes

Any dispute or disagreement arising between Contractor and NSS in connection with this Contract, which is not settled within thirty (30) days (or such longer period as may be mutually agreed upon by the Parties) from the date that either Party notifies the other in writing that such dispute or disagreement exists (or within the time periods specified in Paragraph 21.B with respect to technical matters), at the request of either Party shall be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, in effect on the date that such request is made, by three (3) arbitrators.  Each Party shall select one (1) arbitrator and the two (2) arbitrators so selected shall select the third (3rd) arbitrator; provided that if the two (2) arbitrators selected by the Parties cannot agree on a third arbitrator within thirty (30) days of their selection by the Parties, the third arbitrator shall be appointed in accordance with the Rules of Conciliation and Arbitration.  The arbitration proceedings shall be conducted in the United Kingdom.  The arbitration resolution shall be final and binding upon the Parties and judgment may be entered thereon, upon the application of either Party, by any court having jurisdiction.  Each Party shall bear the cost of preparing and presenting its case; and the cost of arbitration, including the fees and expenses of the arbitrators, will be shared equally by the Parties unless the resolution otherwise provides.

B.            Disagreements Regarding Technical Matters

The Parties acknowledge their shared interest in ensuring that the Spacecraft is delivered by the Promised Delivery Date and is constructed and tested so as to ensure that it performs in accordance with the requirements of the Contract, including the Exhibits hereto.  In recognition of this shared interest, the Parties agree to cooperate in good faith and to expedite, to the maximum extent technically and commercially reasonable, the resolution of any dispute or disagreement arising between Contractor and NSS related to the disposition of test or other anomalies or other technical matters.  If there is a disagreement between the Parties regarding the foregoing, the Parties shall expedite resolution of a “go forward” plan as follows:

1.             Program Managers.  Contractor’s program manager shall discuss the issue (and shall provide sufficient relevant technical information, including test data, and make available other relevant personnel including the appropriate subject matter experts) with NSS’ on-site program manager.  If the matter has not been resolved to either Party’s satisfaction within twenty-four (24) hours, then

2.             Chief Technology Officer.  Contractor or NSS each may escalate the matter to Contractor’s Chief Engineer and to NSS’ Chief Technology Officer (and, as above, Contractor shall provide sufficient relevant technical information, including test data, and make available other relevant personnel including the appropriate subject matter experts).  If the matter has not been resolved to either Party’s satisfaction within forty-eight (48) hours, then

3.             CEOs.  Contractor or NSS each may escalate the matter to Contractor’s General Manager and to NSS’ Chief Executive Officer (and, as above, Contractor shall provide sufficient relevant technical information, including test data, and make available other relevant personnel including the appropriate subject matter experts).  If the matter has not been resolved to either Party’s satisfaction within forty-eight (48) hours, then (a) a dispute shall be deemed to exist under the Contract and either Party may unilaterally submit the matter to arbitration in accordance with Paragraph 21.A and (b) upon request from NSS (which must be made, if at all, within five (5) Business Days), Contractor shall provide a Contract Change Notice, which shall specify the terms for performing the disputed work (including, but not limited to, price and schedule impact).

ARTICLE 22.  INDEMNIFICATION

A.            General Indemnification

XXX shall indemnify and hold XXX, its officers, directors, agents, employees, owners, subsidiaries, affiliates, successors and assigns, or any of them, harmless from any and all loss, damage, liability or expense resulting from damage (excluding damage to the Spacecraft caused after Acceptance) and injuries, including death, to all persons (natural or juridical), arising from any occurrence caused by a material act or omission of XXX or any of them, and XXX shall at its sole expense defend any claims, actions, suits and proceedings, whether in law or equity, brought against XXX, its officers, directors, agents, employees, owners, subsidiaries, affiliates, successors and assigns, or any of them, on account thereof, and shall pay all expenses, including attorney’s fees, and satisfy all judgments as may be incurred by or rendered against them, or any of them, in connection therewith, provided XXX is given prompt notice of any such claim, action, suit or proceeding.  XXX shall provide, at XXX written request and sole expense, such assistance and information as may be reasonably provided by XXX in connection with the defense of any such action.  Notwithstanding the foregoing, for the period commencing at Intentional Ignition through Spacecraft separation from the Launch Vehicle, Contractor shall indemnify NSS for damages caused by the nonperformance of the Launch Services only to the extent that the Launch Services Provider provides such indemnity under the Launch Services Agreement as long as (i) Contractor does not amend its Launch Services Agreement with Sea Launch after the date of this Agreement to reduce or limit the indemnity provided by Sea Launch thereunder and (ii) any new Launch Services Agreement entered into by Contractor contains indemnification provisions that are at least as favorable to Contractor (and NSS) as those contained in Contractor’s Launch Services Agreement with Sea Launch as of the date of this Contract.

B.            Intellectual Property Indemnification

XXX shall, at its expense, defend, indemnify and hold XXX, its officers, directors, agents, sublicensees, owners, subsidiaries, affiliates and employees, successors or assigns or any of them harmless from and against any and all claims, losses, actions, damages, expenses and all other liabilities, including but not limited to costs and reasonable attorneys’ fees, resulting from any claim against an indemnified party by any third party, for infringement or other violation of any patent, copyright, trademark, trade secret rights, or any other intellectual property rights arising from preparing, launching, testing, maintaining, operating, using, and marketing capacity on or services that employ the Spacecraft or in connection with any Item; the performance of Work; or any Contract Technology owned by XXX and/or licensed by XXX to XXX under this Contract.

If an injunction or other order is obtained against the manufacture, preparation, use, lease, sale or other disposition of any deliverable Item, Contractor agrees to use its best efforts either to procure rights so that such deliverable Item and the manufacture, preparation, use, lease, sale or other disposition thereof is no longer infringing or to modify or replace such deliverable Item, subject to NSS’ technical approval, so that it is no longer subject to such injunction or order.  In the event that neither of the foregoing alternatives is suitably accomplished, XXX shall be liable to XXX, its successors and assigns, or any of them, for all additional costs and damages resulting from such injunction or order.

C.            Indemnification for Taxes

Contractor shall assume responsibility for, and shall hold NSS harmless from all taxes, duties (except for import duties related to Items delivered to NSS, or Services performed for NSS, in The Netherlands), tariffs or similar charges, however denominated, which may be required under any present or future law or laws, and which become due by reason of the performance of Work under this Contract or any Subcontract hereunder, and shall execute and deliver such other further instruments, and comply with such requirements of said laws, as may be necessary thereunder to confirm and effectuate this Contract, including making of payment of any interest or penalties related to or arising from such taxes, duties, tariffs or other charges.

D.            Procedures

In the event XXX employs any attorney, accountant, engineer or consultant to assist in defense of any matter pursuant to this Article 22, such attorney, accountant, engineer or consultant shall be reasonably satisfactory to the indemnified party.  If XXX does not employ counsel to take charge of the defense, the indemnified party shall, at the sole expense of XXX, employ separate counsel and direct such defense on its own behalf.  No settlement of any claim, action, proceeding or suit shall admit liability on the part of an indemnified party without such indemnified party’s prior written consent, which may be given or withheld in an indemnified party’s sole discretion.

ARTICLE 23.  LIMITATION OF LIABILITY

NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS OR REVENUES, OTHER THAN FOR A WILLFUL BREACH OR GROSS NEGLIGENCE.  THE FOREGOING LIMITATIONS SHALL NOT APPLY TO A PARTY’S OBLIGATIONS TO INDEMNIFY A THIRD PARTY CLAIM PURSUANT TO ARTICLE 22 OR ANY OTHER PROVISIONS OF THIS CONTRACT RELATING TO INDEMNIFICATION OF A THIRD PARTY CLAIM.

ARTICLE 24.  DAMAGE TO PERSONS OR PROPERTY, ASSOCIATED WITH LAUNCH, INTERPARTY WAIVER

Each Party agrees to be bound to such interparty waiver as the Launch Services Provider may set forth in the Launch Services Agreement, provided that the waiver contains reciprocal rights for both Parties and is substantially consistent with the standard provisions of such Launch Services Provider.

ARTICLE 25.  REPRESENTATIONS AND WARRANTIES

A.            Mutual Representations and Warranties

Each Party represents, covenants and warrants to the other that:

1.             Existence.  It is a corporation, duly organized and validly existing and with the power to undertake the obligations set forth in this Contract.

2.             Authority.  All corporate action required to be taken by it to execute, deliver and perform the terms of this Contract have been taken.

3.             Binding Agreement.  The execution and delivery of this Contract by it will cause this Contract to constitute a legal, valid and binding obligation of it enforceable in accordance with its terms, except where enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors rights generally or general principles of equity.

B.            Contractor’s Special Representations and Warranties

Contractor represents, covenants and warrants to NSS that:

1.             Contract Intellectual Property.  None of the Contract Intellectual Property is, to the best of Contractor’s knowledge, the subject of infringement or other violations of intellectual property protections by any third party; and all of the Contract Intellectual Property is free from any lien, claim or other encumbrance, including as a pledge of collateral.  Contractor shall employ all reasonable commercial efforts to retain all Contract Intellectual Property.

2.             Contract Technology.  There are no claims filed, or, to the best of Contractor’s knowledge, threatened that any of the Contract Technology or the practice thereof infringe or violate in any way any Patent or other intellectual property rights of any third party.  Contractor has the authority to grant to NSS the licenses and rights to the Contract Technology according to the terms of this Contract.

ARTICLE 26.  ASSIGNMENT

Neither this Contract nor any of the rights, duties, and obligations of Contractor or NSS under this Contract may be assigned or delegated by either Party without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.  Any attempted assignment or delegation, without such consent, shall be void and without effect.  Notwithstanding the foregoing, NSS may assign this Contract or any of its rights and obligations, including but not limited to any warranties, security agreements and indemnities, with a right to reassign, without Contractor’s consent: (i) to a subsidiary of NSS, or (ii) to a joint venture in which NSS is a majority participant or holds at least a twenty-five percent (25%) ownership interest; and either Party may assign this Contract or any of its rights and obligations, including but not limited to any warranties and indemnities, with a right to reassign without consent of the other Party (x) to any entity that acquires or succeeds, by merger or other vehicle, to all or substantially all of the assigning Party’s assets, or (y) to a financial institution as security in connection with a bona fide financing transaction in accordance with the terms of Article 19 herein.  Any assignment of the Contract shall not relieve the assignor of its obligations hereunder unless the assignor provides the other Party with reasonable evidence of the financial viability of the assignee, which evidence is reasonably acceptable to such other Party, or unless such other Party otherwise agrees to release the assignor of its obligations hereunder.  NSS shall not assign this Contract in any manner that materially impairs Contractor’s rights under the Pledge Agreements.

This Contract shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

ARTICLE 27.  CONFIDENTIALITY

A.            Identification of Proprietary Information

All information, in whatever form, orally or in any written or electronic form, that has been or may be disclosed in the future by one Party to the other in connection with this Contract shall be deemed proprietary information, if written, if marked “proprietary” or “confidential,” or if disclosed orally, if so stated to the receiving Party by the disclosing Party at the time of disclosure and reduced to writing no later than thirty (30) days after the disclosure (together “Proprietary Information”).  In addition, and without limitation, Contractor acknowledges and agrees that all information regarding NSS’ contemplated use of or customers for the Spacecraft, areas of coverage or antenna plots, potential types of traffic or related requirements, health and expected life of existing satellites, the performance of the Spacecraft and any anomalies with respect thereto, and all information that could be revealing of the foregoing, shall be deemed NSS’ Proprietary Information and “Company Restricted Information.”

B.            Restrictions on Use, Disclosure

Neither Party shall use the Proprietary Information of the other Party except for the purpose of this Contract.  Neither Party shall disclose the Proprietary Information of the other Party except:  (1) on a confidential and need-to-know (for the purposes specified herein) basis to its employees, agents, and advisors (and with respect to NSS, its insurance underwriters, launch service providers, investors, lenders and TT&C operators), each of whom shall be subject to comparable restrictions of confidentiality; (2) as to information that is already rightfully in the possession of the receiving Party through other means and without such confidentiality restrictions; (3) as to information that is required to be disclosed under applicable law or by a valid subpoena or other court or governmental order, decree, regulation or rule; provided, however, that if disclosure is required under this provision, the receiving Party shall advise the disclosing Party of the requirement to disclose Proprietary Information prior to such disclosure and as soon as reasonably practicable after the receiving Party becomes aware of such required disclosure; and further provided that upon the request of the disclosing Party, the receiving Party agrees to cooperate in good faith and at the expense of the disclosing Party in any reasonable and lawful actions which the disclosing Party takes to resist such disclosure, to limit the information to be disclosed or to limit the extent to which the information so disclosed may be used or made available to third parties; (4) as to information that is released for public disclosure by the disclosing Party; (5) as to information that is developed by the receiving Party independently of any Proprietary Information of the disclosing Party.  Notwithstanding any other rights of either Party, either Party may seek injunctive relief in any court of competent jurisdiction against improper use or disclosure of Proprietary Information.

C.            Company Restricted Information

In addition to the obligations set forth above, Contractor agrees that its disclosure of Company Restricted Information under Paragraph 27.B. above shall be limited to individuals within the Boeing Satellite Systems (BSS) business unit of Contractor who have no responsibility for, or participation in, any venture in which Contractor may have any interest that involves the direct sales and/or leasing of satellite transponder capacity or the provision of any satellite communications services, including any individuals who may have dual roles.  Contractor employees outside Contractor’s business unit who have responsibility for evaluation and oversight of BSS’ operations will be provided Company Restricted Information only to the extent required for performance of their duties and only after they are advised of their responsibilities under this Contract.

D.            Standard of Care

Each Party agrees to exercise a level of care consistent with that employed by said Party for its most highly restricted and proprietary Information to ensure compliance with its obligations stated herein.

E.             Property of Disclosing Party

Proprietary Information shall be deemed the property of the disclosing Party and, upon request, the receiving Party shall return or destroy all Proprietary Information received from the disclosing Party, including any compilations thereof, to the extent that either may be in tangible form.

F.             Confidential Treatment of MOU Terms

Each Party shall treat the terms of the MOU (as incorporated into this Contract) as confidential and shall not disclose such terms to a third party (other than such Party’s shareholders and to legal and financial advisors, on a confidential basis, or as may be required to comply with a Party’s legal reporting obligations) without the prior consent of the other Party.  To the extent permitted by law, prior to making any disclosure of the terms or conditions of the MOU that is required to comply with a Party’s legal reporting obligation (other than disclosures that have previously been made in accordance with this Paragraph 27.F), the disclosing Party shall provide at least twenty-four (24) hours’ prior notice of the disclosure (together with draft text) to the other Party.  The Parties intend to use reasonable commercial efforts to ensure that any permitted disclosures are as limited as possible, subject to either Party’s legal reporting obligations.

ARTICLE 28.  PUBLIC RELEASE OF INFORMATION

Each Party shall use commercially reasonable efforts to obtain the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, concerning the content and timing of news releases and other public disclosures (including in articles, brochures, advertisements, prepared speeches and otherwise) of any material disclosure relating to the health or performance of the Spacecraft, including any Failures affecting or potentially affecting the Spacecraft.

ARTICLE 29.  NOTICES AND REPORTS, AUTHORIZED REPRESENTATIVES

All notices and reports to be provided to NSS or Contractor under this Contract shall be in writing, in English, and sent to NSS or Contractor by courier, by certified mail (postage prepaid) or by facsimile (with confirmation by courier or certified mall) at the following addresses (or to such other address as each Party may give the other by notice to the other in accordance with this Article 29):

NSS:	NSS-8 Program Office
Building S01, M/S D381
c/o Boeing Satellite Systems, Inc.
P.O. Box 92919
Los Angeles, CA 90009-2919
Attention: NSS-8 Program Manager
Facsimile No.: 1-310-426-1443

with a separate	New Skies Satellites B.V.
copy sent to:	Rooseveltplantsoen #4
2517KR The Hague
The Netherlands
Attention: Vice President, Space Segment Technology
Facsimile No.: +31 70 306 4285

New Skies Satellites B.V.
Rooseveltplantsoen # 4
2517KR The Hague
The Netherlands
Attention: General Counsel
Facsimile No.: +31 70 306 4289

CONTRACTOR:	Boeing Satellite Systems International, Inc.
P.O. Box 92919
Los Angeles, CA. 90009
Attention: Mr. Dennis Beeson
Contracts Manager
Bldg. S01, Mail Sta. D324
Facsimile No.: (310) 364-8307

For purposes of binding each Party under provisions of this Contract, the “Authorized Representative” of NSS shall be its a) Chief Technology Officer, currently Dr.  Stephen Stott, or b) General Counsel, currently Thai Rubin, or c) Vice President, Space Segment Technology Division, currently Mr. Leroy A. Argyle, and the Authorized Representative of Contractor shall be its Contracts Manager, currently Dennis Beeson.

Each Party may change or add to its list of Authorized Representatives by giving notice to the other Party (signed by the notifying Party’s then-current Authorized Representative) pursuant to the Contract notice provisions above.

ARTICLE 30.  OPTIONS

A.            Technical Support

On or before December 31, 2005, NSS may elect to procure from Contractor up to XXX labor months of technical support related to the control of unique Boeing 702 functionality.  This support would also include consulting on NSS-developed PROC testing and participation in associated post-test data analysis and resolution.  This support will be priced at a rate of XXX Dollars ($XXX) per month, which is equivalent to XXX Dollars ($XXX) per labor hour (in 2005 Dollars), plus any reasonable, documented out-of-pocket costs or expenses, including without limitation reasonable travel expenses.

B.            Replacement Spacecraft

In the event that after Launch and prior to Acceptance, the Spacecraft becomes a Total Loss, NSS may, at its option exercisable within XXX days of the Total Loss event, elect to procure a Replacement Spacecraft having the same design and specifications as the Spacecraft.  The terms and conditions related to the procurement of the Replacement Spacecraft shall be as set forth in Paragraph 30.B of Amendment Number 2 to the Original Contract.

C.            Optional Storage And Retest

1.             Storage at Contractor’s Expense.  If the Spacecraft has not been Launched by the Promised Delivery Date, at NSS’ option, Contractor shall place the Spacecraft In storage at Contractor’s facilities, or such other facilities as Contractor may arrange, which alternate facilities must have been approved by NSS, for a period of up to XXX months.  NSS may not terminate the Contract pursuant to Article 18 Paragraphs 1.B, 1.C, 1.D or the second clause of Paragraph 2 XXX after NSS has elected to store the Spacecraft.  Contractor shall continue to store, and perform any necessary testing or refurbishment on, such Spacecraft, at Contractor’s expense, until such Spacecraft is Launched, and Delivery and Acceptance thereof has been completed under this Contract.

2.             Storage at NSS’ Expense.  Following XXX storage of the Spacecraft by Contractor, NSS may elect to direct Contractor to continue to store the Spacecraft for an additional period of time provided that the total storage period, including the earlier free period, does not exceed three (3) years.  The firm fixed prices for such storage shall be as set forth in the table below:

Storage Duration
Optional Storage Prices	1 Year		2 Years		3 Years
Total Storage Price*	$	XXX	$	XXX	$	XXX
Monthly Storage Fee Adjustment	$	XXX	$	XXX	$	XXX

* Total Storage Price adjusted downward by the Monthly Storage Fee Adjustment if Spacecraft removed from storage before completion of applicable year

The price for any refurbishment and retest of the Spacecraft after storage is included In the above prices.

In the event that NSS elects to deliver the Spacecraft to storage for any reason, NSS shall pay Contractor the Total Price in accordance with Article 5 as though Acceptance had been achieved on the date the Spacecraft is put into storage, subject to any adjustments or refunds if, after the Launch of the Spacecraft, its performance is such that Price Adjustments are appropriate pursuant to Paragraph 4.C and Exhibit F.

D.            Intentionally Omitted

E.             In-Orbit Test Location

NSS has exercised an option set forth in the Original Contract to require Contractor to supply all ground facilities necessary to conduct the lOT.  The price to supply such on ground facilities has been included as part of the Total Price.

ARTICLE 31.  NSS FURNISHED INFORMATION AND PROPERTY

Contractor agrees, with respect to all Information and property, including but not limited to equipment, models and devices, furnished by NSS under this Contract:

A.            Title

That title to such Information and property shall remain exclusively in NSS.

B.            Risk of Loss

To assume all risk of loss or damage, reasonable wear and tear excepted, to such Information and property while in Contractor’s or any Subcontractor’s possession or control.

C.            Use

To ensure that such Information and property are used solely in the performance of the Contract.

D.            Taxes

To be responsible for payment of all taxes which become due by reason of Contractor’s or any Subcontractor’s possession, control or use of such Information and property, and to comply with all requirements of said laws, including making payment of any interest or penalties related to or arising from such taxes.

E.             Encumbrances

To ensure that no lien, encumbrance, pledge or other interest whatsoever attaches to such Information and property as a result of Contractor’s or any Subcontractor’s acts or omissions.

F.             Return

Except as may otherwise be provided in this Contract to return such Information and property to NSS upon completion of all Work or termination of this Contract.

G.            Damages

That in no event will NSS be liable for special, indirect or consequential damages related to such Information and property or arising from the use thereof.

ARTICLE 32.  HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA

Contractor shall comply with applicable national, state, and local laws, codes, ordinances, and regulations (including the acquisition of licenses and permits) in connection with any hazardous material used during Launch processing.  Contractor agrees to provide the right to use and disclose such data relating to hazardous materials as necessary to comply with this Article.

ARTICLE 33.  APPLICABLE LAWS

This Contract shall be interpreted, construed and governed by the laws of the State of New York, U.S.A., except to the extent that the conflicts of laws rules of New York would require the application of the laws of another jurisdiction.  The United Nations Convention on the International Sale of Goods does not apply to this Contract.

ARTICLE 34.  RESERVED

ARTICLE 35.  RESERVED

ARTICLE 36.  GENERAL

A.            Severability

If any provision of this Contract is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and as nearly as possible consistent with the intentions underlying the original provision.  If the remainder of this Contract is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

B.            Cumulative Rights/Waivers

All rights and remedies conferred hereunder or otherwise shall be cumulative and may be exercised singly or concurrently.  No delay or omission by either Party to exercise any right or power shall impair such right or power or be construed to be a waiver thereof.  No payment of money by any person or entity shall be construed as a waiver of any right or power under this Contract.  A waiver by any Party of any of the covenants, conditions or contracts to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants, conditions or contracts herein contained.  No change, waiver or discharge hereof shall be valid unless in writing and signed by the Authorized Representative of the Party against which such change, waiver or discharge is sought to be enforced.

C.            Gender/Captions

As used herein, the singular shall include the plural and the plural may refer only to the singular.  The use of any gender shall be applicable to all genders.  The captions contained herein are for purposes of convenience only and are not a part of this Contract.

D.            Relationship of the Parties

It is expressly understood that Contractor, on the one hand, and NSS, on the other hand, intend by this Contract to establish the relationship of independent contractors and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between them or their respective successors in interest.  Neither Contractor, on the one hand, nor NSS, on the other hand, shall have any authority to create or assume in the name or on behalf of the other Party any obligation, expressed or implied, nor to act or purport to act as the agent or the legally empowered representative of the other Party hereto for any purpose whatsoever.

E.             Construction

This Contract and the Exhibits and Schedules hereto, have been drafted jointly by the Parties and in the event of any ambiguity in the language hereof, there shall be no inference drawn in favor of or against either Party.

F.             Including/Time

Whenever the terms “including” or “include” are used in this Contract in connection with a single item or a list of items within a particular classification (whether or not the term is followed by the phrase “but not limited to” or words of similar effect) that reference shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on, or an exclusive enumeration of the items within that classification.  The dates for Delivery of Items and dates and times for all other purposes under this Contract shall be defined in relation to Greenwich Mean Time.

G.            Survival

Termination or expiration of this Contract for any reasons shall not release either Party from any liabilities or obligations set forth in this Contract which (i) the Parties have expressly agreed shall survive such termination or expiration, including the obligations in Articles 9, 11, 13, 14, 15, 16, 17, 18, 21, 22, 23, 26, 27 and 28, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.  In the event of any purported termination or expiration of this Contract prior to the termination of the Contractor’s security interest in accordance with Paragraph 19.E, the provisions of Article 19 shall survive.

H.            Entire Agreement

This Contract:  (i) consists of this document and the referenced Exhibits in Article 2 of this Contract and the Schedules attached thereto and all RDWs and Contract Change Notices executed by the Parties on or before the date hereof; (ii) constitutes the entire agreement of the Parties with respect to the subject matter hereof; and (iii) supersedes all prior correspondence, representations, proposals, negotiations, understandings, and agreements of the Parties, oral or written, with respect to the subject matter hereof, including without limitation the MOU and the Original Contract.  No addition to, deletion of, or deviation from the provisions of this Contract shall be binding against NSS unless in writing and signed by an Authorized Representative of NSS or against Contractor unless in writing and signed by an Authorized Representative of Contractor.

EXHIBIT  A

SPACECRAFT PERFORMANCE SPECIFICATIONS

[Entire Exhibit Redacted pursuant to

U.S. International Traffic in Arms Regulation (ITAR),

22 CFR 120-130]

EXHIBIT  B

STATEMENT OF WORK

[Entire Exhibit Redacted pursuant to

U.S. International Traffic in Arms Regulation (ITAR),

22 CFR 120-130]

EXHIBIT  C

PRODUCT ASSURANCE PLAN

[Entire Exhibit Redacted pursuant to

U.S. International Traffic in Arms Regulation (ITAR),

22 CFR 120-130]

EXHIBIT  D

TEST PLAN

[Entire Exhibit Redacted pursuant to

U.S. International Traffic in Arms Regulation (ITAR),

22 CFR 120-130]

EXHIBIT  E

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of this 22nd day of February, 2005, by and among New Skies Satellites B.V. (“New Skies”), Boeing Satellite Systems International, Inc. (“BSSI”), and LaSalle Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, with its principal office in Chicago, Illinois (the “Escrow Agent”).

WHEREAS, New Skies and BSSI have entered into an amended and restated Composite Compiled NSS-8 Spacecraft and Associated Equipment and Services Contract (Number NSS-20-03-01) dated February 22, 2005 (the “NSS-8 Contract”) pursuant to which, inter alia, BSSI will provide to New Skies the NSS-8 satellite and certain related items;

WHEREAS, pursuant to Article 5 of the NSS-8 Contract, New Skies is to place Thirty Million Dollars ($30,000,000.00) (the “Escrow Amount”) into escrow pursuant to this Agreement;

WHEREAS, pursuant to Article 5 of the NSS-8 Contract, the Escrow Amount is to be paid to BSSI XXX in accordance with the NSS-8 Contract, on the conditions and subject to the restrictions set forth in the NSS-8 Contract; and

WHEREAS, under certain circumstances set forth in the NSS-8 Contract all or a portion of the Escrow Amount will be refunded to New Skies rather than paid to BSSI.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ESTABLISHMENT OF ESCROW

1.1           New Skies and BSSI hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as the escrow agent and depositary subject to the terms and conditions set forth herein.  The Escrow Agent shall receive the Escrow Amount and agrees to hold the Escrow Amount in a separate and distinct account (the “Escrow Account”) which, subject to the terms and conditions of this Agreement, will be available for disbursement upon a draw made by BSSI at the Escrow Agent’s office in Chicago, Illinois.  The Escrow Agent shall not distribute or release any of the Escrow Fund except in accordance with the express terms and conditions of this Agreement.

1.2           Subsequent to the execution of this Agreement, New Skies will deposit the Escrow Amount with the Escrow Agent, which shall be acknowledged by New Skies, BSSI, and the Escrow Agent.  The Escrow Amount, together with any investment earnings thereon, shall hereinafter collectively be referred to as the “Escrow Fund.”

ARTICLE II

INVESTMENT OF ESCROW FUND; INTEREST PAYMENTS

2.1           The Escrow Amount shall be held in a LaSalle Enhanced Liquidity Management account (LELM), or as may be jointly directed in writing by New Skies and BSSI. All income earned on the Escrow Fund shall be taxable to New Skies until the Satellite Delivery Date (as defined below) and to BSSI after the Satellite Delivery Date and shall be credited to the Escrow Account until it is disbursed pursuant to Section 2.3.  The Escrow Agent shall have no responsibility for the tax consequences of this Agreement.

2.2           The Escrow Agent shall not be responsible to New Skies, BSSI or any other person or entity for any loss or liability arising in respect of any directed investment in Section 2.1 except to the extent that such loss or liability arose from the Escrow Agent’s gross negligence or willful misconduct.

2.3           BSSI shall provide written notice to the Escrow Agent (with a copy to New Skies) following Delivery (as defined in the NSS-8 Contract) of the NSS-8 satellite to New Skies by BSSI, which shall state the date on which Delivery occurred (the “Satellite Delivery Date”).  From the date of this Agreement until XXX, the Escrow Agent shall pay interest and any other investment earnings to New Skies on a quarterly basis, unless otherwise directed in writing by New Skies.  From and after XXX, the Escrow Agent shall pay interest and any other investment earnings to BSSI on a quarterly basis, unless otherwise directed in writing by BSSI.  All payments of interest and other investment earnings to New Skies and BSSI in accordance herewith shall be made to such account as may be notified in writing by New Skies or BSSI, respectively, to the Escrow Agent.  In the event of a dispute under Article III, unless otherwise instructed in writing by BSSI and New Skies, the Escrow Agent shall place interest and any other investment earnings on any disputed amount into the Escrow Account.

ARTICLE III

DISBURSEMENTS FROM THE ESCROW ACCOUNT

3.1           Except to the extent expressly permitted in Section 2.3 and Article IV hereof, the Escrow Agent shall only disburse amounts held in the Escrow Account upon receipt of a written notice (“Disbursement Request”) from BSSI specifying (i) the amount to be disbursed, (ii) the date of disbursement, (iii) the recipient of the disbursement, and (iv) the manner of disbursement and delivery instructions.  Such Disbursement Request shall be provided to the Escrow Agent no less than seven (7) Business Days prior to the requested disbursement date.

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3.2           The Escrow Agent shall give New Skies at least five (5) Business Days’ prior written notice before making any disbursement hereunder, which notice shall include a copy of the Disbursement Request. If the Escrow Agent receives a written protest to the Disbursement Request from New Skies prior to 12:00 p.m. (Chicago time) on the requested disbursement date set forth in the Disbursement Request, the Escrow Agent shall not make the disbursement (or, if New Skies’ protest relates to only a portion of the Disbursement Request, shall disburse only the undisputed portion of the Disbursement Request).

3.3           Nothing in Section 3.2 shall prohibit the Escrow Agent from making a disbursement in response to one or more subsequent Disbursement Requests that are not protected by New Skies.

ARTICLE IV

COMPENSATION; EXPENSES

4.1           As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, reasonably incurred or made by it in connection with the carrying out of its duties under this Agreement.

4.2           New Skies shall pay the Acceptance Fee and the Annual Administrative Fee for the first one-year period as set forth in Schedule A upon execution of the Escrow Agreement.  The Escrow Agent shall bill the parties for each subsequent Annual Administrative Fee as it becomes due.  New Skies and BSSI, jointly and severally, shall be responsible for paying such amount.  Any fees or expenses not paid as provided, prior to final termination of this Agreement, shall constitute a charge on the deposits hereunder of the party or parties responsible for the payment of the fees and expenses, and the Escrow Agent shall not be required to make final distribution or delivery of said deposits until its outstanding fees and expenses have been paid. The Administrative Fee shall be pro rated on a six-month basis for any partial year period.

4.3           Subject to Section 4.2, the Escrow Agent agrees that it will not deduct any amounts from, or exercise set-off against any amounts in, the Escrow Fund, whether in relation to amounts owing by New Skies, BSSI or any other party, hereunder or otherwise.

ARTICLE V

EXCULPATION AND INDEMNIFICATION

5.1           The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement.  In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall

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govern and control the obligations and duties of the Escrow Agent in all respects.  The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same; provided that in the event that New Skies and BSSI settle any dispute arising out of or in connection with the NSS-8 Contract as provided in that contract, the Escrow Agent shall comply with any decision rendered by the arbitrators or by a court of law in accordance therewith.  The Escrow Agent is hereby expressly authorized to comply with and obey awards of any such arbitrators and orders, judgments or decrees of any such court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary.  In case the Escrow Agent obeys or complies with any such award, order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such award, order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

5.2           The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment.  Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent.

5.3           In the event the Escrow Agent is notified of any dispute, disagreement or legal action between New Skies and BSSI and any third party relating to or arising in connection with the escrow, the Escrow Fund, or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it.  The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require.  In such event, the Escrow Agent will not be liable for interest (other than interest and any other investment earnings earned by the Escrow Amount during such period) or damage.  Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves, provided that such action must be brought in accordance with Article XV hereof if the dispute involves solely New Skies and BSSI.  The Escrow Agent is authorized, at its option, to deposit with the Clerk of the Court or the Arbitrator(s), as applicable, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action and which New Skies and BSSI jointly agree to pay.  Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

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5.4           New Skies and BSSI hereby agree, jointly and severally, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all costs, damages, judgments, reasonable attorneys’ fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities. The costs and expenses of enforcing this right of indemnification also shall be paid jointly by New Skies and BSSI.  The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

ARTICLE VI

TERMINATION OF AGREEMENT

6.1           This Agreement may be terminated at any time upon the receipt by the Escrow Agent of three (3) Business Days prior written notice of termination executed jointly by New Skies and BSSI directing the distribution of all assets then held by the Escrow Agent under and pursuant to this Agreement.  This Agreement shall automatically terminate if and when all amounts in the Escrow Account (including all the securities in which any of the funds deposited into the Escrow Account shall have been invested) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement; provided, however, that the rights and obligations of the parties hereto shall survive the termination hereof.

ARTICLE VII

RESIGNATION OF ESCROW AGENT

7.1           The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to New Skies and BSSI; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: New Skies and BSSI shall use commercially reasonable efforts jointly to select a successor escrow agent within thirty (30) days after receiving such notice.  If New Skies and BSSI fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent.  The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.  Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall pay any interest or other investment income earned up to the date of transfer (less any outstanding fees and

6

expenses) and shall be paid any additional outstanding fees and expenses prior to transferring assets to a successor escrow agent.

ARTICLE VIII

NOTICES

8.1           All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission (with a confirming copy sent the same Business Day by registered or certified mail), or by hand delivery (with signed return receipt), or (b) the next Business Day if sent by nationally recognized overnight courier, in any case to the respective addresses as follows:

If to New Skies:

New Skies Satellites B.V.

Rooseveltplantsoen #4

2517 KR The Hague

The Netherlands

Attention: Mr. Derek Simmons, Manager Financial Analysis

Telephone: 011-31-70-306-4132

Fax: +011-31-70-306-4288

With a copy to:

New Skies Satellites B.V.

Rooseveltplantsoen #4

2517 KR The Hague

The Netherlands

Attention: Mr. Thai Rubin, General Counsel

Telephone: 011-31-70-306-4116

Fax: +011-31-70-306-4289

If to Boeing Satellite Systems International, Inc.:

Boeing Satellite Systems International, Inc.

P.O. Box 92919

Los Angeles, CA  90009

Attention: Mr. Dennis Beeson

Bldg. S01, Mail Sta. D324

Telephone: (310) 364-5729

Fax: (310) 364-8307

If to the Escrow Agent:

LaSalle Bank National Association

135 South LaSalle Street

Suite 1960

Chicago, IL  60603

Attention: Mark T. LoIacono

Telephone: (312) 904-6836

Fax:  (312) 904-2236

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ARTICLE IX

GOVERNING LAW

9.1           This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the parties hereto consent to jurisdiction in the State of Illinois and venue in any state or Federal court located in the City of Chicago.

ARTICLE X

AUTOMATIC SUCCESSION

10.1         Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall (following written notice to New Skies and BSSI) be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

ARTICLE XI

AMENDMENT AND MODIFICATION

11.1         New Skies, BSSI and the Escrow Agent may amend, modify, and/or supplement this Agreement as they may mutually agree in writing.

ARTICLE XII

COUNTERPARTS

12.1         This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  In making proof of this Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

ARTICLE XIII

INTERPRETATION

13.1         The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

13.2         As used in this Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day when banking institutions in Chicago, Illinois are authorized or required by law or executive order to be closed.

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ARTICLE XIV

SEVERABILITY

 14.1        The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

ARTICLE XV

RESOLUTION OF DISPUTES

15.1         Any controversy or claim arising out of or relating to this Agreement or the breach hereof or any unilateral Disbursement Request (but excluding any dispute that arises out of or relates to the NSS-8 Contract) shall be settled by arbitration in accordance with commercial rules of the American Arbitration Association (“AAA”).  Arbitration proceedings conducted pursuant to this Article XV shall be held in Chicago, Illinois.

15.2         Arbitrations shall be conducted by a single arbitrator (the “Arbitrator”) selected at random from a list of arbitrators maintained in the office of AAA in Chicago, Illinois.  The Arbitrator must be a person experienced in corporate law or the law of commercial finance and must have served as an arbitrator in not less than three prior commercial arbitrations involving primarily questions of commercial or corporate law conducted under the AAA rules.  The Arbitrator may not be a person who ever has been an affiliate of or attorney for any party or for any of their respective affiliates.

15.3         The parties shall allow and participate in discovery in accordance with the United States Federal Rules of Civil Procedure for a period of 90 days after the filing of an answer or other responsive pleading.  Unresolved discovery disputes may be brought to the attention of the Arbitrator for resolution.

15.4         Any provisional remedy that would be available from a court of law shall be available from the Arbitrator to the parties pending arbitration.  Any party may, without inconsistency with this Agreement, apply to any court of proper jurisdiction and seek injunctive relief to maintain the status quo until the arbitration award is rendered or the controversy is otherwise resolved.

15.5         The Arbitrator’s award shall be made in writing, but shall not make any findings of fact or conclusions of law.  The Arbitrator shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement and the NSS-8 Contract.  Judgment on any arbitration award may be entered by the Arbitrator or by any party in any court having jurisdiction thereof.  No party or Arbitrator may disclose the existence, content, or results of any arbitration or arbitration award without the prior written consent of both parties except to the extent necessary to enter and enforce a judgment based upon such award.

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15.6         The award of the Arbitrator shall be final and not subject to appeal.  Each party hereby waives the benefit of any applicable law that would permit it to appeal the decision of the Arbitrator to any court or other authority.

15.7         Any Arbitration conducted pursuant to this Article XV shall relate solely to controversies and claims arising under or relating to this Agreement or the breach hereof.  New Skies and BSSI shall resolve any dispute or disagreement arising under or relating to the NSS-8 Contract in accordance with Article 21 thereof, including its arbitration provisions (which currently provide for arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators in an arbitration conducted in the United Kingdom).

15.8         All fees and expenses of the arbitration shall be borne by the parties equally.  However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs.  Notwithstanding the foregoing, the Arbitrator shall be entitled to tax and assess costs against any party (including the fees of attorneys and arbitrators) to the extent that the Arbitrator finds that such party delivered a unilateral Disbursement Request or a protest of a Disbursement Request, or any portion thereof, on a basis which was unreasonable, speculative or primarily for the purpose of delaying the exercise of rights by the prevailing party.

15.9         The provisions of this Article XV shall survive termination of this Agreement.  Any dispute regarding the applicability of this Article XV to a particular claim or controversy shall be arbitrated as provided in this Article XV.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

NEW SKIES SATELLITES B.V.

By:	/s/ Daniel Goldberg
Name:	Daniel Goldberg
Title:	CEO

BOEING SATELLITE SYSTEMS
INTERNATIONAL, INC.

By:	/s/ Dennis Beeson
Name:	Dennis Beeson
Title:	Manager

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LASALLE BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ R.C. Bergman
Name:	R.C. Bergman
Title:	First Vice President

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SCHEDULE A

ESCROW AGENT

SCHEDULE OF FEES

Acceptance Fee:	$	XXX

Annual Administration Fee:	$	XXX

The Acceptance and first year’s Annual Administration Fees are due upon execution of the Escrow Agreement.

Any investment transaction not in a money market fund or a LaSalle Enhanced Liquidity Management (LELM) account will incur a $125.00 per transaction fee. The parties to the Agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments.  These revenues take one of two forms:

Shareholder Servicing Payments: The Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company.  Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically, Shareholder Servicing payments are paid under a Money Market Fund’s 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund’s prospectus that will be provided to you.

Revenue Sharing Payments: The Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to the Escrow Agent of a portion of the compensation payable to the fund company in connection with your account’s money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and the Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund.  The amount of any revenue share, if any, payable to Escrow Agent with respect to your account’s investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent’s cost.  Out-of-pocket expenses include, but are not limited to, costs of professional services (e.g. legal or accounting), postage (including express mail and overnight delivery charges), and copying charges.

EXHIBIT  F

METHOD OF ADJUSTMENT TO TOTAL PRICE

Confidential Treatment Requested

For Entire Exhibit

EXHIBIT G

EXPORT LAWS COMPLIANCE PLAN

G.1                             Export Licensing and Compliance, Management Resources and Process

During the period of this Contract, the Contractor shall maintain an Export Compliance Office to support the United States government licensing and export requirements related to the NSS-8 spacecraft program. The Contractor shall identify for NSS the title, responsibilities and the location of the unit of the Office that is responsible for particular export-licensing functions under this Contract and shall ensure that each such unit of the Office is staffed with export specialists who will carry out their functions by drawing upon the technical expertise of the Contractor.

The Contractor’s licensing and technical specialists shall be responsible for preparing, submitting, monitoring status and following up on processing of all applications that are required for the NSS-8 program under the International Traffic in Arms Regulations (“ITAR”) administered by the Office of Defense Trade Controls, U.S. Department of State (“ODTC”). The Contractor shall ensure that such license preparation begins in a timely manner with adequate lead-time for approval cycles, recognizing that NSS will be required to provide documents and review draft agreements in a timely manner, and that all license paperwork and technical documents meet the requirements of the provisions of the ITAR. The Contractor shall interface with all U.S. government offices that are involved in the processing and review of ITAR license applications including ODTC and the Defense Threat Reduction Agency (“DTRA”).

Contractor’s Export Compliance staff shall with the cooperation of NSS respond expeditiously to any U.S. government questions or concerns regarding applications to ODTC under the ITAR or regarding the NSS-8 program with a view to resolving issues promptly to permit final processing of pending applications. Contractor’s export compliance staff shall also prepare, submit, monitor and support all administrative paperwork necessary for the mandatory Congressional notification for the sale of commercial communications satellites to non-U.S. buyers when such sales exceed a value of $50 million USD.

Within 60 days of the signature of this Contract, the Export Compliance Office shall prepare and submit to NSS for prior approval an export license administrative plan that will identify export licensing requirements for the entire NSS-8 program, from program start to launch and final delivery. This plan shall show milestones for preparing, seeking and obtaining all required ODTC authorizations. The purpose of this plan shall be to minimize delay associated with seeking required authorization for the export of defense articles, including technical data, and defense services for the NSS 8 program. The Export Compliance Office will be responsible for updating this plan as and when circumstances require.

G.2                             New Skies Networks Inc. and NSS Access to Program Information

For all purposes relating to the application of the ITAR to the export from the United States of defense articles, including technical data, and defense services, Contractor shall treat New Skies Networks Inc. (“NSNI”) as a “United States person” under the ITAR, provided that NSNI maintains its registration in good standing with ODTC. Contractor shall also treat as “United States persons” under the ITAR all United States citizens and U.S. permanent resident aliens who are employees of NSNI or that are consultants or independent contractors. Accordingly, Contractor shall without prior ODTC authorization furnish defense articles, including technical data, and defense services relating to the NSS-8 program to NSNI or to U.S. citizen employees, consultants and independent contractors of NSNI, provided that such articles or services are not subject to specific restriction for release to such persons under the terms and conditions of applicable ODTC export licenses issued to Contractor or NSS and provided also that NSNI has provided Contractor with appropriate written assurances that NSNI will not release such articles or services to foreign persons, as defined by the ITAR, without prior ODTC authorization. For the avoidance of doubt, from EDC until the date that an export license for the Spacecraft is obtained, Contractor agrees to treat NSNI, all U.S. citizens and U.S. permanent resident aliens who are employees of NSNI or that are consultants or independent contractors of NSNI as U.S. persons under the ITAR.

G.3                                                                             NSS Program Licenses

In accordance with the Statement of Work and Spacecraft Performance Specification herein and with this Exhibit G, Contractor anticipates various U.S. Government authorizations and licenses will be required to support the export of technical data and associated defense services during the period of performance of this Contract. These may include, but may not be limited to, the following authorizations and licenses for which Contractor will have the responsibilities set forth in Section G.1 above:

Technical Assistance Agreements

a)                                      Program Services Technical Assistance Agreement (TAA) providing for export of the technical data and defense services for the full scope of the development and production Work under this Contract, including daily technical interactions, design reviews, test data reviews, technical meetings, initial mission/on-orbit support, and certain deliverable software.

b)                                     Launch Services TAA providing for export of the technical data and defense services to all the launch service providers as required in accordance with this Contract to cover activities related to launch vehicle interface definition and launch campaign support.

c)                                      Customer Service TAA providing for export of technical data and services for efforts associated with long-term, on-orbit support of the Spacecraft.

Manufacturing Licensing Agreements (MLAs)

MLAs to authorize the export of ITAR controlled technical data and defense services to support subcontracts for the manufacture of hardware components for the Spacecraft by non-U.S. suppliers.

DSP-5 Licenses

a)                                      DSP-5 licenses for the shipment of the Spacecraft and related fuel and spare parts, as well as any other defense articles required in connection with launches because of the nature of the launch vehicle or the launch location.

b)                                     DSP-5 licenses for shipment and presentation of specific data items associated with launch-related insurance briefings, and related DSP-83s to be executed by insurance underwriters.

c)                                      DSP-5 licenses for shipment of any satellite control software to NSS ground control facilities.

d)                                     DSP-5 licenses for shipment of the Dynamic Satellite Simulator software.

e)                                      DSP-5 licenses for the shipment of flight software source code.

f)                                        DSP-5 and other required approvals for encryption keys and technical data relating to the command encryption software.

DSP-73 Licenses

a)                                      DSP-73 licenses for the temporary import and/or export of launch campaign support equipment to the launch site including mechanical support equipment

b)                                     DSP-73 licenses for shipment of mission/in-orbit test support equipment to the relevant non-U.S. sites, including mission control centers and tracking sites.

DSP-61 Licenses

DSP-61 licenses to authorize the temporary import and re-export of hardware and data that may be required for the launch vehicle adapter in order to perform a fit check.

G.4                             Alternative Launch Vehicle Licenses

Contractor shall maintain and/or apply for the required export licenses and agreements related to one alternative non-U.S. launch services provider in a manner consistent with the schedule requirements of Article 8.D, Option to Change Launch Services.

G.5                             License Process Monitoring

Contractor shall during the performance of this Contract abide by the course of action and processes as described above and shall make every reasonable effort to ensure compliance with the procedures outlined in order to permit compliance with timetables established under this Contract. Contractor shall seek to have all export license applications processed expeditiously such that no NSS-8 program milestone is affected by any U.S. Government administrative processing delay including, in particular, action by ODTC. Contractor shall keep NSS informed by way of written weekly status reports of the progress of all export license applications and approvals, including the status of license applications both within the Contractor’s organization and within the U.S. Government until such time as all necessary export licenses are obtained.

EXHIBIT H

Execution copy

AGREEMENT OF NON-POSSESSORY PLEDGE OF ASSETS

between

NEW SKIES SATELLITES B.V.

as Pledgor

and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

as Pledgee

NSS-8

INDEX

1	DEFINITIONS AND INTERPRETATION
2	PLEDGE
3	ACCESSORY RIGHTS AND ANCILLARY RIGHTS
4	REPRESENTATIONS AND WARRANTIES
5	UNDERTAKINGS
6	CONSENT
7	ENFORCEMENT AND POWER OF ATTORNEY
8	TERMINATION
9	ASSIGNMENT
10	CONFIDENTIALITY
11	DISPUTES
12	COSTS
13	NOTICES
14	LIABILITY
15	LIMITATION; WAIVER
16	SECURITY INTEREST ABSOLUTE
17	AMENDMENT OF THIS AGREEMENT
18	GOVERNING LAW AND JURISDICTION
19	SEVERABILITY OF PROVISIONS
20	REMEDIES AND PREVALENCE
21	REGULATORY MATTERS
22	REGISTRATION
23	COUNTERPARTS

ANNEX 1               LIST OF TT&C EQUIPMENT AND SOFTWARE

THIS AGREEMENT OF NON-POSSESSORY PLEDGE OF ASSETS

is dated 22 February  2005,

BETWEEN:

1                                           New Skies Satellites B.V., a private company with limited liability (besloten vennootschap), incorporated and existing under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands, having its registered address at Rooseveltplantsoen 4, 2517 KR The Hague, The Netherlands, registered with the Commercial Register under number 30146277 (“New Skies” or the “Pledgor”); and

2                                           Boeing Satellite Systems International, Inc., a company organized under the laws of Delaware with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A. (“BSSI” or “Pledgee”).

WHEREAS:

(a)                                   Pursuant to the NSS-8 Contract (as defined below), New Skies and BSSI, the parties thereto, amended their previous agreement for the sale and purchase of the Spacecraft (as defined below) to provide for, inter alia,  an amended delivery deadline and for changes in the price, payment terms and certain other terms and conditions of the contract

(b)                                  Under the NSS-8 Contract, the entire purchase price for the Spacecraft is payable as incentive payments during the fifteen years following the In Service Date;

(c)                                   As a condition to entering into the NSS-8 Contract and in order to secure and provide for the payment by New Skies of the Secured Obligations (as defined below), as and when due, on the terms and subject to the conditions set forth herein and therein, the Pledgor and the Pledgee have agreed that the Pledgor shall enter into this Agreement of Non-Possessory Pledge of Assets; and

(d)                                  The parties intend to create a sole and first ranking right of pledge on the Spacecraft (as defined below). In that respect, the Spacecraft (as defined below) (i) has been released from the non-possessory right of pledge on assets created in favour of the financial institutions which are a party to the USD 535,000,000 Credit Agreement, dated 2 November 2004 (as amended from time to time) (the “Bank Pledge”), amongst New Skies, Deutsche Bank AG, New York Branch and the other parties named in it as a party, and (ii) has been excluded from the definition of “Assets “ as contained in the Bank Pledge.

(e)                                   XXX

IT IS HEREBY AGREED AS FOLLOWS:

1                                           DEFINITIONS AND INTERPRETATION

1.1                                  All capitalised terms used in this Agreement, including the recitals, and not otherwise defined herein, shall have the meaning assigned to them in the NSS-8 Contract.

1.2                                  a.          Headings are for convenience of reference only.

b.                          Where the context so permits, the singular includes the plural and vice versa.

c.                             Save where the contrary is indicated, any reference in this Agreement to a party or the parties to this Agreement shall be construed so as to include its or their respective permitted successors, transferees and assigns from time to time and any permitted successor of such a successor, transferee or assign in accordance with their respective interests, and all in accordance with the terms of the NSS-8 Contract.

d.                            A “Clause” and a “sub clause” shall, subject to any indication to the contrary, be construed as a reference to a clause and subclause hereof.

e.                             References to the NSS-8 Contract, this Agreement or any other agreement or document shall, where applicable, be deemed to be references to such NSS-8 Contract, this Agreement or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, restated, supplemented, renewed or novated.

f.                               A statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same may have been, or may from time to time be, amended or re-enacted and all instruments, orders, plans, regulations, by-laws, permissions and directions at any time made thereunder.

g.                            References to the Dutch Civil Code are references to het Nederlands Burgerlijk Wetboek.

1.3                                  In this Agreement, including the recitals, the following words and expressions shall have the following meaning:

“Agreement” means this Agreement of Non-Possessory Pledge of Assets;

“Default Notice” means the default notice substantially in the form provided by the Pledgee to the Pledgor 30 days after the date of this Agreement at the latest and agreed between the Parties (acting reasonably) within 10 days after that date, that is issued following an Event of Default in accordance with Article 19 of the NSS-8 Contract and Article 7 hereof;

“Event of Default” shall have the meaning set forth in the NSS-8 Contract;

“Export Laws” shall have the meaning set forth in the NSS-8 Contract;

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body;

“Material Adverse Effect” shall have the meaning set forth in the NSS-8 Contract;

“NSS-8 Contract” means the amended and restated NSS-8 Spacecraft and Associated Equipment and Services Contract (Number NSS-20-03-01) made between BSSI and New Skies and dated 22 February 22, 2005;

“Orbital Station” shall have the meaning set forth in the NSS-8 Contract;

“Permitted Lien” shall have the meaning set forth in the NSS-8 Contract;

“Permitted Spacecraft Disposal” shall have the meaning set forth in the NSS-8 Contract;

“Right of Pledge” means the right of pledge created under this Agreement;

“Secured Obligations” means the monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Pledgor to the Pledgee with respect to the incentive payments and interest due to the Pledgee under Paragraphs 5.C and 5.D of the NSS-8 Contract, including upon acceleration thereof pursuant to and in accordance with Article 19 of the NSS-8 Contract;

“Security Period” means the period beginning on the date hereof and ending on the earlier date upon which (a) all but the last XXX Dollars ($XXX) of incentive payments constituting Secured Obligations have been irrevocably (other than as provided in Paragraph 5.3.C of the NSS-8 Contract) paid to the Pledgee and discharged in full or have ceased to exist, all in accordance with the terms of the NSS-8 Contract, and (b) the Right of Pledge has been released and discharged by the Pledgee in accordance with Clause 8.2 below;

“Spacecraft” means the NSS-8 satellite to be manufactured and delivered by BSSI to New Skies pursuant to the NSS-8 Contract;

“TT&C” means telemetry, tracking, command and control operations.

2                                           PLEDGE

2.1                                  The Pledgor hereby agrees with the Pledgee and hereby undertakes that the Pledgor shall grant to the Pledgee the right of pledge purported to be granted under and pursuant to this Agreement.

2.2                                  As security for the payment and discharge in full, as and when due (whether at stated maturity, by acceleration or otherwise), of the Secured Obligations, the Pledgor hereby grants, for the duration of the Security Period, to the Pledgee a first ranking non-possessory right of pledge (stil pandrecht eerste in rang), over the Spacecraft and the Pledgee hereby accepts such right of pledge.

2.3                                  The Pledgor irrevocably and unconditionally undertakes to take such action (including the execution of documents to be made up in form and substance satisfactory to the Pledgee) as and when the Pledgee deems necessary in its reasonable opinion from time to time to create, perfect and maintain a valid and enforceable first priority right of pledge or other equivalent right under any applicable law (if and to the extent, in the reasonable opinion of the Pledgee, it would appear that, contrary to the expectations of the parties, another law would be more appropriate (from a private international law perspective) to govern a security right such as contemplated hereby) in favour of the Pledgee with respect to the Spacecraft, including the registration and filing of this Agreement with the Belastingdienst Amsterdam Afdeling Registratie Unit promptly upon execution thereof, and in any event no later than 10 business days after the date of such execution, and the payment of any stamp, registration, notary or other taxes and fees in connection therewith. As soon as reasonably practicable after such registration or filing, the Pledgee will be provided with a copy of this Agreement together with proof of registration or filing, as the case may be.

2.4                                  This Right of Pledge is one and indivisible (één en ondeelbaar). Partial fulfilment of the Secured Obligations shall not extinguish the Right of Pledge proportionally.

3                                           ACCESSORY RIGHTS AND ANCILLARY RIGHTS

The Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Spacecraft.

4                                           REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants that the following is true and correct on the date of this Agreement:

(i)                           subject to delivery of the Spacecraft by the Pledgee to the Pledgor in accordance with Article 6 of the NSS-8 Contract, the Pledgor holds full and exclusive title to the Spacecraft and is authorised (beschikkingsbevoegd) to create a right of pledge thereover;

(ii)                        except for the Right of Pledge created pursuant to this Agreement and any Permitted Liens, the Spacecraft has not been encumbered with any attachment (beslag) or any rights in rem (beperkte rechten), and has not been transferred or pledged in advance;

(iii)                     it has the corporate power to enter into, and to perform its obligations under, this Agreement;

(iv)                    all necessary corporate execution has been taken by it in respect of entering into, and the performance of its obligations under, this Agreement;

(v)                       it has validly executed this Agreement;

(vi)                    it does not violate any provision of its articles of association by entering into, or by performing its obligations under, this Agreement; and

(vii)                 this Agreement creates, subject to recital (e) and without prejudice to the obligation of the Pledgor in the last sentence of recital (e), a valid first ranking Right of Pledge, which is enforceable in accordance with its terms and applicable law and its contractual obligations under this Agreement are its legal, valid and binding obligations, enforceable in accordance with their terms and applicable law.

5                                           UNDERTAKINGS

5.1                                  Except to the extent permitted under this Agreement or the NSS-8 Contract with respect to Permitted Spacecraft Disposals and Permitted Liens, the Pledgor undertakes not to waive without the prior written consent of the Pledgee (not to be unreasonably withheld, conditioned or delayed) any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Spacecraft and in general not to perform any acts which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including a material reduction of the value of the Spacecraft.

5.2                                  Except to the extent permitted under this Agreement or the NSS-8 Contract with respect to Permitted Spacecraft Disposals and Permitted Liens, the Pledgor shall not, without the prior written consent of the Pledgee (not to be unreasonably withheld, conditioned or delayed) transfer or further pledge or otherwise encumber the Spacecraft or agree to a court settlement or an out-of-court settlement (gerechtelijk or buitengerechtelijk akkoord) in respect of the Spacecraft.

5.3                                  Upon the occurrence of a Payment Default and the exercise by the Pledgee of its rights under Paragraph 19.B.3 of the NSS-8 Contract or the occurrence of an Event of Default, the Pledgor shall, at the Pledgee’s first request, provide in the English language to the Pledgee all information and supporting documentation relating to the Spacecraft and allow an independent third party designated by the Pledgee (and acceptable to the Pledgor in its reasonable discretion), following reasonable prior notice and during office hours, to inspect relevant administrative records of the Pledgor, in each case to the extent required by the Pledgee (acting reasonably) for the purpose of confirming that the Pledgor has created, perfected and is maintaining a valid and enforceable first priority right of pledge in favour of the Pledgee with respect to the Spacecraft. The reasonable fees (up to an amount separately agreed with both Parties acting reasonably), cost and expenses of any such independent third party designated by the Pledgee shall be borne by the Pledgor.

5.4                                  The Pledgor shall forthwith inform the Pledgee of any attachment (beslag) over the Spacecraft with an individual or joint value of EUR 50,000 or more. The Pledgor shall:

(i)                           send the Pledgee a copy of the relevant attachment or seizure documentation as well as all other documents required under applicable law for challenging the attachment or seizure (if and to the extent possible);

(ii)                        notify the third party or the court process server acting on behalf of such third party in writing of the Pledgee’s interest over the Spacecraft; and

(iii)                     take such measures as may reasonably be required to protect the Pledgee’s interest over the Spacecraft.

5.5                                  The Pledgor covenants for the benefit of the Pledgee throughout the Security Period that it will co-operate with the Pledgee in the collection and recovery of the Spacecraft and render all reasonable assistance as may be required pursuant to any exchange regulations and/or foreign statutory rules or other rules, including the taking of any legal action that the Pledgee may deem necessary in connection therewith, in each case after the issuance of a Default Notice to it

5.6                                  In addition and without prejudice to the obligations of the Pledgor pursuant to Clauses 5.3 and 5.4 above, the Pledgor shall notify the Pledgee promptly of any event or circumstance which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including a material reduction of the value of the Spacecraft or otherwise cause an Event of Default.

5.7                                  The Pledgor shall, at its own expense, in accordance with the terms of this Agreement, (i) keep and maintain the Spacecraft in good condition (reasonable wear and tear excepted), take care of and handle the same in a careful and diligent manner, using normal operating procedures in accordance with, including but not limited to, the Recommended Operating Procedures (ROPs) provided by the Pledgee (as may be modified and changed from time to time by the Pledgee) and procure that its staff and other persons to whom it delegates its duties and responsibilities in respect of the Spacecraft, shall do likewise, and (ii) not intentionally perform any act which could reasonably be expected to result in a material reduction of the value of the Spacecraft.

6                                           CONSENT

The Pledgee hereby revocably authorises the Pledgor to (i) use the Spacecraft and (ii) to sell, transfer or otherwise dispose of the Spacecraft in a Permitted Spacecraft Disposal under Article 19 of the NSS-8 Contract, but not otherwise, provided, that in doing so, the Pledgor complies with the provisions thereof.  In respect of any Permitted Spacecraft Disposal pursuant to and in accordance with the foregoing authorisation, the Pledgee waives, renounces and relinquishes all its security rights hereunder and pursuant thereto as of such moment of disposal. The foregoing authorisation and waiver, renouncement and relinquishment may be immediately terminated by the Pledgee with respect to the Pledgor upon the issuance of a Default Notice to the Pledgor.

7                                           ENFORCEMENT AND POWER OF ATTORNEY

7.1                                  Without prejudice to any other right or remedy available to the Pledgee, the Pledgee may issue to the Pledgor a Default Notice upon the occurrence of an Event of Default, wherein it may declare the Right of Pledge immediately enforceable against the Pledgor without any further notice of default being required and the Pledgee may subject to the requirements of Paragraph 19.D.4 of the NSS-8 Contract, immediately exercise in respect of the Spacecraft any and all of its rights and powers set out in this Agreement (subject to restrictions following from mandatory provisions of law).

7.2                                  To the extent necessary, the Pledgor agrees for the benefit of the Pledgee that upon an Event of Default, it shall be deemed to be in default (verzuim) in respect of the Secured Obligations within the meaning of section 3:248 (1) and 6:81 of the Dutch Civil Code without any further notice or action being necessary.

7.3                                  Upon the issuance of the Default Notice, the Pledgee shall be authorised to take immediate possession and control of the Spacecraft or have possession and control transferred to a qualified third party designated by Pledgee, subject to compliance with the requirements of this Agreement and the NSS-8

                                                 Contract (including without limitation the requirements set forth in Article 21 hereof and Paragraph 19.D.3 thereof) and applicable law. The Pledgee shall be entitled to sell or procure the sale of the Spacecraft forthwith, all to the extent permitted by applicable laws.

7.4                                  To the fullest extent permitted by law, the Pledgor waives (which waiver the Pledgee hereby accepts) any right it may have (i) pursuant to section 3:234 of the Dutch Civil Code to demand, in the event that the Pledgee enforces the Right of Pledge, that the Pledgee shall also enforce any other security interests (zekerheidsrechten) granted by any other party and (ii) of requiring the Pledgee to firstly proceed against or claim payment from any person or entity or enforce any guarantee or security granted by any other person or entity before enforcing the Right of Pledge and/or any other rights under this Agreement.

7.5                                  Annex 1, which will be provided by the Pledgor to the Pledgee 30 days after the date of this Agreement at the latest, lists the TT&C equipment and software, which as at the date of this Agreement, the Pledgor anticipates using in connection with TT&C operations for the Spacecraft (excluding discretionary items not required in order to perform such TT&C operations).  On request from Pledgee (which request may be made up to once annually and at any time following any Event of Default), Pledgor shall update Annex 1.

7.6                                  The Pledgor will not be entitled to request the summary proceedings judge (voorzieningenrechter) of the district court to order that the Spacecraft shall be sold in a manner deviating from the provision of section 3:250 of the Dutch Civil Code.

7.7                                  In the event that the Pledgee forecloses or intends to foreclose the Right of Pledge, it will not be obliged to give notice (thereof) (as provided in section 3:249 subsection (1) and section 3:252 of the Dutch Civil Code) to the Pledgor or any person having the benefit of an encumbrance on Spacecraft comprised in such Right of Pledge.

7.8                                  The Pledgee shall apply the proceeds of the Spacecraft and the foreclosure of the Right of Pledge or any of them in satisfaction of the Secured Obligations subject to  applicable provisions of Dutch law.  To the extent that any proceeds remain after the satisfaction of the Secured Obligations, the Pledgee shall promptly (and in any event within thirty (30) days after receipt of the proceeds) pay the surplus to the Pledgor.

7.9                                  In addition to the undertakings contained in Clause 2.3 above, the Pledgor shall at any time, upon written request of the Pledgee execute and cause to be filed at the expense of the Pledgor, such documents and instruments, and do such other acts and things, as the Pledgee may reasonably deem desirable in obtaining the full benefits of this Agreement (including the protection and preservation of its rights hereunder) and of the rights and powers granted hereunder or granted to a pledgee under the laws of the Netherlands.

7.10                           The Pledgor hereby grants to the Pledgee (and any of its delegates) an irrevocable power of attorney in accordance with section 3:74 (1) of the Dutch Civil Code to, following the issuance of a Default Notice to it and during the continuance of an Event of Default, perform all acts and execute all documents in order to perfect or implement this Agreement on its behalf, and to take all actions which are necessary for the Pledgee (and any of its delegates) to create, maintain, protect, preserve and exercise its rights under this Agreement (acting reasonably). The parties agree that section 3:68 (Selbsteintritt) of the Dutch Civil Code will not apply and to the extent necessary, the Pledgor hereby waives any rights it may have under section 3:68 of the Dutch Civil Code, which waiver the Pledgee hereby accepts.

8                                           TERMINATION

8.1                                  The Pledgee is entitled to terminate (opzeggen) in whole or in part any Right of Pledge and the contractual arrangements set forth herein. Notice of termination must be given in writing by the Pledgee to the Pledgor.

8.2                                  The Right of Pledge or any of them shall terminate by operation of law when all but the last XXX Dollars ($XXX) of incentive payments constituting Secured Obligations have been unconditionally and irrevocably (other than as provided in Paragraph 5.3.C of the NSS-8 Contract) paid to the Pledgee and discharged in full or have ceased to exist in accordance with the NSS-8 Contract. At the request of the Pledgor, the Pledgee shall confirm such termination to the Pledgor in writing and will execute all documents reasonably requested by the Pledgor in relation thereto and all reasonable costs in relation thereto shall be at the Pledgor’s expense.

However, if any payment or discharge is subsequently avoided or must be restored on bankruptcy, liquidation or otherwise without limitation, the Right of Pledge created hereby and pursuant hereto shall continue as if there had been no such payment or discharge. The Pledgee (acting reasonably) shall be entitled to concede or compromise any claim that any such payment or discharge is subject to avoidance.

9                                           ASSIGNMENT

9.1                                  Subject to applicable law, the Pledgee and the Pledgor shall each be entitled to assign and/or transfer all or part of its rights and obligations under this Agreement to any assignee and/or transferee to the extent, and subject to the limitations, set forth in Article 26 of the NSS-8 Contract.

9.2                                  The Pledgor and the Pledgee each hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of section 6:156 of the Dutch Civil Code and hereby in advance irrevocably co-operates with (verleent bij voorbaat medewerking aan), within the meaning of sections 6:159 and 6:156 of the Dutch Civil Code, any such assignment and/or transfer executed in accordance with the relevant provisions of Article 26 of the NSS-8 Contract.

10                                     CONFIDENTIALITY

The Pledgee and the Pledgor shall be entitled to impart any confidential or proprietary information arising under or relating to this Agreement to the same extent, and under the same conditions, as are set forth in Article 27 of the NSS-8 Contract.

11                                     DISPUTES

Determinations regarding the existence and amount of the Secured Obligations shall be made in accordance with Paragraph 5.E of the NSS-8 Contract.  Any dispute arising under this Agreement (including without limitation any dispute regarding the existence and amount of the Secured Obligations and the Secured Obligations or the existence of an Event of Default) shall be resolved in accordance with Article 21 of the NSS-8 Contract.

12                                     COSTS

Subject to any provision to the contrary herein, each party shall bear all costs incurred by it in connection with the creation of the Right of Pledge (which, for the avoidance of doubt, in relation to the Pledgor, includes any cost incurred in connection with Clause 2. hereof) and the performance by the parties of their rights and obligations under this Agreement. Any reasonable cost incurred by the Pledgee in connection with the enforcement of any rights under this Agreement are for the account of the Pledgor.

13                                     NOTICES

Any notices and other communications under or in connection with this Agreement shall be given in accordance with Article 29 of the NSS-8 Contract.

14                                     LIABILITY

NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS OR REVENUES, OTHER THAN FOR A WILFUL BREACH OR GROSS NEGLIGENCE.

15                                     LIMITATION; WAIVER

The Pledgor waives, to the fullest extent permitted by law, its right (i) to dissolve this Agreement, pursuant to section 6:265 of the Dutch Civil Code or on any other ground or (ii) to avoid this Agreement, including but not limited to error (dwaling), which waiver the Pledgee hereby accepts.

16                                     SECURITY INTEREST ABSOLUTE

All rights of the Pledgee, the Right of Pledge and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)                           any change in the time, manner or place of payment of the Secured Obligations or any change of or amendment to the NSS-8 Contract and any other document related thereto, or any other agreement or instrument relating to any of them; or

(ii)                        any exchange, release or non perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any other collateral for the Secured Obligations.

17                                     AMENDMENT OF THIS AGREEMENT

This Agreement may only be amended by a written agreement between the Pledgor and the Pledgee.

18                                     GOVERNING LAW AND JURISDICTION

18.1                            This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

18.2                            The Pledgor consents to the exclusive jurisdiction of the courts of Amsterdam, The Netherlands. The Pledgor hereby waives any objection that it may now or hereafter have to the jurisdiction of such courts, which waiver the Pledgee hereby accepts. This Clause is for the benefit of the Pledgee only and shall not limit its right to bring proceedings against the Pledgor in connection with this Agreement or the NSS-8 Contract in any other court of competent jurisdiction or (to the extent allowed by law) concurrently in more than one jurisdiction.

19                                     SEVERABILITY OF PROVISIONS

19.1                            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

19.2                            The parties hereto agree that they will negotiate in good faith to replace any provision hereof held invalid, illegal or unenforceable as set out in Clause 19.1 above with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

20                                     REMEDIES AND PREVALENCE

20.1                            The rights and remedies of the Pledgee herein, and the obligations, representations and warranties of the Pledgor herein, are cumulative and are not exclusive of any rights or remedies of the Pledgee, or obligations, representations or warranties of the Pledgor, conferred or imposed by law or the NSS-8 Contract.

20.2                            To the extent there is a conflict between the provisions of the NSS-8 Contract and the provisions of this Agreement, the provisions of the NSS-8 Contract shall prevail (but only to the extent that the validity and enforceability of the pledges created pursuant this Agreement and the powers of attorney given pursuant this Agreement are not affected as a consequence).

21                                     REGULATORY MATTERS

21.1                            Notwithstanding anything to the contrary contained in this Agreement or in the NSS-8 Contract, the rights of the Pledgee hereunder and under Article 19 of the NSS-8 Contract are subject to all applicable rules and regulations of the Government of the Netherlands, the United States Department of State and other Governmental Authorities with jurisdiction over the Pledgor, the Pledgee, their respective subsidiaries or the Spacecraft.  Without limiting the foregoing, the Pledgee will not take any action (or authorize any other party to take any action on its behalf) which (i) would constitute or result in an assignment or change of control of any governmental permits, licenses, or other authorizations, including without limitation those issued by the Government of the Netherlands, now held by or to be issued to Pledgor or any of its subsidiaries, which would require prior notice to or approval from any Governmental Authority, (ii) would constitute an export or a re-export of any defense article (including technical data) or the provision of any defense service unless such export, re-export or provision of defense services has been authorized, to the extent required by law (including without limitation to the extent required pursuant to the Export Laws) or (iii) otherwise take action hereunder which would require prior notice to or approval from any Governmental

                                                 Authority, in each case without first providing such notice or obtaining such prior approval of the relevant Governmental Authorities.

21.2                            Upon and after the issuance of a Default Notice, the Pledgor shall take any action that the Pledgee may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Spacecraft to the Pledgee or to such qualified third party as the Pledgee may designate.  To enforce the provisions of this Clause 21, upon and after the issuance of a Default Notice, the Pledgee is empowered to seek from the Government of the Netherlands, the U.S. Department of State and any other Governmental Authority, to the extent required, consent to or approval of any involuntary assignment or a transfer of control of the NSS-8 Satellite or of any export or re-export of any defense articles (including technical data) or the provision of defense services.  Pledgor agrees to use reasonable commercial efforts to cooperate with any such purchaser and with the Pledgee in the preparation, execution and filing of any applications and other documents, to provide any information that may be necessary or helpful in obtaining the consents described herein, and to consent to any involuntary transfer of control upon the request of the Pledgee upon and after the issuance of a Default Notice.

21.3                            The Pledgor hereby acknowledges and agrees that the Spacecraft is a unique asset and that a violation of the Pledgor’s covenant to cooperate with respect to any regulatory consents would result in irreparable harm to the Pledgee for which monetary damages are not readily ascertainable.  The Pledgor further agrees that, because of the unique nature of its undertaking in this subclause 21.3, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Pledgee would have an adequate remedy at law for the breach of this undertaking.

21.4                            Without limiting the obligations of the Pledgor hereunder in any respect, the Pledgor further agrees that if the Pledgor, upon and after the issuance of a Default Notice, should fail or refuse to execute any application or other document necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Pledgee hereunder, the Pledgor agrees, to the extent consistent with applicable law, that such application or other document may be executed on the Pledgor’s behalf by the Pledgee without notice to the Pledgor.

22                                     REGISTRATION

The Pledgee is irrevocably authorised to present this Agreement and any agreement pursuant hereto for registration to the relevant Belastingdienst Amsterdam Afdeling Registratie Unit in The Netherlands.

23                                     COUNTERPARTS

23.1                            This Agreement may be executed in any number of counterparts and by way of facsimile exchange or email of executed signature pages, all of which taken together shall constitute one and the same agreement.

23.2                            This Agreement has been entered into on this 22nd day of February 2005.

[remainder of this page intentionally left blank]

THE PLEDGOR	THE PLEDGEE

NEW SKIES SATELLITES B.V.	BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

/s/ DANIEL GOLDBERG	/s/ DENNIS BEESON
By: Daniel Goldberg	By: Dennis Beeson
Title: CEO	Title: Manager

ANNEX 1

LIST OF TT&C EQUIPMENT AND SOFTWARE

AS OF ____________, 20__

[to be agreed and attached separately]

Exhibit I

Execution Copy

AGREEMENT OF UNDISCLOSED PLEDGE

between

NEW SKIES SATELLITES B.V.

as Pledgor

and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

as Pledgee

NSS-8 Customer Accounts Receivable

INDEX

1	DEFINITIONS AND INTERPRETATION
2	PLEDGE
3	ACCESSORY RIGHTS AND ANCILLARY RIGHTS
4	REPRESENTATIONS AND WARRANTIES
5	UNDERTAKINGS
6	CONSENT
7	ENFORCEMENT AND POWER OF ATTORNEY
8	TERMINATION
9	ASSIGNMENT
10	CONFIDENTIALITY
11	DISPUTES
12	COSTS
13	NOTICES
14	LIABILITY
15	LIMITATION; WAIVER
16	SECURITY INTEREST ABSOLUTE
17	AMENDMENT OF THIS AGREEMENT
18	GOVERNING LAW AND JURISDICTION
19	SEVERABILITY OF PROVISIONS
20	REMEDIES AND PREVALENCE
21	REGISTRATION
22	COUNTERPARTS

ANNEX 1              FORM OF SUPPLEMENTAL AGREEMENT

THIS AGREEMENT OF

UNDISCLOSED PLEDGE OF NSS-8 CUSTOMER ACCOUNTS RECEIVABLES

is dated 22 February 2005,

BETWEEN:

1                                          New Skies Satellites B.V., a private company with limited liability (besloten vennootschap), incorporated and existing under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands, having its registered address at Rooseveltplantsoen 4, 2517 KR The Hague, The Netherlands, registered with the Commercial Register under number 30146277 (“New Skies” or the “Pledgor”); and

2                                          Boeing Satellite Systems International, Inc., a company organized under the laws of Delaware with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A. (“BSSI” or “Pledgee”).

WHEREAS:

(a)                                  Pursuant to the NSS-8 Contract (as defined below), New Skies and BSSI, the parties thereto, amended their previous agreement for the sale and purchase of the Spacecraft (as defined below) to provide for, inter alia,  an amended delivery deadline and for changes in the price, payment terms and certain other terms and conditions of the contract;

(b)                                 Under the NSS-8 Contract, the entire purchase price for the Spacecraft is payable as incentive payments during the fifteen years following the In Service Date;

(c)                                  As a condition to entering into the NSS-8 Contract and in order to secure and provide for the payment by New Skies of the Secured Obligations (as defined below), as and when due, on the terms and subject to the conditions set forth herein and therein, the Pledgor and the Pledgee have agreed that the Pledgor shall enter into this Agreement of Undisclosed Pledge of NSS-8 Customer Accounts Receivable.

(d)                                 The parties intend to create a sole and first ranking right of pledge on the Accounts Receivable (as defined below). In that respect, the Accounts Receivable (as defined below) (i) have been released from the undisclosed right of pledge on receivables created in favour of the financial institutions which are a party to the USD 535,000,000 Credit Agreement, dated 2 November 2004 (as amended from time to time) (the “Bank Pledge”), amongst New Skies, Deutsche Bank AG, New York Branch and the other parties named in it as a party, and (ii) have been excluded from the definition of “Third Party Receivables” as contained in the Bank Pledge.

IT IS HEREBY AGREED AS FOLLOWS:

1                                           DEFINITIONS AND INTERPRETATION

1.1                                  All capitalised terms used in this Agreement, including the recitals, and not otherwise defined herein, shall have the meaning assigned to them in the NSS-8 Contract.

1.2                                  a.                          Headings are for convenience of reference only.

b.                       Where the context so permits, the singular includes the plural and vice versa.

c.                           Save where the contrary is indicated, any reference in this Agreement to a party or the parties to this Agreement shall be construed so as to include its or their respective permitted successors, transferees and assigns from time to time and any permitted successor of such a successor, transferee or assign in accordance with their respective interests, and all in accordance with the terms of the NSS-8 Contract.

d.                          A “Clause” and a “sub clause” shall, subject to any indication to the contrary, be construed as a reference to a clause and subclause hereof.

e.                           References to the NSS-8 Contract, this Agreement, or any other agreement or document shall, where applicable, be deemed to be references to such NSS-8 Contract, this Agreement or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, restated, supplemented, renewed or novated.

f.                             A statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same may have been, or may from time to time be, amended or re-enacted and all instruments, orders, plans, regulations, by-laws, permissions and directions at any time made thereunder.

g.                          References to the Dutch Civil Code are references to het Nederlands Burgerlijk Wetboek.

1.3                                  In this Agreement, including the recitals, the following words and expressions shall have the following meaning:

“Accounts Receivable” means any and all claims (including, but not limited to rights to receive payments or to claim performance judicially and extra-judicially) of the Pledgor against any customer under any Customer Contract, whether now existing or hereafter created or arising, in each case if or to the extent that these rights are capable of being pledged under the laws of the Netherlands at the time of execution of this Agreement or any Supplemental Agreement, as the case may be;

1

“Agreement” means this Agreement of Undisclosed Pledge NSS-8 Customer Accounts Receivable;

“Attorney-in-Fact” has the meaning ascribed thereto in Clause 2.6 below;

“Customer Contract” means any present or future contract for capacity on or services employing the Spacecraft.  In the event that a contract provides for capacity on or services employing the Spacecraft and any other capacity or services, including ground-based capacity or services, capacity or services on another satellite, or otherwise, the relevant Contract (a “Mixed Contract”) shall be deemed to include only that portion of the contract that is relevant to the capacity on or services employing the Spacecraft.  If no allocation of the payments due from the NSS-8 Customer is set forth in the Mixed Contract, New Skies shall allocate the payments on an equitable basis, consistent with New Skies’ general business practices;

“Default Notice” means the default notice substantially in the form provided by the Pledgee to the Pledgor 30 days after the date of this Agreement at the latest and agreed between the Parties (acting reasonably) within 10 days after that date, that is issued following an Event of Default in accordance with Article 19 of the NSS-8 Contract and Article 7 hereof;

“Equivalent Sum” has the meaning ascribed thereto in Clause 6.3 below;

“Event of Default” shall have the meaning set forth in the NSS-8 Contract;

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body;

“Material Adverse Effect” shall have the meaning set forth in the NSS-8 Contract;

“NSS-8 Contract” means the amended and restated NSS-8 Spacecraft and Associated Equipment and Services Contract (Number NSS-20-03-01) made between BSSI and New Skies and dated 22 February 2005;

“NSS-8 Customer” means any third party who has a Customer Contract;

“Original Payment” has the meaning ascribed thereto in Clause 6.3 below;

“Payment Default” shall have the meaning set forth in the NSS-8 Contract;

“Permitted Lien” shall have the meaning set forth in the NSS-8 Contract;

“Permitted Receivables Disposals” shall have the meaning set forth in the NSS-8 Contract;

“Pledge List” has the meaning ascribed thereto in Clause 2.3 below;

“Power of Attorney” has the meaning ascribed thereto in Clause 2.6 below;

“Rights of Pledge” means the rights of pledge created under this Agreement, which includes, for the avoidance of doubt, any and all pledges created pursuant to any Supplemental Agreement (as defined below);

“Secured Obligations” means the monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Pledgor to the Pledgee with respect to the incentive payments and interest due to the Pledgee under Paragraphs 5.C and 5.D of the NSS-8 Contract, including upon acceleration thereof pursuant to and in accordance with Article 19 of the NSS-8 Contract;

“Security Period” means the period beginning on the date hereof and ending on the earlier date upon which (a) all but the last XXX Dollars ($XXX) of incentive payments constituting Secured Obligations have been irrevocably (other than as provided in Paragraph 5.3.C of the NSS-8 Contract) paid to the Pledgee and discharged in full or have ceased to exist, all in accordance with the terms of the NSS-8 Contract, and (b) all Rights of Pledge have been released and discharged by the Pledgee in accordance with Clause 8.2 below;

“Spacecraft” means the NSS-8 satellite to be manufactured and delivered by BSSI to New Skies pursuant to the NSS-8 Contract; and

“Supplemental Agreement” means a Supplemental Agreement of Undisclosed Pledge of NSS-8 Customer  Accounts Receivable substantially in the form attached hereto as Annex 1.

2                                           PLEDGE

2.1                                  The Pledgor hereby agrees with the Pledgee and hereby undertakes that the Pledgor shall grant to the Pledgee the rights of pledge purported to be granted under and pursuant to this Agreement.

2.2                                  As security for the payment and discharge in full, as and when due (whether at stated maturity, by acceleration or otherwise), of the Secured Obligations, the Pledgor hereby grants, for the duration of the Security Period, to the Pledgee a first ranking undisclosed right of pledge (stil pandrecht eerste in rang), over all Accounts Receivable and, to the extent it concerns future Accounts Receivable, hereby grants in advance (verpandt bij voorbaat) to the Pledgee a first ranking right of pledge over such future Accounts Receivable and the Pledgee hereby accepts such rights of pledge.

2.3                                  Upon the occurrence of a Payment Default and the exercise by the Pledgee of its rights under Paragraph 19.B.3 of the NSS-8 Contract or the occurrence of an Event of Default, the

Pledgor shall send to the Pledgee, at the Pledgee’s first request (acting reasonably), a computer print out of the books of the Pledgor (each such computer print out referred to as a “Pledge List”) stating, inter alia, the names of all NSS-8 Customers, their contact details and the outstanding amounts of the Accounts Receivable.

2.4                                  The Pledgor irrevocably and unconditionally undertakes to take such action (including the execution of documents to be made up in form and substance satisfactory to the Pledgee) as and when the Pledgee deems necessary in its reasonable opinion from time to time to create, perfect and maintain a valid and enforceable first priority right of pledge in favour of the Pledgee with respect to the Accounts Receivable, including the registration and filing of this Agreement and any Supplemental Agreement with the Belastingdienst Amsterdam Afdeling Registratie Unit promptly upon execution thereof, and in any event no later than 10 business days after the date of such execution or the date of such Supplemental Agreement, and the payment of any stamp, registration, notary or other taxes and fees in connection therewith. As soon as reasonably practicable after such registration or filing, the Pledgee will be provided with a copy of this Agreement or a Supplemental Agreement, as the case may be, together with proof of registration or filing, as the case may be.

2.5                                  In addition to the undertakings contained in Clause 2.4 above, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee on a quarterly basis any and all Accounts Receivable it will acquire after the date hereof. To the extent necessary, in the reasonable opinion of the Pledgee, for the creation of a pledge on any and all Accounts Receivable acquired by the Pledgor after the date hereof, the Pledgor and the Pledgee shall enter into a Supplemental Agreement within 30 days after the last day of each quarter as of the date of this Agreement.

2.6                                  The Pledgee hereby grants to the Pledgor (the “Attorney-in-Fact”) a power of attorney (the “Power of Attorney”) which is revocable upon written notice, to represent the Pledgee and to sign and execute on behalf of and in the name of the Pledgee any Supplemental Agreement materially in the form as attached hereto as Annex 1. The parties agree that section 3:68 (Selbsteintritt) of the Dutch Civil Code will not apply and to the extent necessary, the Pledgee hereby waives any rights it may have under section 3:68 of the Dutch Civil Code, which waiver the Pledgor hereby accepts. This Power of Attorney is to be construed and interpreted as a limited power of attorney. Nothing contained in this Power of Attorney shall be construed to grant the Attorney-in-Fact the power to initiate or defend any suit, litigation or proceeding in the name of the Pledgee.

2.7                                  Each of the Rights of Pledge is one and indivisible (één en ondeelbaar). Partial fulfilment of the Secured Obligations shall not extinguish the Rights of Pledge proportionally.

3                                           ACCESSORY RIGHTS AND ANCILLARY RIGHTS

The Rights of Pledge include all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Accounts Receivable.

4                                           REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants that the following is true and correct on the date of this Agreement:

(i)                           the Pledgor holds full and exclusive title to the Accounts Receivable existing at the time the representation is made and is authorised (beschikkingsbevoegd) to create a right of pledge thereover and no Customer Contract contains or will contain a prohibition or a restriction for the Pledgor to assign or pledge any claim thereunder;

(ii)                        except for the Rights of Pledge created pursuant to this Agreement and any Permitted Liens, the Accounts Receivable have not been encumbered with any attachment (beslag) or any rights in rem (beperkte rechten), none of the Accounts Receivable have been assigned or pledged in advance and all Accounts Receivable can be pledged to the Pledgee;

(iii)                     it has the corporate power to enter into, and to perform its obligations under, this Agreement;

(iv)                    all necessary corporate execution has been taken by it in respect of entering into, and the performance of its obligations under, this Agreement;

(v)                       it has validly executed this Agreement;

(vi)                    it does not violate any provision of its articles of association by entering into, or by performing its obligations under, this Agreement; and

(vii)                 this Agreement creates a valid first ranking Right of Pledge, which is enforceable in accordance with its terms and applicable law and its contractual obligations under this Agreement are its legal, valid and binding obligations, enforceable in accordance with their terms and applicable law.

5                                           UNDERTAKINGS

5.1                                  Except to the extent permitted under this Agreement or the NSS-8 Contract with respect to Permitted Receivables Disposals and Permitted Liens, the Pledgor undertakes not to waive without the prior written consent of the Pledgee (not to be unreasonably withheld, conditioned or delayed), any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Accounts Receivable and in general not to perform any acts which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.2                                  Except to the extent permitted pursuant to this Agreement or the NSS-8 Contract with respect to Permitted Receivables Disposals and Permitted Liens, the Pledgor shall not, without the prior written consent of the Pledgee (not to be unreasonably withheld, conditioned or delayed), transfer or further pledge or otherwise encumber any of the Accounts Receivable, or agree to a court settlement or an out-of-court settlement (gerechtelijk or buitengerechtelijk akkoord) in respect of the Accounts Receivable.

5.3                                  Upon the occurrence of a Payment Default and the exercise by the Pledgee of its rights under Paragraph 19.B.3 of the NSS-8 Contract or the occurrence of an Event of Default, the Pledgor shall, at the Pledgee’s first request, provide in the English language to the Pledgee all information and supporting documentation relating to the Accounts Receivable and allow an independent third party designated by the Pledgee (and acceptable to the Pledgor in its reasonable discretion), following reasonable prior notice and during office hours, to inspect relevant administrative records of the Pledgor, in each case to the extent required by the Pledgee (acting reasonably) for the purpose of confirming that the Pledgor has created, perfected and is maintaining a valid and enforceable first priority right of pledge in favour of the Pledgee with respect to the Accounts Receivable and that the Pledgor is in compliance with Paragraph 19.B.3 of the NSS-8 Contract. The reasonable fees (up to an amount separately agreed with both Parties acting reasonably), cost and expenses of any such independent third party designated by the Pledgee shall be borne by the Pledgor.

5.4                                  The Pledgor shall forthwith inform the Pledgee of any attachment (beslag) over any of the Accounts Receivable with an individual or joint value of EUR 50,000 or more. The Pledgor shall:

(i)                                     send the Pledgee a copy of the relevant attachment or seizure documentation as well as all other documents required under applicable law for challenging the attachment or seizure (if and to the extent possible);

(ii)                                  notify the third party or the court process server acting on behalf of such third party in writing of the Pledgee’s interest over the Accounts Receivable; and

(iii)                               take such measures as may reasonably be required to protect the Pledgee’s interest over the Accounts Receivable.

5.5                                  The Pledgor covenants for the benefit of the Pledgee throughout the Security Period that it will co-operate with the Pledgee in the collection and recovery of the Accounts Receivable consistently with its general business practice and render all reasonable assistance as may be required pursuant to any exchange regulations and/or foreign statutory rules or other rules, including the taking of any legal action that the Pledgee may deem necessary in connection therewith, in each case after the issuance of a Default Notice to it.

5.6                                  In addition and without prejudice to the obligations of the Pledgor pursuant to Clauses 5.3 and 5.4 above, the Pledgor shall notify the Pledgee promptly of any event or circumstance which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or otherwise cause an Event of Defualt.

6                                           CONSENT

6.1                                  In accordance with section 3:246 of the Dutch Civil Code, following an Event of Default and issuance by the Pledgee of a Default Notice, the Pledgor is entitled to demand the performance judicially and extra-judicially of and to receive payment with respect to, the Accounts Receivable until the NSS-8 Customers under the Accounts Receivable have been notified of the Rights of Pledge. Upon the occurrence of an Event of Default and the issuance of the Default Notice to the Pledgor, the Pledgee is irrevocably authorised to notify the NSS-8 Customers under the Accounts Receivable of the Rights of Pledge by sending a notification substantially in a form provided by the Pledgee to the Pledgor 30 days after the date of this Agreement at the latest and agreed between the Parties (acting reasonably) within 10 days after that date. The Pledgor shall give its prompt and full co-operation in connection herewith and it shall immediately send to the Pledgee a Pledge List as stipulated in Clause 2.3 above. Upon such notification of the NSS-8 Customers, the Pledgee shall be entitled to demand the performance judicially and extra-judicially of, and to receive payment with respect to, the Accounts Receivable and to exercise the other rights granted to a pledgee under section 3:246 of the Dutch Civil Code in respect thereof.

6.2                                  If the Pledgee has the right to demand the performance judicially and extra-judicially of and to receive payment with respect to, an Account Receivable pursuant to Clause 6.1 above, it shall also have the right to enter into court settlement or out-of-court settlement (gerechtelijk of buitengerechtelijk akkoord) regarding such Accounts Receivable with the NSS-8 Customer concerned.

6.3                                  If a NSS-8 Customer makes any payment (the “Original Payment”) to the Pledgor in respect of an Accounts Receivable after it has been notified of the Rights of Pledge, the Pledgor shall (to the extent permitted by law) immediately transfer to the Pledgee a sum equal to the amount paid by the NSS-8 Customer to the Pledgor (the “Equivalent Sum”), without prejudice to any remedy which the Pledgee may have against the NSS-8 Customer concerned, provided, however, that to the extent the Pledgee has received payment of any part of the Equivalent Sum from the Pledgor, the NSS-8 Customer will as a result be released for such part of its payment obligation towards the Pledgee in respect of the Original Payment.

7                                           ENFORCEMENT AND POWER OF ATTORNEY

7.1                                  Without prejudice to any other right or remedy available to the Pledgee, the Pledgee may issue to the Pledgor a Default Notice upon the occurrence of an Event of Default, wherein it may declare the Rights of Pledge immediately enforceable against the Pledgor without any further notice of default being required and the Pledgee may immediately exercise in respect of the Accounts Receivables any and all of its rights and powers set out in this Agreement (subject to restrictions following from mandatory provisions of law).

7.2                                  To the extent necessary, the Pledgor agrees for the benefit of the Pledgee that upon an Event of Default it shall be deemed to be in default (verzuim) in respect of the Secured Obligations within the meaning of section 3:248 (1) and 6:81 of the Dutch Civil Code without any further notice or action being necessary.

7.3                                  To the fullest extent permitted by law, the Pledgor waives (which waiver the Pledgee hereby accepts) any right it may have (i) pursuant to section 3:234 of the Dutch Civil Code to demand, in the event that the Pledgee enforces the Rights of Pledge, that the Pledgee shall also enforce any other security interests (zekerheidsrechten) granted by any other party and (ii) of requiring the Pledgee to firstly proceed against or claim payment from any person or entity or enforce any guarantee or security granted by any other person or entity before enforcing the Rights of Pledge and/or any other rights under this Agreement.

7.4                                  The Pledgor will not be entitled to request (i) the summary proceedings judge (voorzieningenrechter) of the district court to order that the Accounts Receivable shall be sold in a manner deviating from the provision of section 3:250 of the Dutch Civil Code or (ii) the cantonal judge (kantonrechter) to order that is entitled to exercise its rights with respect to the Accounts Receivable pursuant to section 3:246 (4) of the Dutch Civil Code.

7.5                                  In the event that the Pledgee forecloses or intends to foreclose the Rights of Pledge, it will not be obliged to give notice (thereof) (as provided in section 3:249 and section 3:252 of the Dutch Civil Code) to the Pledgor or any person having the benefit of an encumbrance on Accounts Receivable comprised in such Rights of Pledge.

7.6                                  The Pledgee shall apply the proceeds of the Accounts Receivables and the foreclosure of the Rights of Pledge or any of them in satisfaction of the Secured Obligations subject to applicable provisions of Dutch law.  To the extent that any proceeds remain after the satisfaction of the Secured Obligations, the Pledgee shall promptly (and in any event within thirty (30) days after receipt of the proceeds) pay the surplus to the Pledgor.

7.7                                  In addition to the undertakings contained in Clause 2.4 above, the Pledgor shall at any time, upon written request of the Pledgee execute and cause to be filed, at the expense of the Pledgor, such documents and instruments, and do such other acts and things, as the Pledgee may reasonably deem desirable in obtaining the full benefits of this Agreement (including the protection and preservation of its rights hereunder) and of the rights and powers granted hereunder or granted to a pledgee under the laws of the Netherlands.

7.8                                  The Pledgor hereby grants to the Pledgee (and any of its delegates) an irrevocable power of attorney in accordance with section 3:74 (1) of the Dutch Civil Code to, following the issuance of a Default Notice to it and during the continuance of an Event of Default, perform all acts and execute all documents in order to perfect or implement this Agreement on its behalf, and to take all actions which are necessary for the Pledgee (and any of its delegates) to create, maintain, protect, preserve and exercise its rights under this Agreement (acting reasonably). The parties agree that section 3:68 (Selbsteintritt) of the Dutch Civil Code will not apply and to the extent necessary, the Pledgor hereby waives any rights it may have under section 3:68 of the Dutch Civil Code, which waiver the Pledgee hereby accepts.

8                                           TERMINATION

8.1                                  The Pledgee is entitled to terminate (opzeggen) in whole or in part any Right of Pledge and the contractual arrangements set forth herein. Notice of termination must be given in writing by the Pledgee to the Pledgor.

8.1                                  The Right of Pledge or any of them shall terminate by operation of law when all but the last XXX Dollars ($XXX) of incentive payments constituting Secured Obligations have been unconditionally and irrevocably (other than as provided in Paragraph 5.3.C of the NSS-8 Contract) paid to the Pledgee and discharged in full or have ceased to exist in accordance with the NSS-8 Contract. At the request of the Pledgor, the Pledgee shall confirm such termination to the Pledgor in writing and will execute all documents reasonably requested by the Pledgor in relation thereto and all reasonable costs in relation thereto shall be at the Pledgor’s expense.

However, if any payment or discharge is subsequently avoided or must be restored on bankruptcy, liquidation or otherwise without limitation, the Rights of Pledge created hereby and pursuant hereto shall continue as if there had been no such payment or discharge.  The Pledgee (acting reasonably) shall be entitled to concede or compromise any claim that any such payment or discharge is subject to avoidance.

9                                           ASSIGNMENT

9.1                                  Subject to applicable law, the Pledgee and the Pledgor shall each be entitled to assign and/or transfer all or part of its rights and obligations under this Agreement to any assignee and/or transferee to the extent, and subject to the limitations, set forth in Article 26 of the NSS-8 Contract.

9.2                                  The Pledgor and the Pledgee each hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of section 6:156 of the Dutch Civil Code and hereby in advance irrevocably co-operates with (verleent bij voorbaat medewerking aan), within the meaning of sections 6:159 and 6:156 of the Dutch Civil Code, any such assignment and/or transfer executed in accordance with the relevant provisions of Article  26 of the NSS-8 Contract.

10                                     CONFIDENTIALITY

The Pledgee and the Pledgor shall be entitled to impart any confidential or proprietary information arising under or relating to this Agreement to the same extent, and under the same conditions, as are set forth in Article 27 of the NSS-8 Contract.

11                                     DISPUTES

Determinations regarding the existence and amount of the Secured Obligations shall be made in accordance with Paragraph 5.E of the NSS-8 Contract.  Any dispute arising under this Agreement (including without limitation any dispute regarding the existence and amount of the Secured Obligations and the Secured Obligations or the existence of an Event of Default) shall be resolved in accordance with Article 21 of the NSS-8 Contract.

12                                     COSTS

Subject to any provision to the contrary herein, each party shall bear all costs incurred by it in connection with the creation of the Rights of Pledge (which, for the avoidance of doubt, in relation to the Pledgor, includes any cost incurred in connection with Clause 2. hereof) and the performance by the parties of their rights and obligations under this Agreement. Any reasonable cost incurred by the Pledgee in connection with the enforcement of any rights under this Agreement are for the account of the Pledgor.

13                                     NOTICES

Any notices and other communications under or in connection with this Agreement shall be given in accordance with Article 29 of the NSS-8 Contract.

14                                     LIABILITY

NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS OR REVENUES, OTHER THAN FOR A WILFUL BREACH OR GROSS NEGLIGENCE.

15                                     LIMITATION; WAIVER

15.1                            The Pledgor waives, to the fullest extent permitted by law, its right (i) to dissolve this Agreement, pursuant to section 6:265 of the Dutch Civil Code or on any other ground or (ii) to avoid this Agreement, including but not limited to error (dwaling), which waiver the Pledgee hereby accepts.

16                                     SECURITY INTEREST ABSOLUTE

16.1                            All rights of the Pledgee, the Rights of Pledge and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)                           any change in the time, manner or place of payment of the Secured Obligations or any change of or amendment to the NSS-8 Contract and any other document related thereto, or any other agreement or instrument relating to any of them; or

(ii)                        any exchange, release or non perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any other collateral for the Secured Obligations.

17                                     AMENDMENT OF THIS AGREEMENT

This Agreement may only be amended by a written agreement between the Pledgor and the Pledgee.

18                                     GOVERNING LAW AND JURISDICTION

18.1                            This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

18.2                            The Pledgor consents to the exclusive jurisdiction of the courts of Amsterdam, The Netherlands. The Pledgor hereby waives any objection that it may now or hereafter have to the jurisdiction of such courts, which waiver the Pledgee hereby accepts. This Clause is for the benefit of the Pledgee only and shall not limit its right to bring proceedings against the Pledgor in connection with this Agreement or the NSS-8 Contract in any other court of competent jurisdiction or (to the extent allowed by law) concurrently in more than one jurisdiction.

19                                     SEVERABILITY OF PROVISIONS

19.1                            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

19.2                            The parties hereto agree that they will negotiate in good faith to replace any provision hereof held invalid, illegal or unenforceable as set out in Clause 19.1 above with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

20                                     REMEDIES AND PREVALENCE

20.1                            The rights and remedies of the Pledgee herein, and the obligations, representations and warranties of the Pledgor herein, are cumulative and are not exclusive of any rights or remedies of the Pledgee, or obligations, representations or warranties of the Pledgor, conferred or imposed by law or the NSS-8 Contract.

20.2                            To the extent there is a conflict between the provisions of the NSS-8 Contract and the provisions of this Agreement, the provisions of the NSS-8 Contract shall prevail (but only to the extent that the validity and enforceability of the pledges created pursuant this Agreement and the powers of attorney given pursuant this Agreement are not affected as a consequence).

21                                     REGISTRATION

21.1                            The Pledgee is irrevocably authorised to present this Agreement and any agreement pursuant hereto for registration to the relevant Belastingdienst Amsterdam Afdeling Registratie Unit in The Netherlands.

22                                     COUNTERPARTS

22.1                            This Agreement may be executed in any number of counterparts and by way of facsimile exchange or email of executed signature pages, all of which taken together shall constitute one and the same agreement.

22.2                            This Agreement has been entered into on this 22nd day of February 2005.

[remainder of this page intentionally left blank]

THE PLEDGOR		THE PLEDGEE

NEW SKIES SATELLITES B.V.		BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

/s/ Daniel Goldberg		/s/ Dennis Beeson
By:	Daniel Goldberg	By:	Dennis Beeson
Title:	CEO	Title:	Manager

ANNEX 1

FORM OF SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT OF UNDISCLOSED PLEDGE OF NSS-8 CUSTOMER ACCOUNTS RECEIVABLE is dated [•]

BETWEEN:

1. New Skies Satellites B.V., a private company with limited liability (besloten vennootschap), incorporated and existing under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands, having its registered address at Rooseveltplantsoen 4, 2517 KR The Hague, The Netherlands, registered with the Commercial Register under number 30146277 (the  “Pledgor”); and

2. Boeing Satellite Systems International, Inc., a company organized under the laws of Delaware with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A. (“BSSI” or “Pledgee”);

WHEREAS:

pursuant to Clause 2.5 of the Master Agreement (as defined below), the Pledgor must pledge on a quarterly basis its newly acquired Accounts Receivable  (as defined below) by entering into a supplemental agreement of undisclosed pledge of NSS-8 Customer Accounts Receivable;

1              DEFINITIONS AND INTERPRETATION

1.1                                 All capitalised terms used in this Supplemental Agreement of Undisclosed Pledge of NSS-8 Customer Accounts Receivable (the “Agreement”), including the recitals, and not otherwise defined herein shall have the meaning assigned to them in the Master Agreement (as defined below).

1.2                                 In this Agreement the following words and expressions shall have the following meaning:

                                                “Accounts Receivable” means any and all Accounts Receivable (vorderingen op naam) of the Pledgor not already comprised in the Rights of Pledge; and

                                                “Master Agreement” means the Agreement of Undisclosed Pledge of NSS-8 Customer Accounts Receivable dated [ ] 200__ between the Pledgor and the Pledgee.

2              PLEDGE

2.1                                 The Pledgor hereby agrees with the Pledgee and hereby undertakes that the Pledgor shall grant to the Pledgee the rights of pledge purported to be granted under and pursuant to this Agreement.

2.2                                 As security for the payment and discharge in full, as and when due (whether at stated maturity, by acceleration or otherwise), of the Secured Obligations, the Pledgor hereby grants, for the duration of the Security Period, to the Pledgee a first ranking undisclosed right of pledge (stil pandrecht eerste in rang), over all Accounts Receivable and, to the extent it concerns future Accounts Receivable, hereby grants in advance (verpandt bij voorbaat) to the Pledgee a first ranking right of pledge over such future Accounts Receivable and the Pledgee hereby accepts such rights of pledge.

3                                          INCORPORATION OF ALL PROVISIONS OF THE MASTER AGREEMENT

3.1                                 All provisions of the Master Agreement, with the exception of Clause 2.1, 2.2 and 4 of the Master Agreement, are included in this Agreement by way of reference.

3.2                                 References in the Master Agreement to ‘this Agreement’ shall be read as references to this Agreement. References to ‘Accounts Receivable’ shall be read as references to ‘Accounts Receivable’ as defined in this Agreement.

4              REPRESENTATIONS AND WARRANTIES

4.1                                The Pledgor represents and warrants that the following is true and correct on the date of this Agreement and each time any future Accounts Receivable will be pledged to the Pledgee:

(i)                                     the Pledgor holds full and exclusive title to the Accounts Receivable existing from time to time and is authorised (beschikkingsbevoegd) to create a right of pledge thereover;

(ii)                                  except for the Rights of Pledge created pursuant to this Agreement and any Permitted Liens, the Accounts Receivable have not been encumbered with any attachment (beslag) or any rights in rem (beperkte rechten), none of the Accounts Receivable have been assigned or pledged in advance and all Accounts Receivable can be pledged to the Pledgee;

(iii)                               it has the corporate power to enter in to, and to perform its obligations under, this Agreement;

(iv)                              all necessary corporate execution has been taken by it in respect of entering into, and the performance of its obligations under, this Agreement;

(v)                                 it has validly executed this Agreement;

(vi)                              it does not violate any provision of its articles of association by entering into, or by performing its obligations under, this Agreement; and

(vii)                           this Agreement creates a valid first ranking Right of Pledge, which is enforceable in accordance with its terms and applicable law and its contractual obligations under this Agreement are its legal, valid and binding obligations, enforceable in accordance with their terms and applicable law.

This Agreement has been entered into on [•].

New Skies Satellites B.V.

___________________________

By:

Title

Boeing Satellite Systems International, Inc.

___________________________

Represented by:

Title: Attorney-in-Fact

EXHIBIT J

BILL OF SALE

[LOGO] BOEING
Exporter Boeing Satellite Systems Int’l Inc. 909 N. Sepulveda Boulevard El Segundo, CA 90246 91-2046588	Contract No. Invoice No. XXXXX	Program Page No. 1 of 1
Consign to	Shipment No.	Date

	GLA Code	Source Code TL550C
Packing Sheet No.
Mark For
Packing Details

Shipped via
Sold To
AWB No./Bill of lading

House AWB No.

Notify Party	Instructions

County of Origin United States of America	Terms Gross Weight: XXXX KGS

Item	Description	Quantity	Amount
Shipment Contains IATA Hazardous Materials

01	Commercial Communications Satellite HTS 8802.80.3000; Net Weights: XXXX kgs License: XXXXXX, expires 00/00/0000	1 NO

02	Flight Hardware HTS 8803.90.3000; Net Weight: XX kgs License: XXXXXX, expires 00/00/0000	LOT
	TOTAL VALUE FOR CUSTOMS PURPOSES:		$0.00

THESE COMMODITIES ARE AUTHORIZED BY THE U.S. GOVERNMENT FOR EXPORT ONLY TO                          FOR USE BY                             REPRESENTATIVES. THEY MAY NOT BE TRANSFERRED, TRANSSHIPPED, ON A NON-CONTINUOUS VOYAGE, OR OTHERWISE DISPOSED OF IN ANY OTHER COUNTRY, EITHER IN THEIR ORIGINAL FORM OR AFTER BEING INCORPORATED INTO OTHER END-ITEMS, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE U.S. DEPARTMENT OF STATE.

The seller of the above-listed property hereby warrants to the buyer of same, its successors and assigns that, immediately prior to the delivery of this Bill of Sale, the seller was the owner of the full, legal and beneficial title to the property and that the seller has good and lawful right to sell the same, and that good and marketable title to the property is hereby vested in the buyer free and clear of all liens, security interests, claims, pledges, encumbrances and rights of others of any nature; and the seller covenants and agrees with the buyer, its successors and assigns, that it will warrant and defend such title forever against all claims and demands of the seller and all other persons claiming from, through or under the seller.

EXHIBIT K

INTENTIONALLY OMITTED

EXHIBIT L

SPECIAL TERMS AND CONDITIONS

FOR LAUNCH OF SPACECRAFT

BETWEEN

CONTRACTOR AND SEA LAUNCH

SPECIAL TERMS AND CONDITIONS
FOR LAUNCH OF SPACECRAFT
BETWEEN CONTRACTOR AND SEA LAUNCH

In addition to normal and customary terms, the Launch Services Agreement between Sea Launch and Contractor providing for the Launch of the Spacecraft to be delivered to NSS under the Contract, contains the following terms and conditions with respect to the launch of the Spacecraft:

1.                                                                                       Optional Launch for Boeing Satellite

NSS shall have the right to procure one (1) additional Launch on a Sea Launch Launch Vehicle having the same capabilities as the Launch Vehicle used to Launch the Spacecraft (XXX). The price for such optional Launch shall be XXX Dollars ($XXX) subject to a monthly escalation rate of XXX% for each month from XXX to the first day of the option launch period ($XXX per month). For any option launch period that begins on a day other than the first of the month, the price increases at a daily linear rate. Such optional Launch shall otherwise be provided pursuant to Sea Launch’s normal and customary terms and conditions. The option for an additional Launch must be exercised by NSS on or before 12 months after the Effective Date of Contract.

2.                                                                                       Reflight or Refund Insurance

NSS shall be entitled to a “Reflight” or “Refund Insurance” at least XXX days prior to launch and in accordance with the following terms:

Reflight. If, as a result of the performance or nonperformance of the Sea Launch Launch Vehicle, there is a constructive total loss of the Spacecraft

(as defined in Section 6 below, “Definitions”), Sea Launch shall provide, without charge, Launch Services on another Sea Launch Launch Vehicle (a “Reflight”) having performance capabilities (XXX), and similar interface and statement of work comparable to the Launch Vehicle used for the Spacecraft. The Parties agree that a “Reflight” launch of a Boeing 601 or 702 spacecraft will be at no additional charge to NSS, provided that the NSS spacecraft to be launched on the Reflight is a Boeing 601 or 702 spacecraft (and mission) that is substantially similar to one that had previously been launched on Sea Launch. Further, there will be no additional charge to NSS to launch a 376 spacecraft on the Reflight, provided that a substantially similar 376 spacecraft (and mission) had already been previously integrated on the Sea Launch prior to NSS procuring a 376 spacecraft from the Contractor. The Reflight of a substantially similar and previously integrated spacecraft shall be capable of being performed within XXX months after NSS’ request.   In the event that the Boeing 601 or 702 spacecraft to be launched on the Reflight is not a substantially similar spacecraft or mission, such Reflight shall be capable of being performed within XXX months. However, Contractor will put forth best efforts to improve upon the XXX month or XXX month Reflight schedule.

Refund Insurance. NSS may procure through Sea Launch, insurance coverage that would reimburse NSS (i) for the full amount paid for the Launch Services for the Spacecraft pursuant to Paragraph 4.A. of the Contract, if, as a result of the performance or nonperformance of the Sea Launch Launch Vehicle, the Spacecraft is a constructive total loss (as defined in Section 6 below) or (ii) for a portion of the amount paid for Launch Services for the Spacecraft pursuant to Paragraph 4.A. of the Contract, if, as a result of performance or nonperformance of the Sea Launch Launch Vehicle, the Spacecraft is a partial loss (as defined in Section 6 below). The amount of the reimbursement for partial loss shall be the amount paid for the Launch Services for the Spacecraft proportionate to the reduction in operational capacity and/or expected lifetime of the Spacecraft. The rate for such insurance shall be the lesser of the rate obtainable in the marketplace or XXX% of the amount paid by NSS for Launch Services for the Spacecraft pursuant to Paragraph 4.A.

3.                                                                                       Termination Rights

The Launch Services Agreement between Sea Launch and Contractor may be terminated with no termination fee at the direction of NSS under any one of the following terms and conditions:

a.                                       Termination for Cause

(i)                                     after the failure of any XXX or more of the first XXX Sea Launch Launch Vehicles launched commencing March 15, 2001. Within 60 days following any such failure, Contractor shall notify NSS in writing whether the failure was related to the Launch Service. Upon receiving such notice, NSS shall have forty-five (45) days to terminate the NSS-8 Launch;

(ii)                                  after the XXX failure of a Sea Launch Launch Vehicle from among any XXX consecutive Sea Launch launches after EDC. Within 60 days following the XXX failure (or any subsequent failure if not earlier terminated), Contractor shall notify NSS in writing whether the failure was related to the Launch Service. Upon receiving such notice, NSS shall have XXX days to terminate the NSS-8 Launch;

(ii)                                  if the Launch Services Provider suspends or discontinues launches after a launch failure for a period of twelve (12) months or more for reasons other than those specified in Paragraph 19.A. of the Contract. This termination right will be effective upon notice by NSS given at any time after such XXX month suspension or discontinuance occurs or at such earlier time that it becomes clear and apparent that launches will not be resumed without exceeding such XXX month period;

(iv)                              if a single or cumulative postponements by the Launch Services Provider is greater than XXX months. This termination right shall be effective upon notice by NSS to be given at any time after such XXX month delay occurs or at such earlier time as it becomes clear and apparent that performance by the Launch Services Provider of its obligations under the Launch Services Agreement cannot be accomplished without exceeding a delay of XXX months as measured from the last day of the scheduled launch period, launch slot or launch date as appropriate;

(v)                                 if the Launch Services Provider is in material breach of any of its obligations under the Launch Services Agreement with respect to the Launch of the NSS-8 spacecraft, provided the Launch Services Provider fails to remedy such non-performance within XXX days of the receipt of a written notice from Contractor regarding such non-performance; or

(vi)                              if the Launch Services Provider becomes bankrupt or insolvent or has a receiving order made against it, or seeks the protection of any law relating to bankrupt or insolvent debtors, or if an order is made or if Launch Services Provider announces its intent to wind up operations.

b.                                      Termination for Convenience

For a termination fee determined from the table set forth below for the convenience of NSS, upon notice by NSS.

Date	TL Percentage		TL in U.S. Dollars
EDC	XXX	%	$	XXX
1 Mar 2001	XXX	%	$	XXX
1 Apr 2001	XXX	%	$	XXX
1 May 2001	XXX	%		XXX
1 Jun 2001	XXX	%	$	XXX
1 Jul 2001	XXX	%	$	XXX
1 Aug 2001	XXX	%	$	XXX
1 Sep 2001	XXX	%	$	XXX
1 Oct 2001	XXX	%	$	XXX
1 Nov 2001	XXX	%	$	XXX

1 Dec 2001	XXX	%	$	XXX
1 Jan 2002	XXX	%	$	XXX
1 Feb 2002	XXX	%	$	XXX
1 Mar 2002	XXX	%	$	XXX
1 Apr 2002	XXX	%	$	XXX
1 May 2002	XXX	%		XXX
1 Jun 2002	XXX	%	$	XXX
1 Jul 2002	XXX	%	$	XXX
1 Aug 2002	XXX	%	$	XXX
1 Sep 2002	XXX	%	$	XXX
1 Oct 2002	XXX	%	$	XXX
1 Nov 2002	XXX	%	$	XXX
1 Dec 2002	XXX	%	$	XXX
1 Jan 2003	XXX	%	$	XXX
1 Feb 2003	XXX	%	$	XXX
1 Mar 2003	XXX	%	$	XXX
1 Apr 2003	XXX	%	$	XXX
1 May 2003	XXX	%		XXX
1 Jun 2003	XXX	%	$	XXX
1 Jul 2003	XXX	%	$	XXX
1 Aug 2003 and after	XXX	%	$	XXX

4.                                                                                       Deferral of Launch

a)                                      If the launch immediately preceding the scheduled launch of the NSS-8 spacecraft is a failure, NSS shall have the right to postpone the NSS-8 Launch. The rescheduled Launch shall be mutually agreed upon by Contractor and NSS (concurrence required from the Launch Services Provider) and shall be based upon (a) the launch schedule requested by NSS; (b) the Launch Services Provider’s ability to perform at least XXX successful non-NSS XXX between such failed launch and such re-scheduled NSS Launch (subject to waiver by NSS); and (c) scheduling priority to be determined in accordance with Section 5 below. For the avoidance of doubt, the subject agreement does not grant to NSS the guaranteed right to launch immediately following the XXX successful launch after a failure.

b)                                     If at any time prior to the NSS-8 Launch, the Launch Services Provider executes a contract containing more favorable terms regarding rescheduling following a launch failure than those offered to NSS herein (the “More Favorable Terms”), then NSS shall be entitled to rescheduling rights that are no less favorable than such “More Favorable Terms.”

c)                                      Unless otherwise agreed to by the Launch Services Provider, the Launch must be rescheduled to occur no later than XXX months after the NSS-8 Launch schedule at the time of the failure. Once the Launch is rescheduled pursuant to this section, then neither party shall have the right to postpone beyond the XXX month period.

d)                                     Any postponement to the NSS-8 Launch as a result of this Article will not apply to the provisions of section 3 subpart (iv) of this Exhibit L.

5.                                                                                       Launch Manifest Guidelines

The following rules shall govern the establishment of launch schedule priorities between Contractor and NSS and are representative of the terms Contractor has with the Launch Services Provider.

a)                                      In the event of a Launch Services Provider delay, for any reason, the launching order remains in effect as of the date of the Launch Services Provider’s delay, excluding the following:

i)                                         Scientific missions which are time sensitive in nature shall not be postponed

ii)                                      Reflight or replacement launches due to previous launch failures shall be initially scheduled on a priority basis. After the initial scheduling procedure, a reflight or replacement launch shall maintain it’s position in the launching order and shall be treated as a standard launch service for any subsequent Launch Services Provider postponement.

b)                                     In the event of a scheduling conflict during the initial scheduling of a launch period or launch slot due to overlapping launch slots between two or more customers, the Launch Services Provider customer with the earlier contract effectivity date (for the purposes of this Contract the contract effectivity date shall be EDC) shall have precedence.

c)                                      In the event of a scheduling conflict during the scheduling of a launch period or launch slot due to postponement by Contractor or any other Launch Services Provider customer, the Launch Services Provider customer initially scheduled for the launch period or launch slot shall have precedence.

6.                                                                                       Definitions

The definitions provided immediately below are applicable only to Exhibit L.

“Constructive Total Failure” means that the operational capacity and/or expected lifetime of the Spacecraft is reduced by more than XXX% due to the performance of the Launch Vehicle. The orbit and mass at liftoff specified in the Statement of Work shall be used in the determination of expected lifetime. The Parties shall use the Loss Formula to determine whether a Constructive Total Failure has occurred.

“Loss Formula” means a formula that calculates the loss factor in order to determine whether a Constructive Total Failure or Partial Failure has occurred, and in the case of Partial Failure, to compute the amount of the refund payable if Customer has exercised a refund option. The Loss Formula shall be provided by Customer. Customer shall provide the Loss Formula from its launch insurance policy no later than six (6) months prior to Launch. Inclusion of the formula, definitions, and terms shall be by mutual agreement of the Parties.

“Partial Failure” means that the operational capacity and/or expected lifetime of the Spacecraft is reduced by more than XXX% but less than or equal to XXX% due to performance of the Launch Vehicle. The orbit and mass at liftoff specified in the Statement of Work shall be used in the determination of expected lifetime. The Parties shall use the Loss Formula to determine whether a Partial Failure has occurred, and to compute the amount of any refund payable if NSS has exercised a refund option.

“Total Failure” means that the Spacecraft was destroyed or lost, subsequent to Launch but before separation, due to the performance of the Launch Vehicle; or, the Spacecraft could not be separated from the Launch Vehicle.

EXHIBIT  M

PENDING RDWs

Confidential Treatment Requested

For Entire Exhibit